As filed with the Securities and Exchange Commission on October 8, 2004
                                      An Exhibit List can be found on page II-5.
                                                     Registration No. 333-119357


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          -----------------------------


                               AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------


                          CORRIDOR COMMUNICATIONS CORP.
                 (Name of small business issuer in its charter)

                               Amnis Systems Inc.
              (Former Name of small business issuer in its charter)

     DELAWARE                     4841                      94-3402831
 (State or other        (Primary Standard Industrial     (I.R.S. Employer
 Jurisdiction of         Classification Code Number)     Identification No.)
Incorporation or
  Organization)

                              9333 EAST MAIN STREET
                                    SUITE 122
                               MESA, ARIZONA 85207
                                 (480) 380-5855
          (Address and telephone number of principal executive offices and principal place of business)

                              J. MICHAEL HEIL, CEO
                          CORRIDOR COMMUNICATIONS CORP.
                              9333 EAST MAIN STREET
                                    SUITE 122
                               MESA, ARIZONA 85207
                                 (480) 380-5855
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             GREGORY SICHENZIA, ESQ.
                            STEPHEN M. FLEMING, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS OF          AMOUNT TO BE         PROPOSED          PROPOSED           AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED (1)        MAXIMUM           MAXIMUM         REGISTRATION FEE
                                                        OFFERING         AGGREGATE
                                                       PRICE PER       OFFERING PRICE
                                                         SHARE
--------------------------------------------------------------------------------------------------------------
Common stock, $.001 par             671,547,334(2)      $.01(3)          $6,715,473.34              $850.85
value, issuable upon
conversion of secured
convertible debentures,
conversion of preferred
stock, exercise of a reset
options and exercise of
warrants
--------------------------------------------------------------------------------------------------------------
Total                                  671,547,334                       $6,715,473.34              $850.85*
--------------------------------------------------------------------------------------------------------------

      *Previously paid.

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are currently outstanding, issuable upon conversion of secured convertible debentures, conversion of preferred stock, the exercise of a rest option and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures, conversion of the preferred stock, exercise of the reset option and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures, conversion of the preferred stock, exercise of the reset options and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures, conversion of the preferred stock and exercise of the reset option to account for market fluctuations and the number of shares of common stock that we believe will be issuable upon exercise of the warrants to account for antidilution and price protection adjustments. Should the conversion ratio of the secured convertible debentures, preferred stock and reset options result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying convertible debentures, preferred stock and reset option to account for market fluctuations and a good faith estimate of the shares underlying warrants to account for antidilution and price protection adjustments.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on September 27, 2004, which was $.01 per share.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED OCTOBER 8, 2004



                          CORRIDOR COMMUNICATIONS CORP.
                              671,547,334 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders of up to 671,547,334 shares of our common stock, including up to 157,745,264 shares of common stock underlying convertible debentures, 256,275,000 shares of common stock underlying Series A Convertible Preferred Stock, 22,296,911 shares of common stock issuable upon exercise of reset options, up to 224,973,750 shares of common stock issuable upon the exercise of common stock purchase warrants and 10,256,410 shares of common stock presently outstanding.

      The convertible debentures issued in May 2003, October 2003 and November 2003 and the related interest and incurred penalties are convertible into our common stock at the lower of $0.05 or 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before, but not including the conversion date. The convertible debentures issued in May 2003 in connection with the Modification Agreement entered with Alpha Capital Aktiengesellschaft and the related interest and incurred penalties are convertible into our common stock at the lower of $0.385 or 70% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before, but not including the conversion date. The reset option that we issued in connection with the unit financing we entered in February 2002, which was subsequently amended in June 2002, provides that the number of shares comprising each unit is 21 shares and, at any time, but only one time for each unit, until June 18, 2005, at the option of the purchaser, the number of shares comprising each unit may be increased by the difference between (A) $8.00 divided by 70% of the average of the lowest three intraday trading prices for our common stock during the 20 trading day period ending one trading day prior to the date of exercise of such option, less
(B) 21. The shares of Series A Convertible Preferred Stock are convertible into shares of common stock at the price of $.02 per share; provided, however, under certain circumstances amounting to a breach of our obligations under our agreements with the investors, the conversion price would become the lesser of $0.02 or 80% of the average of the three lowest intraday trading prices during the 20 trading days immediately prior to the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders are underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.


      Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "CORR". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on October 5, 2004 was $.01.


      INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2004.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Corridor Communications Corp., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

      Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                          CORRIDOR COMMUNICATIONS CORP.

      We are engaged in the provision of high speed Internet access through the use of wireless fidelity technology and the provision of cable services in New Mexico, Arizona and Nevada. For the six months ended June 30, 2004, we did not generate revenues and incurred net losses of $3,566,148. In addition, for the year ended December 31, 2003, we generated revenue in the amount of $1,514,548 and a net loss of $9,437,989. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity our auditors, in their report dated February 25, 2004, have expressed substantial doubt about our ability to continue as going concern.

      Our principal offices are located at 9333 East Main Street, Suite 122, Mesa, Arizona 85207, and our telephone number is (480) 380-5855. We are a Delaware corporation.

The Offering

Common stock offered by selling
stockholders ..............................  Up to 671,547,334 shares, including the following

                                       o     10,256,410 shares of common stock
                                             outstanding;

                                       o     up to 157,745,264 shares of common
                                             stock underlying convertible
                                             debentures in the amount of
                                             $2,115,697 (includes a good faith
                                             estimate of the shares underlying
                                             convertible debentures to account
                                             for market fluctuations),

                                       o     up to 256,275,000 shares of common
                                             stock underlying 1,457 shares of
                                             preferred stock (includes a good
                                             faith estimate of the shares
                                             underlying preferred stock to
                                             account for market fluctuations),

                                       o     up to 22,296,911 shares of common
                                             stock issuable upon exercise of a
                                             reset option underlying a unit
                                             financing (includes a good faith
                                             estimate of the shares underlying
                                             preferred stock to account for
                                             market fluctuations), and

                                       o     up to 224,973,750 shares of common
                                             stock issuable upon the exercise
                                             of common stock purchase warrants
                                             (includes a good faith estimate of
                                             the shares underlying the reset
                                             option to account for antidilution
                                             and price protection adjustments).


                                             This number represents 45.66% of
                                             our then outstanding stock.



Common stock to be outstanding after
the offering...............................  Up to 1,470,658,833  shares

Use of proceeds............................  We will not receive any proceeds from the sale of the common stock.
                                             However, we will receive the sale
                                             price of any common stock we sell
                                             to the selling stockholder upon
                                             exercise of the warrants. We
                                             expect to use the proceeds
                                             received from the exercise of the
                                             warrants, if any, for general
                                             working capital purposes. However,
                                             the selling stockholders will be
                                             entitled to exercise the warrants
                                             on a cashless basis if the shares
                                             of common stock underlying the
                                             warrants are not then registered
                                             pursuant to an effective
                                             registration statement. In the
                                             event that the selling stockholder
                                             exercises the warrants on a
                                             cashless basis, then we will not
                                             receive any proceeds.


EXPLANATORY NOTE: WE INITIALLY INTENDED TO AMENDED THIS PROSPECTUS TO INCREASE THE NUMBER OF SHARES INCLUDED HEREIN UPON FILING OUR CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, WHICH HAS BEEN APPROVED BY STOCKHOLDERS HOLDING A MAJORITY OF OUR OUTSTANDING COMMON STOCK. HOWEVER, DUE TO THE FACT THAT WE ARE PREPARED TO GO EFFECTIVE AT THIS TIME, WE HAVE ELECTED TO PROCEED WITH THIS PROSPECTUS WITHOUT AMENDING IT TO INCLUDE ADDITIONAL SHARES OF COMMON STOCK THAT MAY BE ISSUABLE PURSUANT TO OUR CURRENT FINANCING ARRANGEMENTS. AS A RESULT, WE MAY NOT HAVE AN ADEQUATE NUMBER OF SHARES INCLUDED ON THIS PROSPECTUS AND MAY NEED TO FILE AN ADDITIONAL REGISTRATION STATEMENT REGISTERING SHARES FOR OUR CURRENT FINANCING ARRANGEMENTS.

      The above information regarding common stock to be outstanding after the offering is based on 799,111,499 shares of common stock outstanding as of October 5, 2004 and assumes the subsequent conversion of our issued convertible debentures and exercise of warrants by our selling stockholders.


      In December 2001, we entered into a financing agreement with Bristol Investment Fund, Ltd., pursuant to which we issued and sold to Bristol Investment Fund, Ltd. a 12% two-year secured convertible debenture in the principal amount of $500,000, investment options for the purchase up to $500,000 of our common stock, and 1,000,000 warrants to purchase shares of our common stock, subject to antidilution adjustment. The additional secured convertible debenture and the investment options for the purchase up to $500,000 of our common stock as required under the terms of the Bristol financing were subsequently terminated as a result of the non-registration of the initial secured convertible debenture held by Bristol. The debenture has been converted into shares of common stock in its entirety. This prospectus relates to the resale of the common stock underlying the warrants issued pursuant to this financing.

      In February 2002, we sold a total of 225,000 units at a purchase price of $8.00 per unit to three accredited investors for an aggregate purchase price of $1,800,000 of which Stonestreet Limited Partnership currently holds the right to reset 39,750 units. In addition, for each unit purchase, the investors received three common stock purchase warrants. At any time but only one time for each unit, until June 18, 2005, at the option of each purchaser, the number of shares comprising each unit may be increased by the difference between (A) $8.00 divided by 70% of the average of the lowest three intraday trading prices for our common stock during the 20 trading day period ending one trading day prior to the date of exercise of such option, less (B) 21. This prospectus relates to the resale of the common stock underlying the reset options and warrants held by Stonestreet Limited Partnership.

      In May 2003, we agreed to modify Alpha's unit investment whereby, in consideration of the cancellation of the reset option, we issued a secured convertible debenture in the amount $910,120. This debenture bears interest at 12%, matures two years from the date of issuance, and is convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.385 or
(ii) 70% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. This prospectus relates to the resale of the common stock underlying the debenture held by Alpha.

      In June 2002, we issued and sold to Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership two convertible notes in the aggregate principal amount of $450,000 and warrants to purchase up to 135,000 shares of our common stock. These warrants have an exercise price of approximately $0.13 per share, subject to adjustment The warrants can be exercised any time through and including June 18, 2007. This prospectus relates to the resale of the common stock underlying the warrants issued in connection with this financing.

      In May 2003, we entered into a financing agreement with, SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft and Bristol Investment Fund, Ltd., pursuant to which we issued and sold 12% two-year secured convertible debentures in the principal amount of $1,000,000 and 5,000,000 warrants to purchase shares of our common stock, subject to antidilution adjustment. The debenture is convertible at the holder's option at any time into shares of our common stock at the lesser of (i) $0.05 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. This prospectus relates to the resale of the common stock underlying this convertible debenture held by Alpha Capital Aktiengesellschaft and warrants held by SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft and Bristol Investment Fund, Ltd..

      In September 2003, we entered into a financing agreement with Stonestreet Limited Partnership, pursuant to which we issued and sold 12% two-year secured convertible debentures in the principal amount of $250,000 and 1,250,000 warrants to purchase shares of our common stock, subject to antidilution adjustment. The debenture has been completed converted. This prospectus relates to the resale of the common stock underlying the warrants issued in connection with this financing.

      In October 2003, we entered into an agreement with Bristol Investment Fund, Ltd. and Alpha Capital Aktiengesellschaft whereby we agreed to pay the investors, in connection with a senior security interest in the amount of $531,397.29, in shares of common stock at a price per share equal to the lessor of $.05 and sixty-five percent (65%) of the average of the lowest three intraday trading prices during the thirty trading day preceding payment. This prospectus relates to the resale of the common stock underlying the convertible debentures issued in connection with this financing held by Alpha Capital Aktiengesellschaft and 10,256,410 shares of common stock the have been issued to Bristol Investment Fund Ltd. upon conversion of its senior security interest.

      In November 2003, we entered into a financing agreement with SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership, pursuant to which we issued and sold 12% two-year secured convertible debentures in the principal amount of $1,100,000 and 5,500,000 warrants to purchase shares of our common stock, subject to antidilution adjustment. The debentures are convertible at the holder's option at any time into shares of our common stock at the lesser of (i) $0.03 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. This prospectus relates to the resale of the common stock underlying this convertible debenture held by SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, and Stonestreet Limited Partnership and warrants held by SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership.

      In July 2004, we entered into a financing agreement with SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership, pursuant to which we issued and sold an aggregate of 1,457 shares of Series A Preferred Stock and common stock purchase warrants. The shares of Series A Convertible Preferred Stock are convertible into shares of common stock at the price of $.02 per share; provided, however, under certain circumstances amounting to a breach of our obligations under the agreements with the investors, the conversion price becomes the lesser of $0.02 or 80% of the average of the three lowest intraday trading prices during the 20 trading days immediately prior to the conversion date. The warrants are exercisable at $.02 per share. This prospectus relates to the resale of the common stock underlying the Series A Convertible Preferred Stock and the related warrants held by SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership.

      In August 2004, we entered into a financing arrangement with Bristol Investment Fund, Ltd. whereby we borrowed $300,000 pursuant to a secured promissory note, which must be repaid within three months. In connection therewith, we issued 45,000,000 shares of common stock exercisable at $.0035 to Bristol Investment Fund, Ltd. This prospectus relates to the resale of the common stock underlying these warrants.

      The selling stockholders have contractually agreed to restrict their ability to convert the debentures or exercise their reset option or warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

      See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures, common stock purchase warrants and the reset option.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENTS:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, RESET OPTIONS, WARRANTS AND PREFERRED STOCK THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.


      As of October 5, 2004, we had 799,111,499 shares of common stock issued and outstanding and 653,531,849 shares of common stock underlying our convertible debentures, reset options, warrants and preferred stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding preferred stock, convertible debentures and exercise of the reset option may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures, conversion of the preferred stock, exercise of the reset option and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.


THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.


      Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of all of our convertible debentures in the amount of $2,115,697 (excluding accrued interest and penalties), based on market prices 25%, 50% and 75% below the market price of $0.01 as of October 5, 2004:

                                                     Number         % of then
% Below       Price Per      With Discount          of Shares       Outstanding
Market          Share           at 35%              Issuable          Stock
------          -----           ------              --------          -----

25%            $.0075           $.0049            433,989,128        35.19%
50%            $.0050           $.0033            650,983,692        44.89%
75%            $.0025           $.0016          1,301,967,385        61.97%


      As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. In the event that the market price of our shares substantially decreases below the current market price, we may not have an adequate number of shares of common stock to support the conversion of all of our convertible debentures.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

      The convertible debentures are convertible into shares of our common stock at a 35% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

IF AN EVENT OF DEFAULT UNDER OUR SERIES A CONVERTIBLE PREFERRED STOCK WERE TO OCCUR, THE FIXED CONVERSION PRICE OF $.02 WILL BE TERMINATED AND THE SERIES A CONVERTIBLE PREFERRED STOCK WILL BE CONVERTIBLE AT A CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE WHICH COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES AND MAY RESULT IN DILUTION TO OUR EXISTING STOCKHOLDERS.


      If an event of default under our Series A Preferred Stock were to occur, it would result in it being converted at a adjustable conversion price equal to $0.02 or 80% of the average of the three lowest intraday trading prices during the 20 trading days immediately prior to the conversion date. As a result our obligation to issue shares upon conversion of our Series A Preferred Stock could become essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of all of the Series A Preferred Stock after an event of default, based on market prices 25%, 50% and 75% below the market price of $0.01 as of October 5, 2004:

                                                     Number         % of then
% Below       Price Per      With Discount          of Shares       Outstanding
Market          Share           at 35%              Issuable          Stock
------          -----           ------              --------          -----

25%            $.0075           $.006              352,616,167        30.62%
50%            $.0050           $.004              528,924,250        39.83%
75%            $.0025           $.002            1,057,848,500        56.97%


      As illustrated, upon an event of default, the number of shares of common stock issuable upon conversion of our Series A Preferred Stock will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. In the event that the market price of our shares substantially decreases below the current market price, we may not have an adequate number of shares of common stock to support the conversion of all of our Series A Preferred Stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES, CONVERSION OF OUR PREFERRED STOCK AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.99%, and 4.99% with respect to Bristol Investment Fund, Ltd.'s December 2001 secured convertible debenture, of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CONVERTIBLE DEBENTURES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

      Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we have allocated and registered 157,745,264 shares to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

      Our convertible debentures are due and payable, with 12% interest, two-years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the related Securities Purchase Agreements, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company or the delisting of our common stock could require the early repayment of the convertible debentures, including a default interest rate of 15% on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATING TO OUR BUSINESS:

BECAUSE OF OUR RECURRING OPERATING LOSSES, STOCKHOLDERS' DEFICIT, WORKING CAPITAL DEFICIT AND NEGATIVE CASH FLOW FROM OPERATIONS OUR AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE OUR BUSINESS

      We have received a report from our independent auditors on our financial statements for fiscal years ended December 31, 2003 and 2002, in which our auditors have included explanatory paragraphs indicating that our recurring net losses, stockholders' deficit, working capital deficit, and negative cash flow from operations cause substantial doubt about our ability to continue as a going concern. By issuing an opinion stating that there is substantial doubt about our ability to continue as a going concern, our auditors have indicated that they are uncertain as to whether we have the capability to continue our operations and, further, in order to avoid ceasing our operations, we must either generate additional revenue and/or raise additional funding. If our recurring operating losses, stockholders' deficit, working capital deficit and negative cash flow from operations continue, our business could be materially adversely affected.

WE HAVE A HISTORY OF LOSSES, AND WE WILL NEED ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS. IF WE ARE UNABLE TO OBTAIN ADDITIONAL CAPITAL, WE WILL HAVE TO CURTAIL OR CEASE OUR OPERATIONS.

      As of this date, we have generated limited revenues and incurred significant losses. As of December 31, 2003, we had an accumulated deficit of approximately $38,048,818 and our consolidated net loss was approximately $9,437,989. We have never been profitable and continue to incur losses from operations. We expect to incur net losses over the next two years as we expand our new operations. We may never generate sufficient revenue, income and cash flows to support our operations. Our future revenues could decline by reason of factors beyond our control such as technological changes and developments, downturns in the economy and decreases in demand for our Internet service. If we continue to incur losses, if our revenues decline or grow at a slower rate, or if our expenses increase without commensurate increases in revenues, our operating results will suffer and the price of our common stock may decline.

      In order to sustain our operations until then, we currently estimate that we will need funding, in addition to the funding we have generated to date including our recent financings, of between $2 million and $3 million in total. However, our capital requirements will depend on many factors, including, but not limited to, acceptance of and demand for our products, the extent to which we invest in new technology and research and development projects, general economic conditions and the status and timing of competitive developments. To the extent that our existing sources of liquidity and cash flow from operations are insufficient to fund our activities, we will continue to need to raise additional capital.

      If additional funds are raised through the issuance of equity securities, the percentage of equity ownership of our existing stockholders will be reduced. In addition, holders of these equity securities may have rights, preferences or privileges senior to those of the holders of our common stock. If additional funds are raised through the issuance of debt securities, we may incur significant interest charges, and these securities could also impose restrictions on our operations. If additional financing is not available when needed on terms favorable to us or at all, we will have to curtail our operations.

WE DEPEND ON A LIMITED NUMBER OF KEY PERSONNEL WHO WOULD BE DIFFICULT TO REPLACE, AND IF WE LOSE THE SERVICES OF THESE INDIVIDUALS OR CANNOT HIRE ADDITIONAL QUALIFIED PERSONNEL, OUR BUSINESS COULD BE SERIOUSLY HARMED.

      Our future success also depends in large part on the continued services of our senior management, and key technical and sales personnel. In particular, we are highly dependent on the services of J. Michael Heil, our CEO. We do not carry key person life insurance on our senior management or key personnel. Any loss of the services of Mr. Heil, or other key personnel could seriously harm our business.

RISK FACTORS RELATING TO OUR CABLE BUSINESS

OUR BUSINESS IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION AND CHANGES IN CURRENT OR FUTURE LAWS OR REGULATIONS COULD RESTRICT OUR ABILITY TO OPERATE OUR BUSINESS AS WE CURRENTLY DO.

      The FCC and state and local governments extensively regulate the basic rates we may charge our customers for video services. They also regulate us in other ways that affect the daily conduct of our Internet access business. Any action by the FCC, the states in which we operate or concerted action by local regulators, the likelihood or extent of which we cannot predict, could have a material financial effect on us.

OUR CURRENT FRANCHISES ARE GENERALLY NON-EXCLUSIVE AND OUR FRANCHISORS NEED NOT RENEW OUR FRANCHISES.

      Our cable television systems are operated primarily under non-exclusive franchise agreements with local government franchising authorities, in some cases with the approval of state cable television authorities. Consequently, our business is dependent on our ability to obtain and renew our franchises. Our franchises are subject to non-renewal or termination under some circumstances.

      In some cases, franchises may not be renewed at expiration, and we will be forced to operate under either temporary operating agreements or without a license while negotiating renewal terms with the franchising authorities.

OUR FINANCIAL PERFORMANCE MAY BE HARMED BY THE SIGNIFICANT AND CREDIBLE RISK OF COMPETITION IN OUR CABLE TELEVISION BUSINESS

      We compete with a variety of television programming distribution systems, including:

      o     broadcast television stations,

      o     direct broadcast satellite systems,

      o     multichannel multipoint distribution services,

      o     satellite master antenna systems, and

      o     private home dish earth stations.

      Direct broadcast satellite systems have attracted large subscriber bases, a significant portion of which are persons who were, or would have been, cable television subscribers. Cable systems also compete with the entities that make videotaped movies and programs available for home rental.

      The Telecommunications Act of 1996 gives telephone companies and other video providers the option of providing video programming to subscribers through "open video systems", a wired video delivery system similar to a cable television system that may not require a local cable franchise. Additional video competition to cable systems is possible from new wireless microwave services authorized by the FCC.

RISKS RELATING TO OUR WIRELESS INTERNET SERVICE

WE MAY NOT BE ABLE TO ACCOMMODATE RAPID GROWTH WHICH COULD IMPACT OUR BUSINESS AND FINANCIAL RESULTS

We are currently managing our wireless Internet service networks in the Salem, Oregon area and we intend to overlay our network within New Mexico, Arizona and Nevada. To manage anticipated growth, we must continue to implement and improve our operational, financial and management information systems. We must also hire, train and retain additional qualified personnel, continue to expand and upgrade core technologies, and effectively manage our relationships with end users, suppliers and other third parties. Our expansion could place a significant strain on our current services and support operations, sales and administrative personnel, capital and other resources. We could also experience difficulties meeting demand for our services. We cannot guaranty that our systems, procedures or controls will be adequate to support operations, or that management will be capable of fully exploiting the market. Our failure to effectively manage growth could adversely affect our business and financial results.

WE HAVE COMPLETED A LIMITED IMPLEMENTATION OF OUR WIRELESS NETWORK AND FACE INCREASING COMPETITION FOR FUTURE INSTALLATIONS

The market for wireless data access services is in the early stages of development. Critical issues concerning wireless communications and data access, including security, reliability, cost, regulatory issues, ease of use and quality of service, remain unresolved and are likely to affect the market for high-speed service. We cannot reliably project potential demand for high-speed service, particularly whether there will be sufficient demand at the volume and prices we need to be profitable. Moreover, if the customer base for high-speed service does not expand at the rate required to support the planned deployment of our network, our revenues and business will suffer, and we may be unable to complete our planned deployment. In addition, competition to provide wireless data access services could result in a high turnover rate among users, which could have an adverse effect on business and results of operations.

WE MUST DEPLOY OUR NETWORKS IN A LIMITED TIME IN ORDER TO COMPETE EFFECTIVELY AND IF WE ARE UNABLE TO DO SO OUR REVENUES WILL BE NEGATIVELY IMPACTED.

Rapid introduction of our service is crucial to successfully compete against other competitive access providers. If we were unable to deploy our networks in a timely matter, we could incur substantial unanticipated costs or be forced to revise our business plan. In addition, we intend to acquire existing Internet service providers and deploy our wireless network over the existing system. At this time we have no definitive plans for acquisitions. If we are unable to acquire Internet service providers, the deployment of our network will be delayed and our results of operations will be negatively impacted.

UNCERTAIN DEMAND FOR OUR SERVICES MAY CAUSE OPERATING RESULTS TO FLUCTUATE

We are unable to forecast revenues with certainty because of the unknown demand for the consumer portion of our high-speed service and the emerging nature of the Wi-Fi industry. Revenues could fall short of expectations if we experience delays in completing the installation of network locations or entering into agreements with additional channel partners. Future operating results will be subject to annual fluctuations due to several factors, some of which are outside our control. We cannot provide assurances that such fluctuations will not adversely affect our business.

WE COULD FAIL TO DEVELOP NEW PRODUCTS AND SERVICES TO COMPETE IN THIS INDUSTRY OF RAPIDLY CHANGING TECHNOLOGY

Providing Internet service is in an industry with rapidly changing technology, and our success will depend on the ability to deploy new products and services that keep pace with technological advances. The market for Internet access is characterized by rapidly changing technology and evolving industry standards in both the Wi-Fi and Internet access industries. Our technology or systems may become obsolete upon the introduction of alternative technologies. If we do not develop and introduce new products and services in a timely manner, we may lose opportunities to competing service providers, which would adversely affect business and results of operations.

OUR ABILITY TO GROW IS DIRECTLY TIED TO OUR ABILITY TO ATTRACT AND RETAIN CUSTOMERS

We have no way of predicting whether our marketing efforts will be successful in attracting new locations and acquiring substantial market share. Past efforts have been directed toward a limited market located in Salem. Oregon. If our marketing efforts fail, we may fail to attract new customers and fail to retain existing ones, which would adversely affect our business and financial results.

NEW AND EXISTING COMPETITION MAY GAIN MARKET SHARE AND LIMIT OUR POTENTIAL
GROWTH

We have great concern about competing firms entering our target markets. We recognize tremendous value in being the first-to-market in many different geographical areas and market verticals. There is no assurance that new or existing competitors will not adversely affect our business.

OUR NETWORKS ARE SUBJECT TO OPERATIONAL RISKS AND THE FAILURE OF OUR HARDWARE OR SOFTWARE COULD FORCE US TO CEASE OPERATIONS

Our networks are subject to the operational risks inherent to Wi-Fi network systems. The operations, administration, maintenance and repair of these networks require the coordination and integration of sophisticated and highly specialized hardware and software technologies and equipment. We cannot assure that, even if built to specifications, our networks will function as expected, in a cost-effective manner. The failure of hardware or software to function as required could render a network unable to perform at design specifications, which would require us to pay for costly repairs or retrofits.

WE MAY IN THE FUTURE BE SUBJECT TO FEDERAL AND STATE TELECOMMUNICATIONS REGULATION, WHICH WOULD NEGATIVELY IMPACT OUR PROFIT, IF ANY.

Our wireless Internet service is not currently subject to regulation by the FCC and state public utility commissions. Changes in the regulation or interpretation of legislation affecting our operations could have a material adverse effect on our business, operating results and financial condition.

WE ARE SUBJECT TO MUNICIPAL AND OTHER LOCAL REGULATION WHICH MAY IMPEDE THE CONSTRUCTION OF OUR NETWORK AND RESULT IN ADDITIONAL EXPENSES

Municipalities may require us to obtain building permits and licenses or franchises in order to install Wi-Fi equipment in various locations. A municipality's decision to require us to obtain permits or licenses could delay or impede the deployment of our networks and increase our expenses as a result of profession fees.

RISKS RELATING TO OUR COMMON STOCK:

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we may receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders are entitled to exercise the warrants on a cashless basis. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "CORR". For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

CALENDAR YEAR 2001                       HIGH BID    LOW BID

First Quarter 2001                       $   3.82    $   1.75
Second Quarter 2001                      $   2.95    $   0.89
Third Quarter 2001                       $   1.69    $   0.41
Fourth Quarter 2001                      $   0.92    $   0.33

CALENDAR YEAR 2002                       HIGH BID    LOW BID

First Quarter 2002                       $   1.72    $   0.52
Second Quarter 2002                      $   0.63    $   0.10
Third Quarter 2002                       $   0.17    $   0.10
Fourth Quarter 2002                      $   0.08    $   0.02

CALENDAR YEAR 2003                       HIGH BID    LOW BID

First Quarter 2003                       $   0.06    $   0.01
Second Quarter 2003                      $   0.12    $   0.01
Third Quarter 2003                       $   0.15    $   0.06
Fourth Quarter 2003                      $   0.06    $   0.03

CALENDAR YEAR 2004                       HIGH BID    LOW BID

First Quarter 2004                       $   0.04    $   0.01
Second Quarter 2004                      $   0.02    $   0.01

HOLDERS


      As of October 5, 2004, we had approximately 197 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Interwest Transfer Company, Inc., 1981 East Murray Holiday Road, Salt Lake City, Utah 84117.


      We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

EQUITY COMPENSATION PLAN INFORMATION

      As of December 31, 2003, we had the following securities authorized for issuance under the equity compensation plans:

                                                                                                          Number of securities
                                                                                                          remaining available
                                                           Number of Securities   Weighted-average        for future issuance
                                                             to be issued upon     exercise price             under equity
                                                               exercise of         of outstanding         compensation plans
                                                           outstanding options,   options, warrants      (excluding securities
                                                           warrants and rights       and rights          reflected in column (a)

Plan Category
Equity compensation plans approved by security holders         35,680,435               $0.06                10,605,537
Equity compensation plans not approved by security holders             --                   --                       --
Total                                                          35,680,435               $0.06                10,605,537

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;
      o contain projections of our future results of operations or of our financial condition; and
      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

We are a Delaware corporation formed in July 1998. Until our discontinuance of our video operations in January 2004, we manufactured and marketed hardware and software products for the creation, management and transmission of high-quality digital video over computer networks. In May 2004 we acquired Corridor Communications Corporation, a wireless fidelity internet service provider and in June 2004 we acquired Quik Internet an Internet Service Provider and AshCreek Wireless, both located in Salem, Oregon. In August 2004, we purchased substantially all of the assets Eagle West Communications, LLC, a cable company located in Mesa, Arizona. Our strategy is to acquire cable systems and existing Internet service providers and overlay our wireless internet systems over the existing structure.

CRITICAL ACCOUNTING POLICIES

There are no other critical accounting policies other than those noted in Note 1 in our annual consolidated financial statements included for the year ended December 31, 2003.

RESULTS OF OPERATIONS

DISCONTINUED OPERATIONS

In January 2004, we discontinued our video operation which consisted of the manufacturing and marketing of hardware and software products for the creation, management and transmission of high-quality digital video over computer networks.

All of the principal assets associated with our video operations were written down as of December 31, 2003. We are still responsible for all the liabilities incurred by our video operations which continue to be presented under their proper captions in the accompanying consolidated balance sheet for the six months ended June 30, 2004. The operating results of our video operations have been presented as discontinued operations in the accompanying consolidated statements of operations included in our financial statements for the six months ended June 30, 2004.

Below is a summary of the operating results of our video operations for the six months ended June 30, 2004 and 2003:

                                                      Six Months Ended
                                                         June 30,
                                                    2004               2003
                                             -----------------  ----------------
Net sales                                    $         145,112  $        701,448
                                             =================  ================
Gross profit                                 $          12,937  $        197,611
                                             =================  ================
Operating expenses                           $       1,173,560  $      1,904,870
                                             =================  ================
Loss from operations                         $       1,160,623  $      1,707,259
                                             =================  ================

THREE MONTHS ENDED JUNE 30, 2004 AS COMPARED TO THE THREE MONTHS ENDED JUNE 30, 2003

REVENUE:

We did not generate any revenue from our wireless internet operations for the three months ended June 30, 2004. Revenue generated from our video operations of $269,103 for the three months ended June 30, 2003 has been presented in discontinued operations.

OPERATING EXPENSES:

Our operating expenses for the three months ended June 30, 2004 were $606,286 which consisted of $46,891 of expenses associated with our wireless internet operations and the issuance of 93,232,524 shares of our common stock to two officers for services rendered valued at $559,395. Operating expenses associated with our video operations for the three months ended June 30, 2003 amounted to $870,875.

OTHER INCOME (EXPENSE):

Interest expense decreased 3.4% or $5,175 to $146,698 for the three months ended June 30, 2004 from $151,873 for the three months ended June 30, 2003. Amortization on discount of convertible notes payable increased 56.6% or $116,642 for the three months ended June 30, 2004 to $322,790 from $206,148 for the three months ended June 30, 2003 due to the issuance of more convertible notes payable in the latter half of 2003 that had discounts related to the value of the detachable warrants and the beneficial conversion features and more conversions of such debentures which resulted the immediate amortization of any unamortized discounts associated with the amounts converted. Financing costs in 2003 are penalties for not filing and obtaining effectiveness of a registration statement registering the shares of the Company's common stock underlying the February 2002 private placement and the two June 2002 convertible debentures.

Incurrence of penalties ceased on September 5, 2003 when the registration statement became effective. The value of detachable warrants associated with the convertible debentures is computed at the end of each accounting period using Black Sholes calculations. As of December 31, 2003 there was no further liability associated with the warrants due to the effective registration of such warrants. For the three months ended June 30, 2004, we recognized financing costs of $108,666 for the issuance of 30,000,000 warrants associated with two secured promissory notes.

SIX MONTHS ENDED JUNE 30, 2004 AS COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2003

REVENUE:

We did not generate any revenue from our wireless internet operations for the six months ended June 30, 2004. Revenue generated from our video operations of $701,488 for the six months ended June 30, 2003 has been presented in discontinued operations.

OPERATING EXPENSES:

Our operating expenses for the six months ended June 30, 2004 were $606,286 which consisted of $46,891 of expenses associated with our wireless internet operations and the issuance of 93,232,524 shares of our common stock to two officers for services rendered valued at $559,395. Operating expenses associated with our video operations for the six months ended June 30, 2003 amounted to $1,904,870.

OTHER INCOME (EXPENSE):

Interest expense increased 56.1% or $115,134 to $320,336 for the six months ended June 30, 2004 from $205,202 for the six months ended June 30, 2003. The increase is due to higher note payable balances and the amortization of debt issuance costs associated with the new convertible notes payable. Amortization on discount of convertible notes payable increased 63.9% or $265,347 for the six months ended June 30, 2004 to $680,839 from $415,492 for the six months ended June 30, 2003 due to the issuance of more convertible notes payable in the latter half of 2003 that had discounts related to the value of the detachable warrants and the beneficial conversion features and more conversions of such debentures which resulted the immediate amortization of any unamortized discounts associated with the amounts converted. Financing costs in 2003 are penalties for not filing and obtaining effectiveness of a registration statement registering the shares of the Company's common stock underlying the February 2002 private placement and the two June 2002 convertible debentures. Incurrence of penalties ceased on September 5, 2003 when the registration statement became effective. The value of detachable warrants associated with the convertible debentures is computed at the end of each accounting period using Black Sholes calculations. As of December 31, 2003 there was no further liability associated with the warrants due to the effective registration of such warrants. For the six months ended June 30, 2004, we recognized financing costs of $108,666 for the issuance of 30,000,000 warrants associated with two secured promissory notes offset by other income related to financings costs of $41,183. This income is related to the reduction in the accrual related to the penalties associated with the February 2002 private placement. The penalties were calculated at June 30, 2004 based on the formula in the private placement agreement.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

SUMMARY OF OPERATIONS:

           (Expense number are from the Financial Statements attached)

                                        TWELVE MONTHS ENDING DECEMBER 31
                                   2003         2002       INC/(DEC)      %
Revenue                       $  1,514,548   $2,240,135   (725,587)    -32.4%
Cost of Goods Sold               1,084,067    1,754,943   (670,876)    -38.2%
Research and development         1,091,393    1,237,607   (146,214)    -11.8%
Sales and marketing                798,225    1,762,757   (964,532)    -54.7%
General and administrative       3,116,345    2,470,107    646,238      26.2%
Interest expense                   492,594      485,999      6,595       1.4%

We have included the above tables to more effectively show the period-to-period changes and percentages associated with the change.

REVENUE:

Revenues generated during the twelve months ended December 31, 2003 of $1,514,548 were 32.4% down compared to $2,240,135 for the twelve months ended December 31, 2002. This decrease of $725,587 in revenues is a result of the cessation of operations that began in the fourth quarter of 2002 due to lack of funds to support operations and continued until May of 2003. In May 2003 our investors initiated an additional investment of $1.0 million, which was followed by an additional $1.1 million in November 2003. These funds were not sufficient to mount a marketing effort that could overcome the momentum lost in the nearly six months of business cessation noted above.

COST OF GOODS SOLD:

Cost of goods sold decreased 38.2% or $670,876 to $1,084,067 for the twelve months ended December 31, 2003 from $1,754,943 for the twelve months ended December 31, 2002. Revenue decreased 32.4% for the same period. The increase in costs as a percentage of revenue is the result of an increase in the sale of lower margin product compared to the prior period.

RESEARCH AND DEVELOPMENT:

Research and development dropped by 11.8% or $146,214 to $1,091,693 for the twelve months ended December 31, 2003 from $1,237,607 for the twelve months ended December 31, 2002 as a result of reduced employee and other expenses in 2003. The decrease was not in line with our revenue decrease due to expenditures necessary to develop new products to effectively compete in the market.

SALES AND MARKETING:

Sales and marketing expenses were down 54.7% or $964,532 to $798,228 for the twelve months ended December 31, 2003 from $1,762,757 for the twelve months ended December 31, 2002 as a result of our not attending trade shows and a virtual curtailment of sales efforts in the first and second quarters of 2003 due to the lack of funds. Expenses did increase 13% in the third quarter and 31% in the fourth quarter of 2002.

GENERAL AND ADMINISTRATIVE:

General and administrative (G&A) expenses increased 26.2% or $646,238 for the twelve months ended December 31, 2003 to $3,116,345 from $2,470,107 for the twelve months ended December 31, 2002 primarily due to an increase over 2002 of $713,135 of non-cash consulting contracts paid for in common shares of the Company's common stock. These consulting contracts are for services covering strategic planning, mergers and acquisition activity and corporate financing. Excluding non-cash expenses of $1,247,779 and accrued severance compensation of $632,000, G&A expenses decreased year to year by $698,897 or 36.1%. This is primarily due to lower legal and audit fees of approximately $500,000 and reduced facility overhead of $170,000.

OTHER INCOME (EXPENSE):

Interest expense increased by $6,595 to $492,594 for the twelve months ended December 31, 2003 from $485,999 for the twelve months ended December 31, 2002. Amortization on discount of convertible notes payable decreased due to the discount on the largest convertible debenture being fully amortized at the end of 2002. Financing costs are penalties for not filing and obtaining effectiveness of a registration statement registering the shares of the Company's common stock underlying the February 2002 private placement and the two June 2002 convertible debentures. Incurrence of penalties ceased on September 5, 2003 when the registration statement became effective. The value of detachable warrants associated with the convertible debentures is computed at the end of each accounting period using Black Sholes calculations. As of December 31, 2003 there was no further liability associated with the warrants due to the effective registration of such warrants.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2003, we had cash and cash equivalents of $453,434 compared to $6,072 at June 30, 2004. In the six months ended June 30, 2004, negative working capital has deteriorated by $2,541,095 to $8,196,844 at June 30, 2004 from $5,655,749 at December 31, 2003 due to an increase in short -term financing of $500,000 and an increase in the amount of convertible debentures that come due within the next twelve months.

We had continuing losses from operations in the six months ended June 30, 2004 of $606,286. We are currently unable to project when the business may no longer generate a loss.

On May 9, 2003, we entered into a securities purchase agreement with three investors for the sale of (i) $1,000,000 in convertible debentures and (ii) a warrants to buy 5,000,000 shares of our common stock. In addition, in exchange for cancellation of a reset option by one investor, the Company issued an investor a convertible debenture in the amount of $910,120.

In September 2003, we entered into a financing agreement with an accredited investor, pursuant to which we issued and sold 12% two-year secured convertible debentures in the principal amount of $250,000 and 1,250,000 warrants to purchase shares of our common stock, subject to antidilution adjustment

In October 2003, we entered into an agreement with two creditors whereby we agreed to pay the creditors, in connection with a senior security interest in the amount of $531,397, in shares of common stock

In November 2003, we entered into a financing agreement with accredited investors, pursuant to which we issued and sold 12% two-year secured convertible debentures in the principal amount of $1,100,000 and 5,500,000 warrants to purchase shares of our common stock, subject to antidilution adjustment.

In March 2004, we obtained $300,000 from our current investors. These funds were repaid from the proceeds of the issuance of 1,457 shares of our Series A Convertible Preferred Stock in July 2004.

In April and May 2004, we obtained an additional $200,000 from a current investor. These funds were repaid from the proceeds of the issuance of 1,457 shares of our Series A Convertible Preferred Stock in July 2004.

In July 2004 we issued 1,457 shares of our Series A Convertible Preferred Stock to existing investors for gross proceeds of $2,550,000. The net proceeds received by us were $1,741,000 after repaying the secured promissory notes of $500,000, the payment of $255,000 in commissions and the payment of $54,000 in legal fees associated with the transaction.

In August 2004, we entered into a financing arrangement with Bristol Investment Fund, Ltd. whereby we borrowed $300,000, which must be repaid within three months. In connection therewith, we issued 45,000,000 shares of common stock exercisable at $.0035 to Bristol Investment Fund, Ltd. This prospectus relates to the resale of the common stock underlying these warrants.

We believe we will still need additional investments in order to continue operations to cash flow break even. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations again.

                                    BUSINESS

We were formed on July 29, 1998. On April 16, 2001, we merged with Optivision, Inc., an operating company, in an exchange of common stock, an dour operations until recently terminated were the making of hardware and software products for the creation, management and transmission of compressed high-quality digital video over broadband computer networks. As a result of several acquisitions, we have commenced operations in the area of wireless Internet service and the provision of cable service. Our operations are focused in the Salem, Oregon area and throughout Nevada, New Mexico and Arizona. We intend to expand our wireless Internet service by acquiring Internet service companies and overlaying our wireless technology over the existing structure. We intend to apply this expansion structure to our cable system operations recently acquired in Nevada, new Mexico and Arizona. We currently do not have any definitive plans for acquisitions at this time.

RECENT ACQUISITIONS

On May 6, 2004, we closed an Asset Purchase Agreement with Corridor Communications Corporation, an Oregon corporation ("Corridor-Oregon"), whereby we acquired all of the assets of Corridor-Oregon in exchange for 12,000,000 shares of our common stock. Corridor-Oregon is a Wireless Internet Service Provider ("WISP") providing high-speed ubiquitous connectivity to single family homes, businesses and hotspots.

On June 30, 2004, we closed an Asset Purchase Agreement with Ashcreek Wireless, a sole proprietorship wholly owned by John Conley, whereby we acquired all of the assets of Ashcreek in exchange for 7,500,000 shares of our common stock and $60,000, which was prepaid. In addition, also on June 30, 2004, we closed an Asset Purchase Agreement with Quik Internet of the Valley, Inc. ("Quik"), whereby we acquired all of the assets of Quik in exchange for 7,500,000 shares of our common stock. Ashcreek and Quik are both engaged in the business of providing Wireless Internet Service through high-speed ubiquitous connectivity to single family homes, businesses and hotspots in the Salem, Oregon area.

On August 23, 2004, we closed an Asset Purchase Agreement with Eagle West Communications, Inc. ("Eagle West"), a Nevada company, whereby we acquired all of the assets of Eagle West for a purchase price of $1,700,000. Eagle West acquired the assets from Eagle West, LLC, a Kansas limited liability company ("Eagle LLC"), which had filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Arizona on February 18, 2003. On May 12, 2004, the Bankruptcy Court granted Eagle LLC the authority to proceed with the sale of its assets to Eagle West. The transaction was funded by utilizing cash generated from the sale of our Series A Convertible Preferred Stock in connection with a private placement recently finalized by our company and a promissory note entered by our company in the amount of $300,000 on August 20, 2004. We did not assume any liabilities of Eagle West. Eagle West, Eagle LLC and their respective affiliates are unrelated parties to our company and our affiliates, and the purchase price was determined by arms-length negotiations. Eagle West provides cable service throughout New Mexico, Nevada and Arizona.

WIRELESS INTERNET SERVICE

We are engaged in the provision of high speed Internet access through the use of Wireless Fidelity ("WiFi") technology. We have focused our marketing efforts on users that are denied the benefits of a fast Internet line for a variety of reasons, the most common of which are distance from a telephone company central office and poor infrastructure deployment of the local cable provider. In areas where there may be some overlap with cable access and DSL, we believe we are competitive in terms of price, performance, installation lead times and the added benefit of un-tethered access. Subscribers within the hot zone have the added benefit of "un-tethered" Internet access. Unlike cable or DSL services, our customers can surf the web and check their email as long as they are within a hot spot. We can deploy our high-speed service without the need for construction, permits or licenses. Once a hot zone is selected, we will be able to provide services within a matter of weeks. A hot zone or hot spot is a geographical area which we service in which users can access the Internet on a wireless basis without the use of traditional Internet connections.

Products and Services

We are a Wireless Internet Service Provider (WISP) with a variety of services tailored for home and business users. The speed of the service (actual bandwidth to and from the computer) is comparable to most DSL and cable services (approximately 384k to 768k).

We provide a variety of different services for home or business users as well as access for users that are "just passing through". In addition to providing Internet access, we will also provide use of email accounts and a web site which varies in size from 5MB to 15MB. The cost of Internet access range from $29.95 per month to $79.95 per month. We also provide daily and weekly rates. We sell WiFi adapters, which allow any standard computer to access our WiFi network.

Operations Overview

We have deployed the WISP service in the Salem, Oregon area. Its operations are comprised of three major components. As we deploy our services into additional geographical areas, we will be focused on these three components:

A centralized Network Operations Center;
Home Office; and
Hot Zone Management Centers.

We will deploy an automated billing system that allows new subscribers to sign up for the service through a website. All billing, administrative systems, email servers and website servers will be centralized in its Network Operations Center located in Irvine, California. The Network Operations Center will be monitored on a continuous basis.

All corporate administrative functions such as accounting, human resources, legal and executive management will be located in the Home Office. In addition, continuous customer care, marketing support and sales support will also be located in the Home Office.

The Hot Zone Management Centers will be responsible for all sales and marketing within its Hot Zones. This will ensure the local positioning and community involvement that is required to develop customer loyalty within the Hot Zone. The Management Centers will also be staffed with network engineers whose primary responsibility is the quality of the WiFi service and maintenance of the upstream to the Internet. These offices will manage multiple hot zones when appropriate.

Hot Zone Architecture

In order to provide the highest quality service at the lowest cost, we have developed a hybrid infrastructure. This infrastructure provides a dependable, high performance service which is incrementally scaled at a very low cost.

We use a hybrid approach of using 5.7Ghz as the backbone of its hot zone operations and 2.4Ghz as the access point for its users. The 5.7Ghz frequency was chosen for its performance over long distances. However, the cost of 5.7Ghz system is approximately four times that of a 2.4Ghz system. In addition, most laptops and inexpensive wireless modems operate at 2.4Ghz. Therefore, providing ubiquitous coverage at 5.7Ghz was both costly and inefficient. As a result, we have adopted this hybrid approach.

The maximum distance (dependent on terrain and conditions) of the 5.7Ghz backbone is approximately 15 miles with a sustained data rate of 11Mbps. The maximum distance of the 2.4Ghz access point is approximately 2 miles with a sustained data rate of 11Mbps.

Business Development Strategy

In order to quickly penetrate a new territory, we intends to acquire an indigenous Internet Service Provider ("ISP") within chosen territories. We are currently seeking out territories, which meet the following criteria:

Limited or no access to "wired" high speed services;
Average household income at or above the national average; and Population density of 350,000 residents and above.

In order to qualify as an acquisition candidate, the ISP must have a base of over 2,000 subscribers and a strong brand recognition with the local community. We will then overlay the ISP with its WiFi infrastructure. Although as of the date hereof, we do not have any plans, arrangements or agreements for any specific acquisitions, we believes that a typical acquisition will be within the range of $350,000 to $450,000. We do not currently have cash reserves or funding to complete the proposed acquisitions and, therefore, expects that all acquisitions will consummated through the issuance of shares of common stock of our company.

In addition, we will allow other ISPs, computer resellers and retailers to market our services through an affiliate program. Affiliates will receive a percentage of the revenue generated for each subscriber that they sign up.

Marketing

The Hot Zone Management Centers will be responsible for marketing our services within their respective territories. Each center will be allocated a marketing budget to used for the following:

Advertising - local newspaper advertisements will be run on an ongoing basis. Design and purchase of the ad space will be managed by the corporate office to ensure consistency between territories. Community Events - Corridor-Oregon will be visible in local community events. For example, renting booth space at local fairs and fund raising functions. Public Relations - An ongoing PR campaign with the local press will ensure continued visibility within the territories.

Each Hot Zone Management center will be staffed with telesales representatives. These sales representative will be responsible for developing new opportunities through a combination of telemarketing, direct mail and other techniques. Where appropriate, the Hot Zone Management Center will be staffed with major accounts sales representatives that will focus on multi-tenant dwellings such as apartment and office buildings.

Regulation of Wireless Communications

Currently, our technology is deployed in the license free frequency bands. As such, its products are not subject to any wireless or transmission licensing in the United States. Continued license-free operation will be dependent upon the continuation of existing government policy and, while we are not aware of any policy changes planned or expected, this cannot be assured. License-free operation of its products in the 2.4 GHz bands and the 5.7 GHz bands are subordinate to certain licensed and unlicensed uses of the bands and our products must not cause harmful interference to other equipment operating in the bands and must accept interference from any of them. If we should be unable to eliminate any such harmful interference, or should our products be unable to accept interference caused by others, our company or our customers could be required to cease operations in the bands in the locations affected by the harmful interference. Additionally, in the event that bands become unacceptably crowded, and no additional frequencies are allocated, our business could be adversely affected.

CABLE SERVICE

Overview

We provide cable service to communities in Arizona, Nevada and New Mexico. We deliver multiple channels of television programming to subscribers who pay a monthly fee for the services they receive. Our system consists of a network of coaxial optic cable in which channels are delivered to the subscribers' television sets. We intend to overlay our wireless Internet service onto our existing cable system.

Our cable system is constructed and operated pursuant to non-exclusive franchises awarded by local and state governmental authorities for specified periods of time. We offer varying levels of service which may include, among other programming, local broadcast network affiliates and independent television stations, certain other news, information and entertainment channels such as CNN, CNBC, ESPN, and MTV, and certain premium services such as HBO, Showtime, The Movie Channel, Starz and Cinemax.

Our revenues are derived principally from monthly fees paid by subscribers. In addition to recurring subscriber revenues, we derive revenues from the sales of pay-per-view movies and events, from the sale of advertising time on advertiser supported programming and from installation charges. Certain services and equipment provided by substantially all of our cable television systems are subject to regulation.

We currently serve approximately 7,200 subscribers, throughout Arizona, Nevada and New Mexico.

Future Development

We intend to develop our existing structure in order to provide cable television up to 550 Hz (90 channels with a future 400 channels of digital compressed video) and to add fiber optic capacity to expand into high-speed data, telephone and Internet access. The High-bread fiber optic network will support Video, Audio, Voice, High-speed data and Internets services. To install the communications network we will use existing utility poles and install cable underground where available, to reach all of the required service areas. To provide Voice service the system will require 90-volt power supplies to provide ringer voltage to customers. "Standby" power supplies will automatically provide generated and battery power to the system for several hours in the event of commercial power interruptions. We intend to provide our wireless Internet service to our existing cable customers as well.

Subscriber Rates and Services; Marketing and Sales

We offer a package of services, generally marketed as "Family Cable", which includes, among other programming, certain other news, information and entertainment channels such as CNN, CNBC, ESPN and MTV. For additional charges, our cable television systems provide certain premium services such as HBO, Showtime, The Movie Channel, Starz and Cinemax, which may be purchased either individually or in combinations or in tiers.

In addition, we offer a basic package which includes broadcast network local affiliates and public, educational or governmental channels and certain leased access channels.

Our sales efforts are primarily directed toward increasing penetration and revenues in our franchise areas. We market our cable television services through in-person selling, as well as telemarketing, direct mail advertising, promotional campaigns and local media and newspaper advertising.

System Capacity

Our system includes 27 city and county franchises with 850 miles of active cable plant in Arizona and 160 miles in Nevada. The combined cable plant has over 45,000 active passings with 7,200 current subscribers. The City of Mesa has 80 additional miles of conduit not yet activated in new subdivisions.

Programming

Adequate programming is available to the cable television systems from a variety of sources. Program suppliers' compensation is typically a fixed, per subscriber monthly fee based, in most cases, either on the total number of subscribers of the cable television systems and certain of its affiliates, or on the number of subscribers subscribing to the particular service. The programming contracts are generally for a fixed period of time and are subject to negotiated renewal. Cable programming costs have increased in recent years and are expected to continue to increase due to additional programming being provided to most subscribers, increased costs to produce or purchase cable programming and other factors.

Competition

We compete with a variety of other television programming delivery systems, including broadcast television signals available to homes within our market by over-the-air reception. We compete with DirecTv, Dish Net work and in Mesa, New Mexico, Casa Grande, Arizona and Boulder, Nevada with Cox Cable.

Franchises

Our cable television systems are operated primarily in Arizona, New Mexico and Nevada under non-exclusive franchise agreements with state or municipal franchising authorities. Franchise authorities generally charge a franchise fee equal to our percentage of our revenues that are derived from the operation of the system within such locality. As permitted by law, these fees are generally collected from subscribers and remitted to the local franchising authority.

Franchise agreements are usually for a term of ten to fifteen years from the date of grant, although some renewals have been for shorter terms, generally between five and ten years in length. Some of the franchises grant us an option to renew upon expiration of the initial term.

In situations where franchises have expired or not been renewed, we operate under temporary authority granted by the state cable television regulatory agencies, while negotiating renewal terms with franchising authorities. The Cable Communications Policy Act of 1984 and the Cable Television Consumer Protection and Competition Act of 1992 provide significant procedural protections for cable operators seeking renewal of their franchises. In connection with a renewal, a franchise authority may impose different and more stringent terms.

Franchises usually require the consent of franchising authorities prior to the sale, assignment, transfer or change in ownership or control. Federal law generally provides localities with 120 days to consider such requests.

Government Regulation

We are regulated under congressionally imposed uniform national guidelines, first set in the Cable Communications Policy Act of 1984 and amended by the Cable Television Consumer Protection and Competition Act of 1992 and the Telecommunications Act of 1996.

This federal legislation authorizes states or localities to franchise cable television systems but sets limits on their franchising powers. It sets a ceiling on cities and other communities imposing franchise fees of not more than 5% of gross revenues from the provision of cable services. It prohibits localities from requiring cable operators to carry specific programming services, and protects cable operators in seeking franchise renewals by limiting the factors a locality may consider and requiring a due process hearing before denial of renewal. Franchising authorities are prohibited from granting an exclusive cable franchise and cannot unreasonably refuse to award an additional franchise to compete with an existing franchisor.

Localities may require free access to public, educational or governmental channels on our systems. We must make a limited number of commercial leased access channels available for potentially competitive video services. Federal law prohibits obscene programming and requires us to sell or lease devices to block programming considered offensive by a customer.

Federal law requires us to establish a "basic service" package consisting, at a minimum, of all local broadcast signals that we choose to carry, as well as all public, educational and governmental access programming carried by our systems.

The rates for our basic service package are subject to regulation by local franchising authorities. Local municipalities or state cable television regulators may also regulate the rates we charge for the installation and lease of the equipment used by subscribers to receive the basic service package, including equipment that may also be used to receive other packages of programming, and the installation and monthly use of connections for additional television sets.

LEGAL PROCEEDINGS

From time to time, we are a party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

EMPLOYEES


As of October 5, 2004, we had approximately 20 employees. We believe that our relationships with our employees are good. Our employees are not represented by a labor union and we consider our relations with our employees to be good.


PROPERTIES

We maintain our administrative offices at 9333 East Main Street, Suite 122, Mesa, Arizona 85207. The facility is approximately 3,000 square feet. The rent is approximately $2,500 per month. The lease expires is on a month to month basis.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the names, age, and position of each of our directors and executive officers.

NAME                  AGE  POSITION
--------------------  ---  --------
J. Michael Heil        50  Chief Executive Officer, Chief
                           Financial Officer and Director

Scott Mac Caughern     48  Director

Michael Liccardo       58  Director

      Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are five seats on our board of directors.

      Directors serve without cash compensation and without other fixed remuneration. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

      J. MICHAEL HEIL serves as a director of our company. Since 1980, Mr. Heil has been involved with building, owning and operating Cable Television systems, Satellite Broadcast Networks, and other related communication companies. From 1980 to 1985 he built and operated cable television systems in Arizona and California that he eventually broke up and sold to Cable America, Times Mirror Inc and others. In 1984, Mr. Heil started Hotel Movie Network, a pay-per-view television company, which provided service to the hospitality industry to over 20,000 hotel rooms mostly in the western United States. Hotel Movie Network subsequently merged with Television Entertainment Network, a Canadian public company, where he combined the two companies and worked as Chairman and CEO until 1989. In 1990, he joined the management team for the Washington D.C. based COMSAT as Director of Operations. At that time, COMSAT was the world's largest operator of orbiting geostationary satellites and operated nearly 500,000 hotel pay-per-view rooms. In 1993, he formed a new organization, Skylink America, which purchased a 240,000-subscriber satellite pay per view business from COMSAT and moved it to Oregon. After one year of operation, Skylink America merged with Northwest Communications, an Oregon communications and cellular company. In 1995, Mr. Heil co-founded, owned and managed a satellite transponder leasing company, Programming Services Inc. with leased time from Hughes Satellite. Programming Services Inc. provided long term leased contracts for the digital space segment. Programming Services Inc. also operated four digital networks and an uplink and playback facility. In 1996, Mr. Heil accepted a position as Chairman and CEO of C3D Television Inc., an AMEX company. C3D created patented technology that produced television special effects programming content. Mr. Heil served as Chairman and CEO of C3D until it was sold to a Korean media provider in 2000. From 2001 until commencing operations of Corridor-Oregon, Mr. Heil worked for TriStar Media, an Internet, print, and television Media marketing company, which developed content and provided video commercials on the Internet. Mr. Heil graduated from Westwood High School in Mesa, Arizona in 1972 and Attended Mesa Community College from 1973-1975.

      SCOTT MAC CAUGHERN has served as our Chairman and Chief Executive Officer since April 28, 2003. Mr. Mac Caughern is an emerging growth investor in both private and public companies and has funded and contributed to the success of many companies in the past decade. He has held various senior executive positions within the securities industry and is an expert in developing innovative financial solutions. Since 1993, Mr. Mac Caughern has been president of Mac Caughern Trade Development, which is a national full service communications company to the capital markets. Mac Caughern Trade Development has focused on management and financial consulting services, specializing in strategic marketing, establishing distribution channels for products, mergers and acquisitions and financial public relations. Mr. Mac Caughern has held various senior executive positions within the securities industry including running his own OSJ Securities firm for Roundhill Securities, in Park City, Utah. After resigning from Roundhill Securities in 1997, Mr. Mac Caughern has focused on identifying unique opportunities in the public markets and has implemented his innovative financial solutions for client companies. Mr. Mac Caughern attended Central Connecticut State College. Additionally, since October 2001, Mr. Mac Caughern has been a Professional Services Reserve for the Orange County Sheriff's Department in Orange County California.

      MICHAEL A. LICCARDO has served as a director since February 2001. He has served as our chief executive officer, president and chairman of the board from April 2001 until April 28, 2003 at which time he resigned. Mr. Liccardo has been the president and chief executive officer of Optivision since 1998 and chairman since December 1999 until April 28, 2003 at which time he resigned as Chairman. With over 25 years of experience in the high technology industry in various senior marketing, operations and financial management positions, Mr. Liccardo has directed business strategy for a broad range of markets, including computer and peripheral systems, software, semiconductors and multimedia communication. Prior to joining Optivision, Mr. Liccardo served in various executive management positions at Cirrus Logic, a supplier of analog circuits and advanced mixed-signal chip products, including vice president of business development, vice president of strategic planning, and vice president and general manager. While at Cirrus Logic, Mr. Liccardo directed the spin off of Lexar Media. Previously, Mr. Liccardo was the chief operating officer of Scientific Micro Systems where he successfully completed its initial public offering. Mr. Liccardo also served as a member of the board at BusLogic. Mr. Liccardo holds both master and bachelor of science degrees in electrical engineering from the University of California at Berkeley, and an MBA from Stanford University.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our officers, directors and employees.

Section 16(A) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission promulgated thereunder, require our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and provide us with copies of such reports. Based solely on a review of the copies of the reports furnished to us, or written representations that no reports were required to be filed, we believe that during the fiscal year ended December 31, 2003 all Section 16(a) filing requirements applicable to our directors, officers, and greater than 10% beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

      The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2003, 2002 and 2001 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION            LONG TERM COMPENSATION

                                                              SECURITIES     ALL OTHER
                                        SALARY                UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR   ($)(1)     BONUS ($)  OPTIONS (#S)    ($) (2)
Michael A. Liccardo              2003     4,167              3,800,000            532
President, Chief Executive       2002   149,777      ---     2,500,000          1,476
Officer and Chairman of          2001   164,680      ---     1,100,000          1,278
the Board (2)

Lawrence L. Bartlett             2003   120,451             4,061,305           1,245
Chief Financial Officer,         2002   175,120      ---    2,200,000           1,334
Vice President and               2001   163,414      ---      825,000           1,245
Secretary (3)

Richard A. Falcone               2003    33,613      ---    3,511,305             977
Vice President of                2002   190,733      ---    2,200,000             943
Marketing, Worldwide             2001   184,228      ---      740,000             878
Sales and Business
Development

Steven Peltier                   2003    21,058      ---            0             168
President, Chief Executive
Officer and Director (5)

Scott Mac Caughern               2003   107,437      ---            0             954
Chairman of the Board of
Directors (6)

(1) Amounts shown include cash and non-cash compensation earned and received by the named executive officers. These officers elected to defer all or a significant portion of their salaries in order that our financial resources be directed toward supporting operations. At the end of 2001, Messrs. Bartlett and Falcone had deferred compensation of approximately $40,000 and $39,800, respectively, all of which was paid in February 2002. At the end of 2001, Mr. Liccardo had deferred compensation of approximately $87,000, a portion of which was paid in the form of 13,695 stock options that were granted and immediately exercised by Mr. Liccardo on January 15, 2002 at the price of $1.20 per share, and the remainder of which will not be paid until our board of directors deems it prudent and such payment will not adversely affect our operations. At the end of 2002 Messrs. Bartlett, Falcone and Liccardo had unpaid compensation $65,508, $55,499 and $196,562, respectively. Unpaid compensation at the end of 2003 is $296,555, $314,859 and $459,067 for Messrs. Bartlett, Falcone and Liccardo, respectively. As of March 22, 2004 unpaid compensation of $6,019 $7,353 $0.0 has been paid, respectively.

(2) Represents the premiums paid by us with respect to term life insurance on the lives of each named executive officer pursuant to which the proceeds are paid to the beneficiaries of each policy.

(3) Mr. Liccardo became our president, chief executive officer and chairman of the board of directors in April 2001. On April 28, 2003 Mr. Liccardo resigned as Chairman and CEO.

(4) Mr. Bartlett served as our interim president upon the resignation of Mr. John in March 2001 and until Mr. Liccardo was appointed in April 2001. On November 13, 2003 Mr. Bartlett resigned as Vice President, Chief Financial Officer, Secretary and Director.

(5) Mr. Peltier was appointed President, CEO and Director on November 11, 2003. On November 13, 2003 Mr. Peltier was appointed Chief Financial Officer. On January 26, 2004 Mr. Peltier resigned.

(6) Mr. Mac Caughern was appointed Chairman and Interim CEO on April 28, 2003. On November 11, 2003 he relinquished the Interim CEO position with the appointment of Mr. Peltier. On November 13, Mr. Mac Caughern was appointed Secretary.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding option granted to each of the named executive officers during the year ended December 31, 2003.

                                INDIVIDUAL GRANTS

                                                                   PERCENTAGE OF
                                              NUMBER OF            TOTAL OPTIONS
                                             SECURITIES              GRANTED TO         EXERCISE OR
                                         UNDERLYING OPTIONS         EMPLOYEES IN         BASE PRICE      EXPIRATION
NAME                                           GRANTED            FISCAL YEAR (1)        ($/SH) (2)         DATE
Michael A. Liccardo                               -

Lawrence L. Bartlett                       1,500,000 (3) (4)            4.4                  .04          4/30/04

Richard A. Falcone                         1,500,000 (3) (4)            4.4                  .04          4/30/04

(1) Based on a total of 33,478,966 shares subject to options granted to employees (not counting options granted to non-employees) under all our stock option plans in the year ended December 31, 2003, including options granted to the named executive officers.

(2) All options were granted at an exercise price equal to the fair market value of our common stock at the date of grant.

(3) These options were issued under our 2002 Stock Plan.

(4) These options are all fully vested as of this date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

The following table sets forth information regarding the number and value of securities underlying unexercised options held by each of the named executive officers at December 31, 2003.

                                                            NUMBER OF SECURITIES
                             SHARES                        UNDERLYING UNEXERCISED               VALUE OF UNEXERCISED
                            ACQUIRED                             OPTIONS AT                    IN-THE-MONEY OPTIONS AT
                               ON          VALUE            DECEMBER 31, 2003 (1)               DECEMBER 31, 2003 (2)
NAME                        EXERCISE     REALIZED      EXERCISABLE     UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
Michael A. Liccardo                                     3,800,000              0             $0.0           $ 0.0
Lawrence L. Bartlett                                    4,211,305              0             $0.0            $0.0
Richard A. Falcone                                      3,511,305              0             $0.0            $0.0
Steven Peltier                0            0                   0               0                0               0
Scott Mac Caughern            0            0                   0               0                0               0

(1) These amounts represent the total number of shares subject to options held by the named executive officers at December 31, 2003. These options were granted on various dates during 2001, 2002 and 2003 and include options issued in exchange for Optivision, Inc. options in connection with our merger with Optivision, Inc. on April 16, 2001.

(2) These amounts represent the difference between the exercise price of options and the closing bid price of our common stock on December 31, 2003, which was $0.03, for all the in-the-money options held by the named executive officers.

DIRECTOR COMPENSATION

We do not currently compensate our directors for their services as directors. Directors are reimbursed for their reasonable out-of-pocket expenses incurred with attending board or committee meetings.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

We presently do not have any employment agreements.

1997 STOCK PLAN

GENERAL

Our board of directors adopted the 1997 Stock Plan (formerly the Optivision, Inc. 1997 Stock Plan) in February 2001 effective upon the completion of the merger with Optivision, Inc. in April 2001. Our stockholders approved the 1997 Stock Plan in February 2001. 3,993,482 shares of our common stock are authorized for issuance under the 1997 Stock Plan. As of December 31, 2003, no shares of common stock remained available for future grant. The 1997 Stock Plan will terminate in February 2011.

ADMINISTRATION

The 1997 Stock Plan is administered by our board of directors or a committee of the board. The 1997 Stock Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code to our employees (including officers and directors who are also employees) and the employees (including officers and directors who are also employees) of our subsidiary corporations. The 1997 Stock Plan also provides for the grant of nonstatutory stock options and the grant of stock purchase rights both to our employees, non-employee directors, consultants and advisors, and to the employees, non-employee directors, consultants and advisors of our subsidiary corporations. Our board of directors has the authority to amend the 1997 Stock Plan at any time, with stockholder approval, if required.

PLAN FEATURES

UNDER THE 1997 STOCK PLAN:

o Qualified employees are eligible for the grant of incentive stock options to purchase shares of our common stock;

o Our board of directors or the committee appointed by the board to administer the 1997 Stock Plan will determine the exercise price of options or the purchase price of stock purchase rights, but the option price for incentive stock options will not be less than 100% of the fair market value of the stock on the date of grant and the exercise price of nonstatutory stock options will not be less than 85% of the fair market value of the stock on the date of grant; and

o The exercise price or purchase price may, at the discretion of our board of directors or the committee appointed by the board to administer the 1997 Stock Plan, be paid in cash, cash equivalents, promissory note, surrender of stock, a cashless exercise, surrender of stock, past services, cancellation of indebtedness owed to the grantee or any form of payment that is consistent with applicable laws, regulations and rules.

CHANGE OF CONTROL AND ACCELERATED VESTING

In the event that we merge with or into another corporation or sell substantially all of our assets, to the extent permitted by applicable law, the surviving corporation will assume all outstanding stock awards, including stock options, or substitute equivalent stock awards. If the successor corporation does not agree to assume the stock awards or substitute equivalent stock awards, all stock awards shall become fully vested and exercisable prior to the change of control, and our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants that the stock award are fully exercisable for a 15-day period from the date of the notice. The stock awards will terminate upon expiration of such period. In the event of our proposed dissolution or liquidation, our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants at least 15 days prior to such proposed action. Unless previously exercised, all stock awards will terminate immediately prior to the consummation of such proposed action.

2000 STOCK PLAN

GENERAL

Our board of directors adopted the 2000 Stock Plan in October 2000, and our stockholders approved the plan in October 2000. 5,500,000 shares of our common stock are authorized for issuance under the 2000 Stock Plan. As of December 31, 2003, no shares of common stock remained available for future grant. The 2000 Stock Plan will terminate in October 2010.

ADMINISTRATION

The 2000 Stock Plan is administered by our board of directors or a committee of the board. The 2000 Stock Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code to our employees (including officers and directors who are also employees) and the employees (including officers and directors who are also employees) of our subsidiary corporations. The 2000 Stock Plan also provides for the grant of nonstatutory stock options and the grant of stock purchase rights both to our employees, non-employee directors, consultants and advisors, and to the employees, non-employee directors, consultants and advisors of our subsidiary corporations. Our board of directors has the authority to amend the 2000 Stock Plan at any time, with stockholder approval, if required.

PLAN FEATURES

UNDER THE 2000 STOCK PLAN:

o Qualified employees are eligible for the grant of incentive stock options to purchase shares of our common stock;

o Our board of directors or the committee appointed by the board to administer the plan will determine the exercise price of options or the purchase price of stock purchase rights, but the option price for incentive stock options will not be less than 100% of the fair market value of the stock on the date of grant and the exercise price of nonstatutory stock options will not be less than 85% of the fair market value of the stock on the date of grant; and

o The exercise price or purchase price may, at the discretion of our board of directors or the committee appointed by the board to administer the plan, be paid in cash, cash equivalents, promissory note, surrender of stock, a cashless exercise, surrender of stock, past services, cancellation of indebtedness owed to the grantee or any form of payment that is consistent with applicable laws, regulations and rules.

CHANGE OF CONTROL AND ACCELERATED VESTING

In the event that we merge with or into another corporation or sell substantially all of our assets, to the extent permitted by applicable law, the surviving corporation will assume all outstanding stock awards, including stock options, or substitute equivalent stock awards. If the successor corporation does not agree to assume the stock awards or substitute equivalent stock awards, all stock awards shall become fully vested and exercisable prior to the change of control, and our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants that the stock award are fully exercisable for a 15-day period from the date of the notice. The stock awards will terminate upon expiration of such period. In the event of our proposed dissolution or liquidation, our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants at least 15 days prior to such proposed action. Unless previously exercised, all stock awards will terminate immediately prior to the consummation of such proposed action.

2002 STOCK PLAN

GENERAL

On June 17, 2002, our board of directors adopted the 2002 Stock Plan which our stockholders approved on June 20, 2002. 20,000,000 shares of our common stock are authorized for issuance under the 2002 Stock Plan. As of December 31, 2003, no shares of common stock remained available for future grant. The 2002 Stock Plan will terminate in June 2012.

ADMINISTRATION

The 2002 Stock Plan is administered by our board of directors or a committee of the board. The 2002 Stock Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code to our employees (including officers and directors who are also employees) and the employees (including officers and directors who are also employees) of our subsidiary corporations. The 2002 Stock Plan also provides for the grant of nonstatutory stock options and the grant of stock purchase rights both to our employees, non-employee directors, consultants and advisors, and to the employees, non-employee directors, consultants and advisors of our subsidiary corporations. Our board of directors has the authority to amend the 2002 Stock Plan at any time, with stockholder approval, if required.

PLAN FEATURES

UNDER THE 2002 STOCK PLAN:

o Qualified employees are eligible for the grant of incentive stock options to purchase shares of our common stock;

o Our board of directors or the committee appointed by the board to administer the plan will determine the exercise price of options and the purchase price of stock purchase rights, which cannot be less than 100% of the fair market value of the stock on the date of grant; and

o The exercise price or purchase price may, at the discretion of our board of directors or the committee appointed by the board to administer the plan, be paid in cash, cash equivalents, promissory note, surrender of stock, a cashless exercise, surrender of stock, past services, cancellation of indebtedness owed to the grantee or any form of payment that is consistent with applicable laws, regulations and rules.

CHANGE OF CONTROL AND ACCELERATED VESTING

In the event that we merge with or into another corporation or sell substantially all of our assets, to the extent permitted by applicable law, the surviving corporation will assume all outstanding stock awards, including stock options, or substitute equivalent stock awards. If the successor corporation does not agree to assume the stock awards or substitute equivalent stock awards, all stock awards shall become fully vested and exercisable prior to the change of control, and our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants that the stock award are fully exercisable for a 15-day period from the date of the notice. The stock awards will terminate upon expiration of such period. In the event of our proposed dissolution or liquidation, our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants at least 15 days prior to such proposed action. Unless previously exercised, all stock awards will terminate immediately prior to the consummation of such proposed action.

2003 STOCK PLAN

GENERAL

On June 17, 2003, our board of directors adopted the 2003 Stock Plan which our stockholders approved on June 17, 2003. 50,000,000 shares of our common stock are authorized for issuance under the 2003 Stock Plan. As of December 31, 2003, 9,320,000 shares of common stock remained available for future grant. The 2003 Stock Plan will terminate in June 2013.

ADMINISTRATION

The 2003 Stock Plan is administered by our board of directors or a committee of the board. The 2003 Stock Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code to our employees (including officers and directors who are also employees) and the employees (including officers and directors who are also employees) of our subsidiary corporations. The 2003 Stock Plan also provides for the grant of nonstatutory stock options and the grant of stock purchase rights both to our employees, non-employee directors, consultants and advisors, and to the employees, non-employee directors, consultants and advisors of our subsidiary corporations. Our board of directors has the authority to amend the 2003 Stock Plan at any time, with stockholder approval, if required.

PLAN FEATURES

UNDER THE 2003 STOCK PLAN:

o Qualified employees are eligible for the grant of incentive stock options to purchase shares of our common stock;

o Our board of directors or the committee appointed by the board to administer the plan will determine the exercise price of options and the purchase price of stock purchase rights, which cannot be less than 100% of the fair market value of the stock on the date of grant; and

o The exercise price or purchase price may, at the discretion of our board of directors or the committee appointed by the board to administer the plan, be paid in cash, cash equivalents, promissory note, surrender of stock, a cashless exercise, surrender of stock, past services, cancellation of indebtedness owed to the grantee or any form of payment that is consistent with applicable laws, regulations and rules.

CHANGE OF CONTROL AND ACCELERATED VESTING

In the event that we merge with or into another corporation or sell substantially all of our assets, to the extent permitted by applicable law, the surviving corporation will assume all outstanding stock awards, including stock options, or substitute equivalent stock awards. If the successor corporation does not agree to assume the stock awards or substitute equivalent stock awards, all stock awards shall become fully vested and exercisable prior to the change of control, and our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants that the stock award are fully exercisable for a 15-day period from the date of the notice. The stock awards will terminate upon expiration of such period. In the event of our proposed dissolution or liquidation, our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants at least 15 days prior to such proposed action. Unless previously exercised, all stock awards will terminate immediately prior to the consummation of such proposed action.

2004 STOCK PLAN

GENERAL

In August 2004, our board of directors adopted the 2004 Stock Plan. 200,000,000 shares of our common stock are authorized for issuance under the 2004 Stock Plan, none of which have been issued to date. The 2004 Stock Plan will terminate in June 2013.

ADMINISTRATION

The 2004 Stock Plan is administered by our board of directors or a committee of the board. The 2004 Stock Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code to our employees (including officers and directors who are also employees) and the employees (including officers and directors who are also employees) of our subsidiary corporations. The 2004 Stock Plan also provides for the grant of nonstatutory stock options and the grant of stock purchase rights both to our employees, non-employee directors, consultants and advisors, and to the employees, non-employee directors, consultants and advisors of our subsidiary corporations. Our board of directors has the authority to amend the 2004 Stock Plan at any time, with stockholder approval, if required.

PLAN FEATURES

UNDER THE 2004 STOCK PLAN:

o Qualified employees are eligible for the grant of incentive stock options to purchase shares of our common stock;

o Our board of directors or the committee appointed by the board to administer the plan will determine the exercise price of options and the purchase price of stock purchase rights, which cannot be less than 100% of the fair market value of the stock on the date of grant; and

o The exercise price or purchase price may, at the discretion of our board of directors or the committee appointed by the board to administer the plan, be paid in cash, cash equivalents, promissory note, surrender of stock, a cashless exercise, surrender of stock, past services, cancellation of indebtedness owed to the grantee or any form of payment that is consistent with applicable laws, regulations and rules.

CHANGE OF CONTROL AND ACCELERATED VESTING

In the event that we merge with or into another corporation or sell substantially all of our assets, to the extent permitted by applicable law, the surviving corporation will assume all outstanding stock awards, including stock options, or substitute equivalent stock awards. If the successor corporation does not agree to assume the stock awards or substitute equivalent stock awards, all stock awards shall become fully vested and exercisable prior to the change of control, and our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants that the stock award are fully exercisable for a 15-day period from the date of the notice. The stock awards will terminate upon expiration of such period. In the event of our proposed dissolution or liquidation, our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants at least 15 days prior to such proposed action. Unless previously exercised, all stock awards will terminate immediately prior to the consummation of such proposed action.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2002, we issued to Michael A. Liccardo, our director and former officer, a convertible note in the principal amount of $3,547,916 in exchange for the cancellation of certain loans (including accrued interest thereon) that Mr. Liccardo had made to us to meet current operating expenses. The note bears interest at 10% per annum and matured on January 14, 2003. In June 2002, Mr. Liccardo converted $2,050,000 in principal of this convertible note and, in connection therewith, received 26,623,377 shares of common stock. In December 2002, Mr. Liccardo converted $500,000 in principal of his convertible note and in connection therewith received 12,500,000 shares of common stock. In March 2003, expenses due Mr. Liccardo, which was previously classified as a note payable in the amount of $119,791 was exchanged for a convertable note with the same terms as the January 14, 2002 note. In March 2003, Mr. Liccardo converted $112,000 in principal of this convertible note and in connection therewith received 14,000,000 shares of common stock. Mr. Liccardo may, at any time, elect to convert the outstanding principal of $1,000,763 of the convertible note and accrued interest thereon into a number of shares of our common stock determined by dividing the outstanding principal and interest on the note the lower of (i) $0.35 or (ii) 70% of the average of the lowest three intraday prices of our common stock during the 20 trading days immediately preceding the applicable conversion date. The fixed conversion price of $0.35 is subject to adjustment to a lower conversion price in the event of stock splits, dividends, recapitalizations and the like. Mr. Liccardo agreed to waive his right to convert the convertible note and have the appropriate number of shares reserved until the earlier of either (i) the conversion, exercise or reset of each of the instruments issued pursuant to the various financing arrangements; (ii) the repayment in full of the obligations due under the existing financing arrangements; or iii) obtaining of the stockholder approval to increase our authorized number of common stock and has filed such Certificate of Amendment amending the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware.

      On May 6, 2004, we entered into an Asset Purchase Agreement with Corridor Communications Corporation, an Oregon corporation ("Corridor-Oregon"), whereby we acquired all of the assets of Corridor-Oregon in exchange for 12,000,000 shares of common stock of our company. Corridor-Oregon is a Wireless Internet Service Provider ("WISP") providing high-speed ubiquitous connectivity to single family homes, businesses and hotspots. Mr. Heil, our executive officer and director, was the sole executive officer and director of Corridor-Oregon.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table presents information about the beneficial ownership of our common stock, as of October 5, 2004, by:


o each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;
o     each of our directors;
o     each of our named executive officers; and
o     all directors and executive officers as a group.


Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of our common stock subject to options or other convertible securities that are presently exercisable or convertible or exercisable or convertible within 60 days of October 5, 2004 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing shares and percentage ownership of that holder, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 799,111,499 shares of common stock outstanding as of October 5, 2004



                          NAME AND ADDRESS                      NUMBER OF SHARES        PERCENTAGE OF SHARES
                        OF BENEFICIAL OWNER                   BENEFICIALLY OWNED (1)       OUTSTANDING (1)
                       ---------------------                 -----------------------   -----------------------
5% Stockholders
---------------
Alpha Capital Aktiengesellschaft (2)
  Pradafant                                                         87,804,704                  9.99%
  79490 Furstentums, Vaduz, Liechtenstein

Stonestreet Limited Partnership (2)
  260 Town Centre Blvd.,                                            87,804,704                  9.99%
  Suite 201, Markham, ON, L3R 8H8, Canada

Bristol Investment Fund, LTD (2)
   Caledonian House, Jennett Street, George Town                    87,804,704                  9.99%
   Grand Cayman, Cayman Islands

SDS Capital Group SPC, Ltd. (2)
   53 Forest Avenue, 2nd Floor                                      87,804,704                  9.99%
   Old Greenwich, Connecticut 06870

Executive Officers and Directors (2)
Michael A. Liccardo(5)                                             360,835,380                 32.62%
Scott Mac Caughern                                                  56,616,262                  7.08%
J. Michael Heil(4)                                                  43,616,262                  5.45%
All directors and executive officers as a group (3 persons)        460,848,786                 41.67%

* Less than 1%.

(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person has the right to acquire within 60 days as of October 5, 2004.
For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on October 5, 2004 any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.


(2) The shareholder has contractually agreed to not convert convertible debentures or exercise warrants in excess of 9.99% of our outstanding shares of common stock.

(3) Unless otherwise indicated, the address of each of the persons or entities listed in the table is c/o Corridor Communications Corp., 9333 East Main Street, Suite 122, Mesa, Arizona 85207.

(4) Includes 12,000,000 shares of common stock owned by Corridor Communication Corporation, an Oregon corporation, of which Mr. Heil is a director, officer and shareholder.

(5) Mr. Liccardo's beneficial ownership includes (i) 54,018,677 shares of common stock and (ii) 306,816,703 shares of common stock that are issuable upon conversion of the convertible debenture in the amount of $1,120,554 and accrued interest of $275,462 held by Mr. Liccardo, which is convertible into common stock at the lower of $0.35 or 65% of the average of the lowest three intraday prices of our Common Stock during the 20 trading days immediately preceding the applicable conversion date.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

GENERAL


      We are authorized to issue 1,620,000,000 shares, consisting of 1,600,000,000 shares of common stock, par value $0.0001 per share, of which 799,111,499 shares are issued and outstanding.


COMMON STOCK

      Holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of common stock will be able to elect the entire board of directors, and, if they do so, minority stockholders would not be able to elect any members to the board of directors. Our board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of the stockholders and which may dilute the book value of the common stock.

      Stockholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of common stock, when issued, will be fully paid and non-assessable.

      Holders of common stock are entitled to receive dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends on common stock and do not anticipate that we will pay dividends in the foreseeable future.

PREFERRED STOCK

      The board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of the common stock.

      We have issued 1,457 shares of Series A Convertible Preferred Stock. We do not have any plans to issue any additional shares of preferred stock. However, we consider it desirable to have one or more classes of preferred stock to provide us with greater flexibility in the future in the event that we elect to undertake an additional financing and in meeting corporate needs that may arise. If opportunities arise that would make it desirable to issue preferred stock through either public offerings or private placements, the provision for these classes of stock in our certificate of incorporation would avoid the possible delay and expense of a stockholders' meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock would result, however, in a series of securities outstanding that may have certain preferences with respect to dividends, liquidation, redemption, and other matters over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the preferred stock may also result in the dilution of the net income per share and net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. As a result, it is not possible at this time to determine the respects in which a particular series of preferred stock will be superior to our common stock. The board of directors does not have any specific plan for the issuance of preferred stock at the present time and does not intend to issue any such stock on terms which it deems are not in our best interest or the best interests of our stockholders.

CONVERTIBLE DEBENTURE, UNIT AND PREFERRED STOCK FINANCING

      Terms of December 2001 Secured Convertible Debenture Financing

         The December 2001 financing agreements with Bristol Investment Fund, Ltd. provided for the issuance of a total of $500,000 of convertible debentures that have been converted into shares of our common stock. In connection with the issuance of the convertible debentures in December 2001, we issued to the debenture holder warrants to purchase 1,000,000 shares of our common stock, subject to antidilution adjustment, and to others warrants to purchase 100,000 shares of our common stock, subject to antidilution adjustment. These warrants, as amended, have an amended exercise price of $0.05 per share. These warrants, which we are registering, can be exercised any time through and including December 28, 2008.

      Terms of February 2002 Unit Financing, As Amended

         Under the February 2002 financing agreements with Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership, as amended in June 2002, we issued and sold a total of 187,500 units, at a price of $8.00 per unit, with each unit consisting of 21 shares of our common stock, subject to adjustment pursuant to exercise of the reset option, and one warrant to purchase three shares of our common stock at an exercise price of approximately $0.13 per share, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of our capital stock and the like.

      Under the reset option included in each unit, the selling security holders have the right to receive additional shares of common stock for each unit without the payment of any additional consideration. The reset option provides that, at any time, but only one time for each unit, until June 18, 2005, at the option of the applicable selling security holder, the number of shares comprising such unit may be increased by the difference between (A) $8.00 divided by 70% of the average of the three lowest intraday trading prices (which need not occur on consecutive trading days) for our common stock during the 20 trading day period ending one trading day prior to the date of exercise of such option, less (B) 21. Thus, the reset options will be exercised for additional shares of our common stock at below the current market price on the exercise date. In addition, there is no limit on the number of shares of our common stock that may be issued upon exercise of the reset options. In fact, the number of shares issuable upon exercise of the reset options fluctuates with our common stock market price and cannot be determined until the day of exercise. If the reset options are exercised, stockholders may be subject to an immediate dilution in their percentage ownership of our common stock.

      In May 2003, we agreed to modify Alpha's unit investment whereby, in consideration of the cancellation of the reset option, we issued a secured convertible debenture in the amount $910,120. This debenture bears interest at 12%, matures two years from the date of issuance, and is convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.385 or
(ii) 70% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. In addition, in May 2003, Stonestreet has also agreed not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures.

      Each selling security holder is not entitled to exercise a reset option if the sum of (i) the number of shares of common stock beneficially owned by that selling security holder and its affiliates on the date of exercise, and (ii) the number of shares of common stock issuable upon the exercise of the reset option would result in beneficial ownership by the selling security holder and its affiliates of more than 9.99% of our outstanding shares of common stock on the date of exercise. Each selling security holder may void the exercise limitation upon 75 days prior written notice to us.

      The warrants included in the units can be exercised any time through and including June 18, 2005. The selling security holders are entitled to exercise all or a portion of their warrants at any time prior to the warrant expiration date, at which time all unexercised warrants will expire. Each selling security holder has the right, in lieu of exercising the warrants for cash, to a cashless exercise of its warrants if the fair market value of one share of common stock is greater than the exercise price of the warrants. However, the holder may not employ the cashless exercise feature at any time that the stock to be issued upon exercise is included for unrestricted resale in an effective registration statement. This prospectus is registering the shares underlying Alpha's note in the amount of $910,120 note, shares issuable upon reset of 39,740 units and shares of common stock issuable upon exercise of warrants issued in connection with this financing

      Terms of June 2002 Secured Convertible Debenture Financing

      In June 2002, we issued and sold to Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership two convertible notes in the aggregate principal amount of $450,000 and warrants to purchase up to 135,000 shares of our common stock. The interest rate on the convertible notes is 12% per annum with a two-year maturity. In relation to this financing, we received gross proceeds of $450,000, and net proceeds of $385,738, after paying $51,750 in finders fees, and $12,512 for related legal and accounting fees.

      Each note is convertible at the holder's option at any time into shares of our common stock at a conversion price per share that is the lesser of (1) $0.385 or (2) 70% of the average of the lowest three intraday prices (which need not occur on consecutive trading days) of our common stock during the 20 trading days immediately preceding the applicable conversion date. Thus, the notes will be converted at prices below the current market price on the conversion date. The number of shares we will issue upon the conversion of these notes fluctuates with our common stock market price and cannot be determined until the day of conversion. If conversions of the notes occur, stockholders may be subject to an immediate dilution in their percentage ownership of our common stock. In May 2003, Stonestreet agreed to not convert its secured convertible debenture for a price per share of less than $.05 and to not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures.

      In connection with the issuance of the convertible notes in June 2002, we issued to the selling security holders warrants to purchase 135,000 shares of our common stock. These warrants have an exercise price of approximately $0.13 per share, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of our capital stock and the like. The warrants can be exercised any time through and including June 18, 2007. Each selling security holder has the right, in lieu of exercising the warrants for cash, to a cashless exercise of its warrants if the fair market value of one share of common stock is greater than the exercise price of the warrants. However, the holder may not employ the cashless exercise feature at any time that the stock to be issued upon exercise is included for unrestricted resale in an effective registration statement. We are registering 135,000 shares of common stock underlying the warrants issued in connection with this financing.

      Terms of May 2003 Secured Convertible Debenture Financing

      In May 2003, we entered into a Securities Purchase Agreement with three accredited investors for the sale of (i) $1,000,000 in convertible debentures and (ii) warrants to buy 5,000,000 shares of our common stock. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. In connection with the issuance of the convertible debentures in May 2003, we issued to the debenture holder warrants to purchase 5,000,000 shares of our common stock, subject to antidilution adjustment. These warrants have an exercise price of $0.05 per share. These warrants can be exercised any time through and including May 9, 2010. We are registering the shares of common stock underlying the debentures and the warrants issued in connection with this financing.

      Terms of September 2003 Secured Convertible Debenture Financing

      In September 2003, we entered into a Securities Purchase Agreement with one accredited investor for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 1,250,000 shares of our common stock. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. In connection with the issuance of the convertible debentures in September 2003, we issued to the debenture holder warrants to purchase 1,250,000 shares of our common stock, subject to antidilution adjustment. These warrants have an exercise price of $0.05 per share. These warrants can be exercised any time through and including September 17, 2010.

      Terms of October 2003 Conversion Agreement

      In October 2003, we entered into an agreement with Bristol Investment Fund, Ltd. and Alpha Capital Aktiengesellschaft whereby we agreed to pay the investors, in connection with a senior security interest in the amount of $531,397.29, in shares of common stock at a price per share equal to the lessor of $.05 and sixty-five percent (65%) of the average of the lowest three intraday trading prices during the thirty trading day preceding payment.

      As of October 1, 2003, we have reserved a good faith estimate of the number of shares of common stock to account for market fluctuations and antidilution and price protection adjustments, which would be issuable upon conversion in full of the debentures, exercise of the reset option and exercise of the warrants in connection with our financings. These reserve amounts are our good faith estimate of the number of shares that we believe we need to reserve. We can provide no assurance as to how many shares we will ultimately need to issue upon the conversion of the debentures or exercise of the investment options. If we are required to issue additional shares we will be required to file an additional registration statement for those shares, a process which will be costly and time consuming. The issuance of these shares will dilute our common stock per share net tangible book value and may result in a decline in our stock price.

      Terms of November 2003 Secured Convertible Debenture Financing

      In November 2003, we entered into a financing agreement with SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership, pursuant to which we issued and sold 12% two-year secured convertible debentures in the principal amount of $1,100,000 and 5,500,000 warrants to purchase shares of our common stock, subject to antidilution adjustment. The debentures are convertible at the holder's option at any time into shares of our common stock at the lesser of (i) $0.03 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. This prospectus relates to the resale of the common stock underlying this convertible debenture held by SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, and Stonestreet Limited Partnership and warrants held by SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership.

      Terms of July 2004 Preferred Stock Financing

      In July 2004, we entered into a financing agreement with SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership, pursuant to which we issued and sold an aggregate of 1,457 shares of Series A Preferred Stock and common stock purchase warrants. The shares of Series A Convertible Preferred Stock are convertible into shares of common stock at the price of $.02 per share; provided, however, under certain circumstances amounting to a breach of our obligations under the agreements with the investors, the conversion price is the lesser of $0.02 or 80% of the average of the three lowest intraday trading prices during the 20 trading days immediately prior to the conversion date. The warrants are exercisable at $.02 per share. This prospectus relates to the resale of the common stock underlying the Series A Convertible Preferred Stock and the related warrants held by SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership.

      Terms of August 2004 Note Financing

      In August 2004, we entered into a financing arrangement with Bristol Investment Fund, Ltd. whereby we borrowed $300,000, which must be repaid within three months. In connection therewith, we issued 45,000,000 shares of common stock exercisable at $.0035 to Bristol Investment Fund, Ltd. This prospectus relates to the resale of the common stock underlying these warrants.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      Each Selling Stockholder (the "Selling Stockholders") of the common stock ("Common Stock") of Corridor Communications Corp., a Delaware corporation (the "Company") and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the Trading Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o settlement of short sales entered into after the date of this prospectus;

      o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale;

      o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

      o     any other method permitted pursuant to applicable law.

      The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

      Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

      In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

      The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

      We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                                   PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


                         Total Shares of
                         Common Stock      Total
                         Issuable Upon     Percentage
                         Conversion of     of Common
                         Debentures,       Stock,        Shares of     Beneficial      Percentage of   Beneficial     Percentage of
                         Preferred Stock,  Assuming      Common Stock  Ownership       Common Stock    Ownership      Common Stock
                         Reset Options     Full          Included in   Before          Owned Before    After the      Owned After
         Name            and/or Warrants   Conversion    Prospectus    the Offering*   Offering*       Offering (8)   Offering (8)
------------------------------------------------------------------------------------------------------------------------------------
Bristol Investment
Fund, Ltd. (3)            139,506,410(4)     14.86%       Up to        87,804,702(2)     9.9%             --              --
                                                       161,281,410
                                                        shares of
                                                      common stock
                                                           (1)

Alpha Capital             331,605,162(5)     29.33%       Up to        87,804,704(2)     9.9%             --              --
Aktiengesellschaft (3)                                 247,702,581
                                                        shares of
                                                         common
                                                        stock(1)

SDS Capital Group SPC,    154,288,462(6)     16.18%       Up to        87,804,704(2)     9.9%             --              --
Ltd. (3)                                               164,894,231
                                                        shares of
                                                      common stock
                                                           (1)

Stonestreet Limited       101,738,225(7)     11.29%       Up to        87,804,704(2)     9.9%             --              --
Partnership (3)                                        97,669,113
                                                        shares of
                                                        common(1)
                                                         stock


* These columns represents the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 9.9% limitation with respect to the remaining selling stockholders.

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debentures based on current market prices, conversion of the preferred stock and exercise of warrants. Because the number of shares of common stock issuable upon conversion of the convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. In addition, if there is an event of default under the Series A Preferred Stock, the fixed conversion price of $.02 will be terminated and the Series A Preferred Stock is convertible at a discount to the market price.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures, conversion of the Series A Convertible Preferred Stock and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However, the selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) Bristol Investment Fund, Ltd. is a private investment fund that is owned by its investors and managed by Bristol Capital Advisors, LLC (f/k/a Bristol DLP,
LLC). Bristol Capital Advisors, LLC, of which Mr. Paul Kessler and Ms. Diana Derycz Kessler are the managing members with final voting power, has investment control over the shares listed owned by Bristol Investment Fund, Ltd. Mr. James Somes is the President of Alexander Dunham Capital Group, Inc. and has final voting and investment power over the shares being sold by it. Bristol Capital, LLC is a private investment company of which Mr. Paul Kessler and Ms. Diana Derycz Kessler are the sole members and hold final voting and investment power over shares owned by it. Alpha Capital Aktiengesellschaft is a private investment fund that is owned by all its investors and managed by Mr. Konrad Ackerman. Mr. Konrad Ackerman may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares. Stonestreet Limited Partnership is a private investment fund that is owned by all its investors and managed by Ms. Libby Leonard and Mr. Michael Finkelstein. Ms. Libby Leonard and Mr. Michael Finkelstein may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares. SDS Capital Group SPC, Ltd. is a private investment fund that is owned by its investors and managed by its general partner, SDS Capital Partners, LLC. Mr. Steve Derby is the control person of the shares owned by SDS Capital Partners, LLC, with final voting power and investment control over such shares.

(4) Such figure is the sum of (i) 28,175,000 shares of common stock that are issuable upon exercise of the common stock purchase warrants issued pursuant to the December 2001 financing, May 2003 financing, November 2003 financing, and the August 2004 financing; (ii) 122,850,000 shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock and related warrants issued in July 2004; and (iii) 10,256,410 shares of common stock that have been issued upon conversion of the senior security interest.

(5) Such figure is the sum of (i) 65,008,571 shares of common stock issuable upon conversion of the outstanding principal, interest and penalties owed in connection with the 12% secured convertible debentures issued pursuant to the May 2003 secured convertible debenture that was issued as a result of the modification of the Unit Subscription Agreement dated February 2002, as amended;
(ii) 224,625 shares of common stock that are issuable upon exercise of the common stock purchase warrants issued pursuant to the June 2002 secured convertible debenture and unit financings; (iii) 18,951,923 shares of common stock issuable upon conversion of the 12% secured convertible debentures and common stock purchase warrants issued to pursuant to the Securities Purchase Agreement dated May 2003; (iv) 29,198,231 shares of common stock issuable upon conversion of the secured convertible debenture issued in connection with the Agreement dated October 2003 providing the investor the right to convert a senior security interest; (v) 11,469,231 shares of common stock issuable upon conversion of the 12% secured convertible debentures and common stock purchase warrants issued to pursuant to the Securities Purchase Agreement dated November 2003 and (iv) 122,850,000 common stock issuable upon conversion of the Series A Convertible Preferred Stock and related warrants issued in July 2004.

(6) Such figure includes (i) 1,250,000 shares of common stock issuable upon exercise of the common stock purchase warrants issued to pursuant to the Securities Purchase Agreement dated May 2003; (ii) 32,019,231 shares of common stock issuable upon conversion of the 12% secured convertible debentures and common stock purchase warrants issued to pursuant to the Securities Purchase Agreement dated November 2003; and (iii) 131,625,000 shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock and related warrants issued in July 2004.

(7) Such figure is the sum of (i) 22,390,661 shares of common stock issuable upon exercise of warrants and the reset option issued in connection with the June 2002 unit financing; (ii) 30,375 shares of common stock issuable upon exercise of common stock purchase warrants issued in connection with the June 2002 debenture financing; (iii) 625,000 shares of common stock issuable upon exercise of common stock purchase warrants issued in connection with the September 2003 debenture financing; (iv) 4,423,077 shares of common stock issuable upon conversion of secured debentures and exercise of warrants issued in November 2003 and (iv) 70,200,000 shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock and warrants issued in July 2004.

(8) Assumes that all securities registered will be sold.

                               TERMS OF FINANCINGS

      Terms of December 2001 Secured Convertible Debenture Financing

      The December 2001 financing agreements with Bristol Investment Fund, Ltd. provided for the issuance of a total of $500,000 of convertible debentures that have been converted into shares of our common stock. In connection with the issuance of the convertible debentures in December 2001, we issued to the debenture holder warrants to purchase 1,000,000 shares of our common stock, subject to antidilution adjustment, and to others warrants to purchase 100,000 shares of our common stock, subject to antidilution adjustment. These warrants, as amended, have an amended exercise price of $0.05 per share. These warrants can be exercised any time through and including December 28, 2008. This prospectus is registering 1,000,000 shares of common stock issued to the debenture holders.

      Terms of February 2002 Unit Financing, As Amended

      Under the February 2002 financing agreements with Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership, as amended in June 2002, we issued and sold a total of 187,500 units, at a price of $8.00 per unit, with each unit consisting of 21 shares of our common stock, subject to adjustment pursuant to exercise of the reset option, and one warrant to purchase three shares of our common stock at an exercise price of approximately $0.13 per share, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of our capital stock and the like.

      Under the reset option included in each unit, the selling security holders have the right to receive additional shares of common stock for each unit without the payment of any additional consideration. The reset option provides that, at any time, but only one time for each unit, until June 18, 2005, at the option of the applicable selling security holder, the number of shares comprising such unit may be increased by the difference between (A) $8.00 divided by 70% of the average of the three lowest intraday trading prices (which need not occur on consecutive trading days) for our common stock during the 20 trading day period ending one trading day prior to the date of exercise of such option, less (B) 21. Thus, the reset options will be exercised for additional shares of our common stock at below the current market price on the exercise date. In addition, there is no limit on the number of shares of our common stock that may be issued upon exercise of the reset options. In fact, the number of shares issuable upon exercise of the reset options fluctuates with our common stock market price and cannot be determined until the day of exercise. If the reset options are exercised, stockholders may be subject to an immediate dilution in their percentage ownership of our common stock.

      In May 2003, we agreed to modify Alpha's unit investment whereby, in consideration of the cancellation of the reset option, we issued a secured convertible debenture in the amount $910,120. This debenture bears interest at 12%, matures two years from the date of issuance, and is convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.385 or
(ii) 70% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. In addition, in May 2003, Stonestreet has also agreed not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures.

      Each selling security holder is not entitled to exercise a reset option if the sum of (i) the number of shares of common stock beneficially owned by that selling security holder and its affiliates on the date of exercise, and (ii) the number of shares of common stock issuable upon the exercise of the reset option would result in beneficial ownership by the selling security holder and its affiliates of more than 9.99% of our outstanding shares of common stock on the date of exercise. Each selling security holder may void the exercise limitation upon 75 days prior written notice to us.

      The warrants included in the units can be exercised any time through and including June 18, 2005. The selling security holders are entitled to exercise all or a portion of their warrants at any time prior to the warrant expiration date, at which time all unexercised warrants will expire. Each selling security holder has the right, in lieu of exercising the warrants for cash, to a cashless exercise of its warrants if the fair market value of one share of common stock is greater than the exercise price of the warrants. However, the holder may not employ the cashless exercise feature at any time that the stock to be issued upon exercise is included for unrestricted resale in an effective registration statement. This prospectus is registering the shares underlying Alpha's note in the amount of $910,120 note, shares issuable upon reset of 39,740 units and shares of common stock issuable upon exercise of warrants issued in connection with this financing

      Terms of June 2002 Secured Convertible Debenture Financing

      In June 2002, we issued and sold to Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership two convertible notes in the aggregate principal amount of $450,000 and warrants to purchase up to 135,000 shares of our common stock. The interest rate on the convertible notes is 12% per annum with a two-year maturity. In relation to this financing, we received gross proceeds of $450,000, and net proceeds of $385,738, after paying $51,750 in finders fees, and $12,512 for related legal and accounting fees.

      Each note is convertible at the holder's option at any time into shares of our common stock at a conversion price per share that is the lesser of (1) $0.385 or (2) 70% of the average of the lowest three intraday prices (which need not occur on consecutive trading days) of our common stock during the 20 trading days immediately preceding the applicable conversion date. Thus, the notes will be converted at prices below the current market price on the conversion date. The number of shares we will issue upon the conversion of these notes fluctuates with our common stock market price and cannot be determined until the day of conversion. If conversions of the notes occur, stockholders may be subject to an immediate dilution in their percentage ownership of our common stock. In May 2003, Stonestreet agreed to not convert its secured convertible debenture for a price per share of less than $.05 and to not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures.

      In connection with the issuance of the convertible notes in June 2002, we issued to the selling security holders warrants to purchase 135,000 shares of our common stock. These warrants have an exercise price of approximately $0.13 per share, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of our capital stock and the like. The warrants can be exercised any time through and including June 18, 2007. Each selling security holder has the right, in lieu of exercising the warrants for cash, to a cashless exercise of its warrants if the fair market value of one share of common stock is greater than the exercise price of the warrants. However, the holder may not employ the cashless exercise feature at any time that the stock to be issued upon exercise is included for unrestricted resale in an effective registration statement. We are registering 135,000 shares of common stock underlying the warrants issued in connection with this financing.

      Terms of May 2003 Secured Convertible Debenture Financing

      In May 2003, we entered into a Securities Purchase Agreement with three accredited investors for the sale of (i) $1,000,000 in convertible debentures and (ii) warrants to buy 5,000,000 shares of our common stock. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. In connection with the issuance of the convertible debentures in May 2003, we issued to the debenture holder warrants to purchase 5,000,000 shares of our common stock, subject to antidilution adjustment. These warrants have an exercise price of $0.05 per share. These warrants can be exercised any time through and including May 9, 2010. We are registering the shares of common stock underlying the debentures and the warrants issued in connection with this financing.

      Terms of October 2003 Conversion Agreement

      In October 2003, we entered into an agreement with Bristol Investment Fund, Ltd. and Alpha Capital Aktiengesellschaft whereby we agreed to pay the investors, in connection with a senior security interest in the amount of $531,397.29, in shares of common stock at a price per share equal to the lessor of $.05 and sixty-five percent (65%) of the average of the lowest three intraday trading prices during the thirty trading day preceding payment.

      As of October 1, 2003, we have reserved a good faith estimate of the number of shares of common stock to account for market fluctuations and antidilution and price protection adjustments, which would be issuable upon conversion in full of the debentures, exercise of the reset option and exercise of the warrants in connection with our financings. These reserve amounts are our good faith estimate of the number of shares that we believe we need to reserve. We can provide no assurance as to how many shares we will ultimately need to issue upon the conversion of the debentures or exercise of the investment options. If we are required to issue additional shares we will be required to file an additional registration statement for those shares, a process which will be costly and time consuming. The issuance of these shares will dilute our common stock per share net tangible book value and may result in a decline in our stock price.

      Terms of November 2003 Secured Convertible Debenture Financing

      In November 2003, we entered into a financing agreement with SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership, pursuant to which we issued and sold 12% two-year secured convertible debentures in the principal amount of $1,100,000 and 5,500,000 warrants to purchase shares of our common stock, subject to antidilution adjustment. The debentures are convertible at the holder's option at any time into shares of our common stock at the lesser of (i) $0.03 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. This prospectus relates to the resale of the common stock underlying this convertible debenture held by SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, and Stonestreet Limited Partnership and warrants held by SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership.

      Terms of July 2004 Preferred Stock Financing

      In July 2004, we entered into a financing agreement with SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership, pursuant to which we issued and sold an aggregate of 1,457 shares of Series A Preferred Stock and common stock purchase warrants. The shares of Series A Convertible Preferred Stock are convertible into shares of common stock at the price of $.02 per share; provided, however, under certain circumstances amounting to a breach of our obligations under the agreements with the investors, the conversion price is the lesser of $0.02 or 80% of the average of the three lowest intraday trading prices during the 20 trading days immediately prior to the conversion date. The warrants are exercisable at $.02 per share. This prospectus relates to the resale of the common stock underlying the Series A Convertible Preferred Stock and the related warrants held by SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership.

      Terms of August 2004 Note Financing

      In August 2004, we entered into a financing arrangement with Bristol Investment Fund, Ltd. whereby we borrowed $300,000, which must be repaid within three months. In connection therewith, we issued 45,000,000 shares of common stock exercisable at $.0035 to Bristol Investment Fund, Ltd. This prospectus relates to the resale of the common stock underlying these warrants.

SAMPLE CONVERSION CALCULATION


      The number of shares of common stock issuable upon conversion of the debentures is determined by dividing that portion of the principal, interest and penalties of the debenture to be converted by the conversion price. For example, assuming conversion of $1,000,000 of debentures on October 5, 2004, a conversion price of $0.0065 per share, the number of shares issuable upon conversion would be:


$1,000,000/$.0065 = 153,846,154 shares


      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of October 5, 2004 of $0.01.

                                                    Number           % of then
% Below       Price Per       With Discount        of Shares         Outstanding
Market           Share          at 35%             Issuable            Stock
------           -----          ------             --------            -----

25%             $.0075          $.0049             433,989,128         35.19%
50%             $.0050          $.0033             650,983,692         44.89%
75%             $.0025          $.0016           1,301,967,385         61.97%


                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      Stonefield Josephson, Inc., Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2003 and 2002, and for the years then ended that appear in the prospectus, and the financial statements at December 31, 2003 and 2002 for Corridor Communications Corporation, an Oregon corporation that appear in this prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

      HJ Associates & Consultants, LLP, independent certified public accountants, have audited, as set forth in their report thereon appearing elsewhere herein, financial statements at December 31, 2003 and 2002, and for the years then ended for Quik Internet of the Valley, Inc., Corridor Communications Corporation, Ashcreek Wireless and Eagle West Communications Inc. that appear in the prospectus.


                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Corridor Communications Corp., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                          CORRIDOR COMMUNICATIONS CORP.

                              FINANCIAL STATEMENTS

For the Three Months Ended June 30, 2004 and June 30, 2003

         Consolidated Balance Sheet (unaudited) as of June 30, 2004                                 F-1

         Consolidated Statement of Operations (unaudited) for the three and six
           months ended June 30, 2004 and 2003                                                      F-2

         Consolidated Statement of Cash Flows (unaudited) for the sixe
           months ended June 30, 2004 and 2003                                                      F-3

         Notes to Consolidated Financial Statements (unaudited)                                     F-4

For the Years Ended December 31, 2003 and December 31, 2002

         Independent Auditors' Report                                                               F-11

         Consolidated  Balance  Sheet  as  of  December  31,  2003                                  F-12

         Consolidated  Statements  of  Operations  for  the  Years
           Ended  December  31,  2003  and  2002                                                    F-13

         Consolidated  Statement  of  Stockholders'  Deficit  for  the  Years
           Ended  to  December  31,  2003  and  2002                                                F-14

         Consolidated  Statements  of  Cash  Flows  for  the  Years
           Ended  December  31,  2003  and  2002                                                    F-15

         Notes  to  Consolidated  Financial  Statements                                             F-16

Corridor Communications Corporation, an Oregon corporation For the Period Ended December 31, 2003

         Independent Auditors' Report                                                               F-37

         Balance  Sheet  as  of  December  31,  2003                                                F-38

         Statement  of  Operations  for the period from inception
           (September 16, 2003) to  December  31,  2003                                             F-39

         Statement  of  Stockholders'  Deficit  for the period from inception
           (September 16, 2003) to  December  31,  2003                                             F-40

         Statement  of  Cash  Flows  for the period from inception
           (September 16, 2003) to  December  31,  2003                                             F-41

         Notes  to  Financial  Statements                                                           F-42

         Corridor Communications Corp., a Delaware corporation, and Corridor
           Communications Corporation, an Oregon corporation,
                 combined financial statements (unaudited)                                          F-50

Ashcreek Wireless For the Period Ended December 31, 2003

         Independent Auditors' Report                                                               F-54

         Balance  Sheet  as  of  December  31,  2003                                                F-55

         Statement  of  Operations  for  the  Years
           Ended  December  31,  2003  and  2002                                                    F-56

         Statement  of  Stockholders'  Deficit  for  the  Period from
           Inception (October 1, 2002) to December 31, 2003                                         F-57

         Statement  of  Cash  Flows  for  the  Years
           Ended  December  31,  2003  and  2002                                                    F-58

         Notes  to  Financial  Statements                                                           F-59

Ashcreek Wireless For the Three Months Ended March 31, 2004 (unaudited)

         Balance  Sheet  as  of  March 31, 2004                                                     F-64

         Statement  of  Operations  for  the  Three Months
           Ended  March 31, 2004                                                                    F-65

         Statement  of  Cash  Flows  for  the  Three Months
           Ended March 31, 2004                                                                     F-66

         Notes  to  Financial  Statements                                                           F-67

Quik Internet of the Valley, Inc. For the Period Ended December 31, 2003

         Independent Auditors' Report                                                               F-68

         Balance  Sheet  as  of  December  31,  2003                                                F-69

         Statement  of  Operations  for  the  Years
           Ended  December  31,  2003  and  2002                                                    F-70

         Statement  of  Stockholders'  Deficit  for  the  Years
         Ended to December 31, 2003 and 2002                                                        F-70

         Statement  of  Cash  Flows  for  the  Years
           Ended  December  31,  2003  and  2002                                                    F-71

         Notes  to  Financial  Statements                                                           F-72

Quik Internet of the Valley, Inc. For the Three Months Ended March 31, 2004 (unaudited)

         Balance  Sheet  as  of  March 31, 2004                                                     F-78

         Statement  of  Operations  for  the  Three Months
           Ended  March 31, 2004                                                                    F-79

         Statement  of  Cash  Flows  for  the  Three Months
           Ended March 31, 2004                                                                     F-80

         Notes  to  Financial  Statements                                                           F-81

         Corridor Communications Corp., a Delaware corporation, Ashcreek Wireless,
           A sole proprietorship, and Quik Internet of the Valley, Inc., an Oregon
           corporation, combined financial statements (unaudited)                                   F-83

Eagle West Communications, Inc. For the Period Ended December 31, 2003

         Independent Auditors' Report                                                               F-87

         Balance  Sheet  as  of  July 31, 2004 and December  31,  2003                              F-88

         Statement of Operations for the seven months ended July 31, 2004 and from inception on November 14, 2003 through December 31, 2003 F-90

         Statement  of  Stockholders'  Equity as of July 31, 2004                                   F-91

         Statement of Cash Flows for the seven months ended July 31, 2004 and from inception on November 14, 2003 through December 31, 2003 F-92

         Notes  to  Financial  Statements                                                           F-93

         Corridor Communications Corp., a Delaware corporation, and
                    Eagle West Communications, Inc. combined financial statements
                (unaudited)                                                                         F-100

                  CORRIDOR COMMUNICATIONS CORP. AND SUBSIDIARY
                         (formerly Amnis Systems, Inc.)
                           CONSOLIDATED BALANCE SHEET

                                                                                 June 30, 2004
                                                                                  (unaudited)
                                                                              ----------------
Assets

Current Assets:
     Cash and cash equivalents                                                  $          6,072
     Accounts receivable, net of allowance for doubtful accounts of $ 145,886             18,814
     Inventories, net of reserve of $905,762                                              57,689
     Prepaid expenses and other current assets                                            42,761
     Debt issuance costs                                                                  14,235
                                                                                ----------------
          Total current assets                                                           139,571
                                                                                ----------------

Property and Equipment                                                                   198,298
Franchise                                                                                 49,000
Customer list                                                                            180,729
Debt Issuance Costs                                                                       46,395
Goodwill                                                                                  11,542
                                                                                ----------------
                                                                                $        625,535
                                                                                ================

Liabilities and Stockholders' Deficit

Current Liabilities:
     Secured promissory note                                                    $        500,000
     Stockholders' notes payable                                                         155,000
     Notes payable, current portion                                                        7,335
     Accounts payable                                                                  2,039,160
     Accrued salaries                                                                  1,608,747
     Accrued vacation                                                                    229,687
     Accrued interest payable                                                            581,863
     Customer deposits                                                                    20,350
     Convertible notes payable, current portion (net of discount of $250,347)          2,015,327
     Deferred revenue                                                                     60,496
     Other accrued expenses                                                            1,118,450
                                                                                ----------------

          Total current liabilities                                                    8,336,415

Long-Term Liabilities:
     Deferred revenue                                                                     79,008
     Note payable, long-term portion                                                      58,237
     Convertible note payable, long-term portion (net of discount of $454,587)           515,990
                                                                                ----------------

          Total liabilities                                                            8,989,650
                                                                                ----------------
Stockholders' Deficit:
     Preferred stock, $0.0001 par value; 20,000,000 authorized: none issued or outstanding
     Common stock, $0.0001 par value:
       Authorized - 1,600,000,000 shares
       Issued and outstanding - 580,448,001 shares                                        58,044
     Additional paid-in capital                                                       32,462,226
     Accumulated deficit                                                             (40,884,385)
                                                                                ----------------
          Total stockholders' deficit                                                 (8,364,115)
                                                                                ----------------

          Total liabilities and stockholder's deficit                           $        625,535
                                                                                ================

The accompanying notes are an integral part of these consolidated financial statements.

                  CORRIDOR COMMUNICATIONS CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                           June 30,                           June 30,
For the three and six months ended                                    2004            2003               2004           2003
                                                                  ----------------------------    --------------------------------
                                                                   (unaudited)  (unaudited)        (unaudited)    (unaudited)
Sales                                                            $           -  $            -     $            - $              -

Cost of Goods Sold                                                           -               -                  -                -
                                                                 -------------  --------------     --------------  ---------------

       Gross profit                                                          -               -                  -                -
                                                                 -------------  --------------     --------------  ---------------

Operating Expenses
    General and administrative                                         606,286               -            606,286                -
                                                                 -------------  --------------     --------------  ---------------

          Total operating exenses                                      606,286               -            606,286                -
                                                                 -------------  --------------     --------------  ---------------

          Loss from operations                                        (606,286)              -           (606,286)               -

Other Income (Expense)
    Interest expense, net                                             (146,698)       (151,873)          (320,336)       (205,202)
    Amortization of discount on convertible notes payable             (322,790)       (206,148)          (680,839)       (415,492)
    Financing costs                                                   (111,562)       (764,881)           (67,483)       (890,990)
    Change in fair value of detachable warrants                              -        (351,189)                 -        (346,820)
    Other, net                                                               -            (426)                 -            (385)
                                                                 -------------  --------------     --------------  ---------------

           Total other income (expense)                               (581,050)     (1,474,517)        (1,068,658)     (1,858,889)
                                                                 -------------  --------------     --------------  ---------------

Net loss before taxes and discontinued operations                   (1,187,336)     (1,474,517)        (1,674,944)     (1,858,889)
                                                                 -------------  --------------     --------------  ---------------

    Income Tax                                                               -               -                  -               -

Net loss from continuing operations                                 (1,187,336)     (1,474,517)        (1,674,944)     (1,858,889)

Discontinued operations
    Loss from operations of discontinued operations                   (356,610)       (777,449)        (1,160,623)     (1,707,259)
                                                                 -------------  --------------     --------------  ---------------

Net loss                                                         $  (1,543,946) $   (2,251,966)    $   (2,835,567) $   (3,566,148)
                                                                 =============  ==============     ==============  ===============

Basic and Diluted Loss per Common Share
    Continuing operations                                        $       (0.00) $        (0.01)    $        (0.00)$         (0.02)
    Discontinued operations                                              (0.00)          (0.01)             (0.00)          (0.02)
                                                                 -------------  --------------     --------------  ---------------
                                                                 $       (0.00) $        (0.02)    $        (0.01)$         (0.04)
                                                                 -------------  --------------     --------------  ---------------

Weighted average shares outstanding - basic & diluted              399,344,537     100,317,803        349,584,927      84,922,487
                                                                 =============  ==============     ==============  ===============

The accompanying notes are an integral part of these consolidated financial statements.

                  CORRIDOR COMMUNICATIONS CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        June 30,
For the six months ended                                                        2004                2003
                                                                      --------------------  -----------------
                                                                         (unaudited)           (unaudited)

Cash Flows from Operating Activities:
      Net loss                                                        $        (2,835,567) $      (3,566,148)
      Adjustments to reconcile net loss to
        net cash provided by (used in) operating activities:
          Common stock and options issued for services                            673,528            135,467
          Value of warrants issued for financing costs                            108,666                  -
          Employee salaries exchanged for stock                                    62,522             29,598
          Depreciation and amortization                                                 -             30,259
          Amortization of discounts on convertible notes payable                  680,839            415,492
          Amortization of debt issuance costs                                      97,845             10,064
          Change in fair value of warrant liability                                     -            346,820
      (Increase) decrease in accounts receivable                                   84,739            137,926
      Decrease in inventories                                                     (11,689)           (62,482)
      (Increase) in prepaid expenses and other assets                              25,766            (47,823)
      Increase in accounts payable                                                 58,922            120,184
      Increase in accrued salaries                                                 80,210            926,039
      Increase (decrease) in accrued vacation                                     (16,109)            24,743
      Increase in accrued interest payable                                        223,873            174,231
      Increase in deferred revenue                                                (51,141)             2,434
      Increase (decrease) in other accrued expenses                               (91,738)           916,607
                                                                      --------------------  ------------------

          Net cash provided by (used in) operating activities                     (909,334)          (406,589)
                                                                      --------------------  ------------------

Cash Flows from Investing Activities:
      Payments for acquisition of companies, net                                   (56,235)                 -
      Purchases of property and equipment                                           (6,793)            (4,047)
                                                                      --------------------  ------------------

          Net cash used in investing activities                                    (63,028)            (4,047)
                                                                      --------------------  ------------------

Cash Flows from Financing Activities:
      Proceeds from financing obligations collateralized by accounts receivable          -            792,806
      Payments on financing obligations collateralized by accounts receivable            -         (1,163,672)
      Payment of debt issuance costs                                                     -           (116,500)
      Proceeds from issuance of common stock                                             -              3,000
      Proceeds from convertible debentures                                               -          1,000,000
      Proceeds from the exercise of warrants                                        25,000                  -
      Proceeds from secured promissory notes                                       500,000                  -
                                                                      --------------------  ------------------

          Net cash provided by (used in) financing activities                      525,000            515,634
                                                                      --------------------  ------------------

Net decrease in cash and cash equivalents                                         (447,362)           104,998
                                                                      --------------------  ------------------

Cash and cash equivalents, beginning of period                                     453,434             87,470
                                                                      --------------------  ------------------

Cash and cash equivalents, end of period                              $              6,072  $         192,468
                                                                      ====================  ==================

Non Cash Investing and Financing Activities:
      Accrued interest exchanged for common stock                     $             53,709  $         194,633
      Accrued penalties in exchange for common stock                               180,000                  -
      Convertible note payable exchanged for common stock                          721,821            191,700
      Note payable and interest in exchange for convertible note payable                 -                  -
      Discount on convertible note payable                                               -          1,218,247
                                                                      ====================  ==================
Supplemental Disclosures of Cash Flow Information:
      Cash paid for income taxes                                      $                  -  $               -
                                                                      ====================  ==================
      Cash paid for interest                                          $                  -  $               -
                                                                      ====================  ==================

The accompanying notes are an integral part of these consolidated financial statements.

                  CORRIDOR COMMUNICATIONS CORP. AND SUBSIDIARY
                         (formerly Amnis Systems, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The unaudited consolidated financial statements have been prepared by Corridor Communications Corp. (the "Company"), pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes for the year ended December 31, 2003 included in the Company's Annual Report on Form 10-KSB. The results of the six months ended June 30, 2004 are not necessarily indicative of the results to be expected for the full year ending December 31, 2004.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred a net loss for the six months ended June 30, 2004 of $2,835,567 and at June 30, 2004, had an accumulated deficit of $40,884,385 and a working capital deficit of $8,196,844. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence. The Company has recently acquired Corridor Communications Corporation, Ashcreek Wireless and Quik Internet of the Valley, Inc. The Company is also negotiating for the purchase of Eagle West, a cable company located in Mesa, Arizona. Subsequent to June 30, 2004 the Company issued 1,457 shares of its Series A Convertible Preferred Stock to existing investors for gross proceeds of $2,550,000. The Company believes that with the new acquisitions and sufficient capital to fund operations that the Company will be able to achieve profitable operations, but there can be no assurance that the Company will generate positive cash flows from operations sufficient to sustain operations in the near term.

NOTE 2 - STOCK OPTIONS

The Company has adopted only the disclosure provisions of SFAS No. 148 and 123, "Accounting for Stock-Based Compensation." It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its Stock Option Plan and does not recognize compensation expense for its Stock Option Plan other than for restricted stock and options issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the six months ended June 30, 2004 and 2003:

                  CORRIDOR COMMUNICATIONS CORP. AND SUBSIDIARY
                         (formerly Amnis Systems, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


                                                                       2004            2003
                                                           --------------------- ----------------
Net loss as reported                                       $         (2,835,567) $     (3,566,148)
Expense recognized                                                            -                 -
Pro forma expense                                                       (40,036)         (546,941)
                                                           --------------------- ----------------

Pro forma net loss                                         $         (2,875,603) $     (4,113,089)
                                                           ====================  ================
Basic and diluted loss per common share:
    As reported                                            $             (0.01)  $         (0.04)
    Pro forma                                              $             (0.01)  $         (0.04)

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the six months ended June 30, 2004: risk-free interest rate of 3.0%, 3.0% and 3.5%; dividend yields of 0%; volatility factors of the expected market price of the Company's common stock of 386%, and a weighted average expected life of the option of 1.0 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

NOTE 3 - EARNINGS PER SHARE

In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At June 30, 2004, the Company had outstanding warrants and options to purchase shares of common stock of 81,170,901, of which all were antidilutive and at June 30, 2004.

NOTE 4 - NOTE RECEIVABLE

The Company advanced to Corridor Communication Corporation, an Oregon corporation (See Note 10) $60,000 pursuant to a promissory note dated March 16, 2004. The note bears interest at 8% per annum and is due on March 16, 2005. This note was forgiven on June 30, 2004 and was considered part of the purchase price for Ashcreek Wireless. (See Note 9).

NOTE 5 - SECURED PROMISSORY NOTE

                  CORRIDOR COMMUNICATIONS CORP. AND SUBSIDIARY
                         (formerly Amnis Systems, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

On March 2, 2004, the Company issued four (4) secured promissory notes for $75,000 each to Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, SDS Merchant Fund and Bristol Capital. The notes bear interest at 12% per annum and were due on March 15, 2004. These notes were repaid in July 2004 from the proceeds of the sale of 1,457 shares of the Company's Series A Convertible Preferred Stock. (See Note 11).

On April 28, 2004 and May 4, 2004, the Company issued secured promissory notes for $100,000 each to Bristol Capital. The notes bear interest at 12% per annum and were due on June 15, 2004. These notes were repaid in July 2004 from the proceeds of the sale of 1,457 shares of the Company's Series A Convertible Preferred Stock. (See Note 11). In addition, in connection with these two promissory notes, the Company issued to Bristol Capital a total of 30,000,000 warrants to purchase shares of the Company's common stock for $0.005 per shares. In accordance with EITF 00-27, the Company first determined the value of the notes and the fair value of the detachable warrants issued in connection with these promissory notes. The estimated value of the warrants of $240,000 was determined using the Black-Scholes option pricing model and the following assumptions: term of 7 years, a risk free interest rate of 3.5%, a dividend yield of 0% and volatility of 402%. The face amount of the notes of $200,000 was proportionately allocated to the notes and the warrants in the amount of $91,334 and $108,666, respectively. The amount allocated to the warrants of $108,666 was recorded as a discount on the notes and as an addition to additional paid in capital. The discount of $108,666 was amortized over the year life of the notes. As of June 30, 2004, the entire discount of $180,666 has been amortized to financings costs in the accompanying consolidated statements of operations.

NOTE 6 - CONVERTIBLE NOTES PAYABLE

A rollforward of the convertible notes payable is as follows:

Balance, December 31, 2003                                                $       2,572,299
Conversions into equity                                                            (721,821)
Amortization of discounts                                                           680,839
                                                                          -----------------
Balance, June 30, 2004                                                            2,531,317
Less current portion                                                             (2,015,327)
                                                                          -----------------
Long-term portion                                                         $         515,990
                                                                          =================

NOTE 7 - OTHER ACCRUED EXPENSES

Other accrued expenses at June 30, 2004 consisted of the following:

Penalty for not registering shares issued in February 2002                $         243,641
Penalty for not registering shares underlying
   convertible debentures                                                           316,567
Value of reset option provision in September 18, 2002 agreement                     447,190
Other                                                                               111,052
                                                                          -----------------
                                                                          $       1,118,450
                                                                          =================


                  CORRIDOR COMMUNICATIONS CORP. AND SUBSIDIARY
                         (formerly Amnis Systems, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 8 - STOCKHOLDERS' DEFICIT

During the six months ended June 30, 2004, the Company issued the following shares of its common stock:

o 93,232,524 shares to two officers of the Company for services rendered valued at $559,395. The value of the services was based on the market price of the Company's stock at the date of grant times the number of shares issued;

o 2,164,063 shares to consultants for services rendered valued at $60,135. The value of the services was based on the market price of the Company's stock at the date of grant times the number of shares issued;

o 162,388,613 shares to investors in connection with the conversion of $721,821 of convertible notes payable;

o 13,131,936 shares to investors in connection with the conversion of accrued interest on convertible notes payable of $53,709;

o 26,000,000 shares to an investor in connection with accrued penalties of $180,000 associated with a reset option provision;

o 2,120,000 shares to employees for payment of $62,522 in accrued salaries;

o 5,000,000 shares to a consultant in connection with the exercise of warrants; and

o 27,000,000 shares in connection with the acquisitions of Corridor Communications Corporation, an Oregon corporation, Ashcreek Wireless, a sole proprietorship, and Quik Internet of the Valley, Inc., an Oregon corporation.

During the six months ended, the Company issued to a consultant a total of 5,000,000 warrants to purchase 5,000,000 shares of the Company's common stock at $0.005 per share. These warrants were valued at $54,000 using the Black-Scholes option pricing model using the following assumptions: term of 0.083 years, a risk-free interest rate of 3.5%, a dividend yield of 0% and volatility of 735%. These warrants were exercised during the six months ended June 30, 2004.

NOTE 9 - ACQUISITIONS

                       CORRIDOR COMMUNICATIONS CORPORATION

On May 6, 2004, the Company purchased all the assets of Corridor Communications Corporation, an Oregon corporation ("CCC") for 12,000,000 shares of the Company's common stock. The 12,000,000 shares were valued at $108,000, the market value of the Company's stock at the acquisition date. This transaction was accounted for by the purchase method of accounting, as required by SFAS No. 141, "Business Combinations," and accordingly, the purchase price has been allocated to the assets acquired and the

                  CORRIDOR COMMUNICATIONS CORP. AND SUBSIDIARY
                         (formerly Amnis Systems, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

liabilities assumed based upon the estimated fair values at the date of acquisition. The allocation of the purchase price as shown below is preliminary, and may be adjusted upon the completion of an appraisal of the property and equipment and other future analyses.

The allocation of the purchase price is as follows:

Property and equipment                   $          108,000
                                         ------------------
Purchase price                           $          108,000
                                         ==================

                                ASHCREEK WIRELESS

On June 30, 2004, the Company purchased all the assets of Ashcreek Wireless, a sole proprietorship ("Ashcreek") for 7,500,000 shares of the Company's common stock plus $60,000 in cash that was previously paid to Ashcreek. The 7,500,000 shares were valued at $63,750, the market value of the Company's stock at the acquisition date. This transaction was accounted for by the purchase method of accounting, as required by SFAS No. 141, "Business Combinations," and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based upon the estimated fair values at the date of acquisition. The allocation of the purchase price as shown below is preliminary, and may be adjusted upon the completion of an appraisal of the property and equipment and other future analyses.

The allocation of the purchase price is as follows:

Cash                                    $            3,765
Accounts receivable                                  6,690
Property and equipment                              80,980
Customer list                                       48,700
Goodwill                                            11,542
Unearned revenue                                    (7,577)
Customer deposits                                  (20,350)
                                        ------------------
Purchase price                          $          123,750

                                  QUIK INTERNET

On June 30, 2004 the Company purchased all the assets of Quik Internet of the Valley, Inc., an Oregon corporation ("Quik") for 7,5000,000 shares of Corridor's common stock plus the issuance of a $50,000 note payable to the sellers and the assumption of a related party note payable of $65,572. The 7,500,000 shares were valued at $63,750, the market value of the Company's stock at the acquisition date. This transaction was accounted for by the purchase method of accounting, as required by SFAS No. 141, "Business Combinations," and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based upon the estimated fair values at the date of acquisition. The allocation of the purchase price as shown below is preliminary, and may be adjusted upon the completion of an appraisal of the property and equipment and other future analyses.

The allocation of the purchase price is as follows:

Accounts receivable                                  15,299
Property and equipment                                2,525
Franchise                                            49,000
Customer list                                       132,029
Accounts payable                                    (10,710)
Unearned revenue                                     (8,821)
Note payable to sellers                             (50,000)
Note payable to bank                                (65,572)
                                         ------------------
Purchase price                           $           63,750
                                         ==================

The operating results of CCC, Ashcreek and Quik will be included in the Company's consolidated results of operations from their respective acquisition dates. The following unaudited proforma summary presents the consolidated results of operations as if the acquisitions had occurred on January 1, 2003. These proforma results have been presented for comparative purposes only and are not indicative of what would have occurred had the acquisitions been made as of January 1, 2003, appropriately, or of any potential results which may occur in the future.

                                                  Six Months Ended
                                                      June 30,
                                               2004                2003
                                         -----------------  ----------------
Net sales                                $         325,729  $        871,816
                                         =================  ================
Gross profit                             $         118,584  $        285,830
                                         =================  ================
Operating expenses                       $       1,890,537  $      2,013,357
                                         =================  ================
Net loss                                 $       2,844,135  $      3,589,480
                                         =================  ================
Basic and diluted loss per share         $            0.01  $           0.03
                                         =================  ================
Weighted average shares                        376,584,927       111,922,487
                                         =================  ================

NOTE 10 - DISCONTINUED OPERATIONS

In January 2004, the Company made the decision to discontinue its video operation which consisted of the manufacturing of hardware and software products for the creation, management and transmission of high-quality digital video over computer networks. At that time the Company decided to focus its efforts on the acquisition of certain businesses in the wireless internet service business.

All of the principal assets associated with the Company's video operations were written down as of December 31, 2003. The Company is still responsible for all the liabilities incurred by its video operations which continue to be presented under their proper captions in the accompanying consolidated balance sheet. The operating results of the Company's video operations have been presented as discontinued operations in the accompanying consolidated statements of operations.

Below is a summary of the operating results of the Company's video operations for the six months ended June 30, 2004 and 2003:

                                                   Six Months Ended
                                                      June 30,
                                                2004               2003
                                         -----------------  ----------------
Net sales                                $         145,112  $        701,448
                                         =================  ================
Gross profit                             $          12,937  $        197,611
                                         =================  ================
Operating expenses                       $       1,173,560  $      1,904,870
                                         =================  ================
Loss from operations                     $       1,160,623  $      1,707,259
                                         =================  ================

NOTE 11 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB 104 supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers ("the FAQ") issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not impact the consolidated financial statements.

NOTE 12 - SUBSEQUENT EVENTS

On July 23, 2004 the Company issued 1,457 shares of its Series A Convertible Preferred Stock to existing investors for gross proceeds of $2,550,000. The net proceeds received by the Company were $1,741,000 after repaying the secured promissory notes of $500,000, the payment of $255,000 in commissions and the payment of $54,000 in legal fees associated with the transaction.

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
AMNIS SYSTEMS, INC. AND SUBSIDIARY
MOUNTAIN VIEW, CALIFORNIA

We have audited the accompanying consolidated balance sheet of Amnis Systems, Inc. and Subsidiary as of December 31, 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Amnis Systems, Inc. and Subsidiary as of December 31, 2003, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred net losses and negative cash flows from operations since its inception, has a working capital deficit and stockholders' deficit and no operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc.
STONEFIELD JOSEPHSON, INC.
Certified Public Accountants

Santa Monica, California
February 25, 2004

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003


                                                                                     AMNIS SYSTEMS INC. AND SUBSIDIARY

                                                                                            CONSOLIDATED BALANCE SHEET

                                                                                                     DECEMBER 21, 2003
ASSETS

CURRENT ASSETS:
       Cash and cash equivalents                                                                           $   453,434
       Accounts receivable, net of allowance for doubtful accounts of $ 150,400                                 81,564
       Inventories, net of reserve of $768,651                                                                  46,000
       Prepaid expenses and other current assets                                                                68,527
                                                                                                           -----------
              Total current assets                                                                             649,525
                                                                                                           -----------

PROPERTY AND EQUIPMENT, less accumulated depreciation of $1,409,566                                                  -

DEBT ISSUANCE COSTS                                                                                            158,475
                                                                                                           -----------
              Total assets                                                                                 $   808,000
                                                                                                           -----------

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
       Stockholders' notes payable                                                                         $   105,000
       Accounts payable                                                                                      1,969,528
       Accrued salaries                                                                                      1,528,537
       Accrued vacation                                                                                        245,796
       Accrued interest payable                                                                                411,699
       Convertible notes payable, current portion (net of discount of $306,759)                                559,430
       Deferred revenue                                                                                         95,096
       Accrued warrant liability                                                                                     0
       Other accrued expenses                                                                                1,390,188
                                                                                                           -----------

              Total current liabilities                                                                      6,305,274

LONG-TERM LIABILITIES:
       Deferred revenue                                                                                         79,151
       Convertible notes payable, long-term portion (net of discount of 1,079,014)                           2,012,869
                                                                                                           -----------
              Total liabilities                                                                              8,397,294
                                                                                                           -----------

STOCKHOLDERS' DEFICIT:
       Preferred stock, $0.0001 par value; 20,000,000 authorized: none issued or outstanding                        --
       Common stock, $0.0001 par value:
         Authorized - 800,000,000 shares;
         Issued and outstanding - 249,410,865  shares                                                           24,941
       Additional paid-in capital                                                                           30,434,583
       Accumulated deficit                                                                                  38,048,818)
                                                                                                           -----------
              Total stockholders' deficit                                                                   (7,589,294)
                                                                                                           -----------
              Total liabilities and stockholder's deficit                                                  $   808,000
                                                                                                           -----------

The accompanying notes are an integral part of these consolidated financial statements.

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                     AMNIS SYSTEMS INC. AND SUBSIDIARY

                                                                                 CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                             December 31
                                                                                --------------------------------------
For the year ended                                                                 2003                       2002
                                                                                -----------                -----------
SALES                                                                           $ 1,514,548                $ 2,240,135

COST OF GOODS SOLD                                                                1,084,067                  1,754,942
                                                                                -----------                -----------

          Gross profit                                                              430,481                    485,193
                                                                                -----------                -----------

OPERATING EXPENSES
      Research and development                                                    1,091,393                  1,237,607
      Sales and marketing                                                           798,225                  1,762,757
      General and administrative                                                  3,116,345                  2,470,107
                                                                                -----------                -----------

              Total operating expenses                                            5,005,963                  5,470,471
                                                                                -----------                -----------

              Loss from operations                                               (4,575,482)                (4,985,278)

OTHER INCOME (EXPENSE)
      Interest expense, net                                                        (492,594)                  (485,999)
      Amortization of discount on convertible notes payable                      (1,937,982)                (3,858,770)
      Financing costs                                                            (1,238,540)                (2,115,073)
      Gain on extinguishment of accounts payable                                          -                  1,115,787
      Change in fair value of detachable warrants                                  (299,831)                 1,055,504
      Loss on restructuring of business                                            (892,524)                         -
      Other, net                                                                     (1,036)                   329,955
                                                                                -----------                -----------

               Total other income (expense)                                      (4,862,507)                (3,958,596)
                                                                                -----------                -----------

Net loss before taxes                                                            (9,437,989)                (8,943,874)
                                                                                -----------                -----------

      Provision for income taxes                                                          -                          -
                                                                                -----------                -----------

NET LOSS                                                                        $(9,437,989)               $(8,943,874)
                                                                                -----------                -----------

BASIC AND DILUTED LOSS PER COMMON SHARE                                         $     (0.08)               $     (0.26)
                                                                                -----------                -----------

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC & DILUTED                           118,340,630                 34,698,065
                                                                                -----------                -----------

The accompanying notes are an integral part of these consolidated financial statements.

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                        AMNIS SYSTEMS INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                      Additional                         Total
                                                                  Common Stock         Paid-In       Accumulated      Stockholders'
                                                               Shares        Amount    Capital         Deficit          Deficit

BALANCE, DECEMBER 31, 2001, AS RESTATED (NOTE 16)            12,947,082     $ 1,294  $12,168,525    $(19,666,955)   $ (7,497,136)

  Sale of common stock, net of offering costs                 3,000,000        300     1,189,706                       1,190,006

  Issuance of common stock for services                       5,291,858        529       534,115                         534,644

  Exercise of stock options                                     386,388         39       150,371                         150,410

  Issuance of common stock for compensation                   3,207,108        321     1,328,406                       1,328,727

  Issuance of common stock for conversion of notes payable   39,399,267      3,940     2,821,950                       2,825,890

  Issuance of common stock for financing cost                 2,062,500        206       288,544                         288,750

  Beneficial conversion feature of convertible note payable                            3,977,596                       3,977,596

  Net loss                                                                                            (8,943,874)     (8,943,874)
--------------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2002                                   66,294,203    $ 6,629   $22,459,213    $(28,610,829)    $(6,144,987)

  Issuance of common stock for conversion of notes payable
    and related accrued interest                            145,459,787     14,547     2,770,839                       2,785,386

  Issuance of common stock for services                      19,561,118      1,956       783,012                         784,968

  Issuance of common stock for exercise of options
    and warrants                                             10,773,000      1,077       529,843                         530,920

  Issuance of common stock for compensation                   7,322,757        732       232,921                         233,653

  Beneficial conversion feature of convertible note payable                            2,277,120                       2,277,120

  Black sholes valuation of warrant repricing                                            283,214                         283,214

  Value of warrants issued for services                                                  451,706                         451,706

  Reclass of value of warrants from liability due to
    underlying shares being registered on Form SB-2                                      646,715                         646,715

  Net loss                                                                                            (9,437,989)     (9,437,989)
--------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2003                                  249,410,865    $24,941   $30,434,583    $(38,048,818)    $(7,589,294)
================================================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                               AMNIS SYSTEMS INC. AND SUBSIDIARY
                                                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                       December 31
                                                                       -----------------------------------------
For the years ended                                                       2003                           2002
                                                                       -----------                   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                              $(9,437,989)                  $(8,943,874)
 Adjustments to reconcile net loss to
   net cash used in operating activities:
       Common stock and options issued for services                        784,968                       534,644
       Value of warrants issued for services                               451,706
       Common stock issued for financing costs                                                           288,750
       Repricing value of warrants for financing costs                     283,214
       Employee salaries exchanged for stock                               233,653                     1,328,727
       Depreciation and amortization                                        49,028                        60,909
       Amortization of discount on convertible notes payable             1,937,982                     3,858,770
       Bad debt expense                                                     47,400
       Income in inventory reserve                                         484,788
       Amortization of debt issuance costs                                  39,160                             -
       Loss on disposal of property and equipment                           96,994                         1,627
       Change in fair value of warrant liability                           299,831                    (1,055,504)
       Gain on extinguishment of debt                                            -                    (1,115,787)
 (Increase) decrease in accounts receivable                                183,139                        44,414
 (Increase) decrease in inventories                                         30,212                        63,056
 (Increase) decrease in prepaid expenses and other assets)                  (6,200)                      105,483
 Increase (decrease) in accounts payable                                   351,713                       359,028
 Increase (decrease) in accrued salaries                                   951,644                      (189,393)
 Increase (decrease) in accrued vacation                                    32,961                       (61,998)
 Increase in accrued interest payable                                      415,417                       342,421
 Decrease in deferred rent                                                       -                      (123,657)
 Increase (decrease) in deferred revenue                                    17,525                        97,627
 Increase (decrease) in warrant liabiliy
 Increase (decrease) in other accrued expenses                             923,916                     1,527,298
 Decrease in sublease deposit                                                    -                       (72,800)
                                                                       -----------                   -----------

 Net cash used in operating activities                                  (1,828,938)                   (2,950,259)
                                                                       -----------                   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                                       (37,249)                      (19,518)
                                                                       -----------                   -----------

 Net cash used in investing activities                                     (37,249)                      (19,518)
                                                                       -----------                   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
                                                                                 -                             -
 Proceeds from financing obligations
  collateralized by accounts receivable                                    878,371                     1,578,031
 Payments on financing obligations
  collateralized by accounts receivable                                 (1,264,640)                   (1,689,648)
 Payment of debt issuance costs                                           (262,500)                            -
 Proceeds from issuance of common stock                                                                2,170,397
 Proceeds from the exercise of options and warrants                        530,920                             -
 Proceeds from convertible debentures                                    2,350,000                       950,000
                                                                       -----------                   -----------
       Net cash provided by financing activities                         2,232,151                     3,008,780
                                                                       -----------                   -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                       365,964                        39,003

CASH AND CASH EQUIVALENTS, beginning of period                              87,470                        48,467
                                                                       -----------                   -----------
CASH AND CASH EQUIVALENTS, end of period                               $   453,434                   $    87,470
                                                                       ===========                   ===========
NON CASH INVESTING AND FINANCING ACTIVITIES:
 Debt and accrued interest exchanged for common stock                  $ 2,785,386                   $   140,736
 Financing cost covered by convertible notes                               910,120                     2,435,154
 Financing cost covered by issuance of common stock                        266,874
 Note payable and interest
  in exchange for convertible note payable                                 119,731                     3,547,920
 Stockholder purchase of financing obligation from bank                    531,397                             -
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for income taxes                                           $         -                   $     2,400
  Cash paid for interest                                               $         -                   $   268,005
                                                                       ===========                   ===========

The accompanying notes are an integral part of these consolidated financial statements.

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

                        ORGANIZATION AND LINE OF BUSINESS

Amnis Systems Inc. ("Amnis"), a Delaware corporation, and its wholly owned subsidiary, Optivision, Inc. ("Optivision") (collectively the "Company"), makes hardware and software products for the creation, management and transmission of compressed high-quality video over broadband computer networks. The Company's network video products are distributed primarily in the United States of America, Europe, and Pacific Rim countries both directly and through leading industry partners. The Company considers its operations to be one segment for reporting purposes. The Company's products are used in diverse applications such as distance learning, corporate training, video courier services, telemedicine, surveillance and visual collaboration.

Amnis was formed on July 29, 1998. On April 16, 2001, Amnis merged with Optivision, an operating company, in an exchange of common stock accounted for as a recapitalization of Optivision. Under the terms of the merger, each issued and outstanding share of Optivision common stock was converted into the right to receive 0.10 shares of Amnis common stock; each outstanding but unexercised option or warrant to purchase common stock of Optivision was converted into an option or warrant to acquire the number of shares of Amnis common stock equal to the product of 0.10 multiplied by the number of shares of Optivision common stock that would have been obtained before the merger. In accounting for this transaction:

o Optivision is deemed to be the purchaser and surviving company for accounting purposes. Accordingly, its net assets are included in the balance sheet at their historical book values and the results of operations of Optivision have been presented for the comparative prior period;

o Control of the net assets and business of Amnis was acquired effective April 16, 2001. This transaction has been accounted for as a purchase of the assets and liabilities of Amnis by Optivision. The historical cost of the net assets assumed was $0.

                                  RESTRUCTURING

On January 28, 2004, the Company announced a complete corporate restructuring and the cessation of all its operations. Inventories and property and equipment have been written down to there estimated salvage values at December 31, 2003. The effect of these write downs is reflected as a restructuring loss line item in the consolidated statement of operations (see Note 15 for details). In January 2004 we entered into negotiation to acquire Corridor Communications, a wireless fidelity internet service provider, Quik Internet, an Internet Service Provider, and AshCreek Wireless, all located in Salem, Oregon. The terms of the agreement are subject to Corridor and the Company entering into a definitive agreement. At this time we cannot provide any guarantee that we will be able to complete the transaction, as the transaction is subject to extensive due diligence and the negotiation and finalizing of a definitive agreement.

                              BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred net losses for the years ended December 31, 2003 and 2002 of $9,154,775 and $8,943,874, respectively, and at December 31, 2003, had a working capital deficit of $5,655,749 and has no operations. These conditions raise substantial doubt as to the

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence: The Company has recently announced its intention to acquire Corridor Communications Corp., Ashcreek Wireless and Quik Internet. The Company has received $ 300,000 in additional funding from existing investors in 2004 and is currently negotiating for additional funds of approximately $1.5 million from this same investor base. The Company expects to close this round of financing in the first week in April 2004. The Company believes that with the new acquisition and sufficient capital to fund operations that the Company will be able to achieve profitable operations, but there can be no assurance that the Company will generate positive cash flows from operations sufficient to sustain operations in the near term.

                           PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Optivision, Inc. All inter-company accounts and transactions have been eliminated.

                                USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. As of December 31, 2003 and 2002, the Company used estimates in determining the realization of its accounts receivable, inventory write-downs, depreciation and amortization, sales returns, deferred taxes and contingencies. Actual results could differ from these estimates.

                       FAIR VALUE OF FINANCIAL INSTRUMENTS

For certain of the Company's financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for convertible debentures, and financing obligations also approximate fair value because current interest rates and terms offered to the Company are at the current market rate.

                            CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with original maturities of three months or less.

                          CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times cash balances may exceed the FDIC $100,000 insurance limit. The Company extends credit based on an evaluation of the customer's financial condition, generally without

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, if required.

During 2003, five customers accounted for 43% of net revenues. As of December 31, 2003, approximately 82% of accounts receivable were concentrated with five customers. During 2002, five customers accounted for 43% of net revenues. To reduce credit risk relating to all customers, the Company performs ongoing credit evaluations of customers' financial conditions and limits the amount of credit extended when considered necessary, but generally requires no collateral on product sales. The Company maintains allowances for estimated bad debt losses to address potential undetected credit risks. The Company is not able to predict changes in the financial stability of its customers. Any material change in the financial status of any one or a group of customers could have a material adverse effect on the Company's results of operations. Although such losses have been within management's expectations to date, there can be no assurance that such reserves will continue to be adequate. The Company's contract receivable is unsecured. However, credit risk is substantially mitigated by the Company's timely collection procedures.

                                   INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out) or market. A provision has been made to reduce obsolete inventories to their net realizable value. Inventories contain components and assemblies in excess of the Company's current estimated requirements and these are reserved for at December 31, 2003. Due to competitive and market pressures the Company ceased its video operations in January 2004 and accordingly has reduced inventory to the estimated realizable value of $46,000 based upon purchase orders with two customers.

                             PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the assets, which range from two to seven years. Amortization of leasehold improvements is provided on the straight-line basis over the lesser of the lease term or the estimated useful lives of the assets.

Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the results of operations.

As a result of the Company's decision to cease its video operations in January 2004 all associated equipment has been reduced to zero which represents the estimated realizable value and included in Loss on discontinuance of business.

                            STOCK-BASED COMPENSATION

The Company grants stock options with an exercise price equal to at least the fair value of the stock at the date of grant. The Company has elected to continue to account for its employee stock- based compensation plans using an intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations. Under APB 25, because the exercise price of the Company's employee stock options equal or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized. The Company does present in a pro

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

forma disclosure the compensation expense that would have been recognized if the fair value methodology prescribed by SFAS No. 123 had been used.

In accordance with SFAS No. 123, the Company recognized $784,968 and $534,644 of expense for the year ended December 31, 2003 and 2002, respectively, related to stock options granted to outside consultants.

The Company has adopted only the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its Stock Option Plan and does not recognize compensation expense for its Stock Option Plan other than for restricted stock and options issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31, 2003 and 2002:

                                                2003            2002
                                           ------------    --------------
Net loss:
As reported                                $ (9,154,775)   $   (8,943,874)
  Option expense                           $   (149,375)   $     (638,284)
Pro forma                                  $ (9,304,150)   $   (9,582,158)
Basic and diluted loss per common share:
  As reported                              $      (0.08)   $        (0.26)
Pro forma                                  $      (0.08)   $        (0.28)

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the years ended December 31, 2003 and 2002, respectively: risk-free interest rate of 3.0% and 3.5%; dividend yields of 0% and 0%; volatility factors of the expected market price of the Company's common stock of 735% and 137%; and a weighted average expected life of the option of 1.5 and 4 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

                               REVENUE RECOGNITION

The Company recognizes revenue in compliance with Security and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" and Statement of Position (SOP) 97-2, as amended by SOP 98-9, "Software Revenue Recognition," as applicable, as follows:

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

o Revenues from product sales, both hardware and software, to Value Added Resellers (VAR), Original Equipment Manufacturers (OEM), and end users are recognized upon shipment to the customer, whereby risk of loss has been transferred to the customer and the price and terms have been fixed.

o The Company further recognizes revenues from warranty contracts on a straight-line basis over the contractual life of the warranty which ranges between 1 and 3 years. The unrecognized balance of the warranty is recorded as long-term or short-term deferred revenue on the consolidated balance sheet. Management is currently attempting to locate a company to assume servicing of the contracts.

                              SHIPPING AND HANDLING

Shipping and handling costs charged to customers are recognized as revenue. The related costs are charged to cost of sales.

                         ADVERTISING AND MARKETING COSTS

The Company expenses costs of advertising and marketing as incurred. Advertising and marketing expense for the years ended December 31, 2003 and 2002 was insignificant.

                                  INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                               EARNINGS PER SHARE

In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2003 and 2002, the Company had outstanding warrants and options to purchase shares of common stock of 51,170,901and 18,536,935, respectively, which were antidilutive.

                              COMPREHENSIVE INCOME

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the year ended December 31, 2003 and 2002, the Company had no items that represent other comprehensive income and, accordingly, has not included a Schedule of Comprehensive Income in the consolidated financial statements.

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                       DISCOUNT ON CONVERTIBLE DEBENTURES

Discounts on convertible debentures are principally the values attributed to the detachable warrants issued in connection with the convertible debentures and the value of the preferential conversion feature associated with the convertible debentures. These discounts are accounted for in accordance with emerging issues task force ("EITF") 00-27 "Application of EITF 98-5 to Certain Convertible Instruments" issued by the Financial Accounting Standards Board.

                 ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS

The Company follows the guidance in EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, A Company's Own Stock" in recording accrued warrant liabilities for warrants issued in connection with convertible notes payable that have contain registration rights. The classification of the warrants as a liability requires variable accounting, with re-measurement of the fair value of the warrants at each balance sheet, with any adjustments reflected in earnings.

                                RECLASSIFICATION

Where necessary certain reclassifications have been made to the 2002 balances to conform to the 2003 presentation.

                    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's consolidated financial position or results of operations.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires that the guarantor recognize, at the inception of certain guarantees, a liability for the fair value of the obligation undertaken in issuing such guarantee. FIN 45 also requires additional disclosure requirements about the guarantor's obligations under certain guarantees that it has issued. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002 and the disclosure requirements are effective for financial statement periods ending after December 15, 2002. The adoption of FIN 45 did not have a material impact on the financial position, results of operations or cash flows of the Company.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives)

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement amends Statement 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to Statement 133, (2) in connection with other Board projects dealing with financial instruments, and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative, in particular, the meaning of an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors, the meaning of underlying, and the characteristics of a derivative that contains financing components. The adoption of this pronouncement did not have a material effect on the financial statements of the Company.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements." The remaining provisions of this Statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. While the Board still plans to revise that definition through an amendment to Concepts No. 6, the Board decided to defer issuing that amendment until it has concluded its deliberations on the next phase of this project. That next phase will deal with certain compound financial instruments including puttable shares, convertible bonds, and dual-indexed financial instruments. The adoption of this pronouncement did not have a material effect on the financial statements of the Company.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. During October 2003, the FASB issued Staff Position No. FIN 46 deferring the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003, if the variable interest was created prior to February 1, 2003 and the public entity has not issued financial statements reporting such variable interest entity in accordance with FIN 46. On December 24, 2003, the FASB issued FASB Interpretation No. 46 (Revised December 2003), Consolidation of Variable Interest Entities, (FIN-46R), primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, Consolidation of Variable Interest Entities that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. While FIN-46R modifies or clarifies various provisions of FIN-46, it also incorporates many FASB Staff Positions previously issued by the FASB. The Company does not anticipate that the adoption of this pronouncement will have a material impact on the Company's financial position or results of operations.

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The adoption of this pronouncement has no material impact to the Company's financial statements.

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51". This interpretation clarifies the application of ARB No. 51, "Consolidated Financial Statements", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In December 2003, the FASB revised FASB Interpretation No. 46 (FIN 46R) which allowed companies with certain types of variable interest entities to defer implementation until March 31, 2004.

NOTE 2 - ACCOUNTS RECEIVABLE FINANCING

In October 1998, Optivision entered into a financing arrangement with Pacific Business Funding whereby funds were borrowed against receivables. Funding was based on 80% of qualified receivables. As of December 31, 2003, borrowings under this agreement were $0.0. Pacific Business Funding has allowed the Company to exceed its credit limit available on this agreement without any penalties. In May of 2003 this financing arrangement was terminated and our investors purchased a the $531,397 note representing the balance in excess of collectible receivables along with a first security interest in all the company's assets. In October 2003 this note was converted to a convertible note payable (see Note 6) with the same terms as the investors other notes.

NOTE 3 - INVENTORIES

Inventories at December 31, 2003 consisted of the following:

Raw materials                                      $    470,382
Work-in-process                                          72,446
Finished goods                                          148,424
Demonstration inventory                                 123,400
                                                   ------------
                                                        814,652
Less reserve for inventory obsolescence due to
 discontinuance of business (see Note 15)              (768,652)
                                                   ------------

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

The Company has determined and reserved nearly the value of the inventory as potentially not realizable due to the restructuring of business which involves discontinuance of video operations as described in note 16. The inventory consists of 20 decoders and 20 encoders that are completed and ready for sale. The Company is in the process of attempting to sell that inventory to various existing customers such as the University of Hawaii and York Communications. The customer's only interest is in completed product. The approximate cost for each decoder is $2,000 and $3,000 for each encoder. The Company currently has two customers that have negotiated to purchase some amount of the remaining finished stock as backup for their existing units approximating $46,000. The company has no definitive way of measuring the realizable value of the inventory as a whole and no firm prospect of a purchase beyond the $46,000 at the present time. Management believes that the ultimate disposition of the remaining inventory will be for a nominal amount based upon the present facts and circumstances.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of:

Machinery and equipment             $   624,214
Demonstration equipment                 179,670
Furniture and fixtures                  287,009
Leasehold improvements                  318,673
                                    -----------
Accumulated depreciation             (1,409,566)
                                    -----------
Total                               $        --

Depreciation expense was $49,028 for the year ending December 31, 2003. Additionally, $96,994 has been charged to loss on restructuring of business (see
Note 15).

NOTE 5 - NOTES PAYABLE - STOCKHOLDERS

Certain stockholders loaned Optivision unsecured funds, which amounted to $3,309,375 at December 31, 2001. These loans bear interest at a rate of 10% per annum. In January 2002 and March 2003, certain of these notes aggregating $3,204,375 and $119,791, respectively, (see Note 6) were exchanged for convertible notes. The balance remaining at December 31, 2003 is $105,000.

NOTE 6 - CONVERTIBLE NOTES PAYABLE

On December 28, 2001, the Company entered into an agreement to issue a debenture, bearing interest at 12% per annum, in the amount of $500,000, with the right to convert the debt into common stock upon demand at a rate equal to the lesser of $0.385 per share or 70% of the three lowest trading prices over the previous 20 days trading. On January 3, 2002, the Company received $500,000 pursuant to this debenture. In addition to the debenture, the lender was issued investment options to purchase, at the applicable conversion price, one additional share of common stock for each share of common stock owned upon conversion of the debenture and warrants to purchase up to 1,000,000 shares of common stock at an exercise price equal to

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

the lesser of $0.385 or the average of the lowest trading prices over the previous 20 days trading. This investment option expired in 2003 due to the company's inability to execute an effective registration statement. The debenture limits the ownership that can be acquired through this transaction to be no greater than 4.9% on a fully diluted basis. Additional warrants to purchase up to a total of 100,000 shares of common stock, at the same exercise price as the warrants issued to the lender, were issued as a finder's fee. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The estimated value of the warrants of $509,194 was determined using the Black-Scholes option pricing model and the following assumptions: term of 2 years, a risk free interest rate of 4.00%, a dividend yield of 0% and volatility of 212%. The face amount of the note payable of $500,000 was proportionately allocated to the note payable and the warrants is the amount of $247,722 and $252,278, respectively. The amount allocated to the warrants of $252,278 was recorded as a discount on the note payable and as accrued warrant liability in accordance with EITF 00-19 (see Note 8) as these warrants contain registration rights. The value of the note payable was then allocated between the note and the preferential conversion feature, which amounted to $0 and $247,722, respectively. The combined total discount is $497,945, and will be amortized over the year life of the debenture. For the year ended December 31, 2003 and 2002 $247,945 and $252,055 respectively has been amortized to interest expense, due to the passage of time. None of the note balance under this agreement has been converted into common stock as of December 31, 2002. During 2003 the investor converted the full principle amount into common shares in accordance with the terms of the note. The Company initially did not register the shares underlying this convertible debenture per the terms of the agreement and has accrued a penalty for this non-registration event (see
Note 7). The company did effectively register these shares and warrants under a SB-2 registration statement that became effective September 5, 2003.

On January 14, 2002, the Company issued a convertible note in the principal amount of $3,547,917 to Mr. Michael A. Liccardo, former president, chief executive officer and chairman of the board of directors, in exchange for the cancellation of certain loans aggregating $3,204,375 and related accrued interest of $343,542 that Mr. Liccardo had loaned to Optivision to meet current operating expenses. At any time, Mr. Liccardo may elect to convert the note to shares of the Company's common stock at $0.35 per share, subject to adjustment related to the price of subsequent securities issuances by the Company to third parties. The convertible note bears interest at 10% per annum. Since the Company's stock price exceeded the conversion price on the transaction date, there is an embedded beneficial conversion feature present in the convertible note which has been valued separately. As of January 14, 2002, the intrinsic value of the beneficial conversion feature is greater than the proceeds allocated to the convertible note. On January 14, 2002, the Company recorded a discount of $3,547,917. This discount is being amortized over the life of the convertible note. For the year ended December 31, 2003 and 2002 $61,859 and $3,486,058, respectively has been amortized to interest expense, due to the passage of time and conversions into shares of common stock. In March 2003 expenses due Mr. Liccardo which was previously classified as a note payable in the amount of $119,791 was exchanged for a convertible note with the same terms as the January 14, 2002 note. The Company recorded a discount of $51,339 towards this note. This discount is being amortized over the one year life of the note. For the year ended December 31, 2003 $38,504 has been amortized to interest expense towards the March 2003 note due to the passage of time. During the year ended December 31, 2002, principal and accrued interest in the amount of $2,435,154 and $114,846, respectively, were converted into 39,123,377 shares of the Company's common stock. During 2003, $112,000 of principle was converted into 14,000,000 shares of the Company's common stock. The combined principal balance of the notes at December 31, 2003 is $1,120,554. with accrued interest of $234,835. The underlying shares on this note have not been included in any of the Company's SB-2 registration statements.

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

On June 18, 2002, the Company issued and sold two 12% two-year Convertible Notes in the aggregate principal amount of $450,000 and common stock purchase warrants exercisable for up to 135,000 shares of common stock, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of the Company's stock to Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership, in a private financing transaction. Each note is convertible at the holder's option at any time into shares of the Company's common stock at the lesser of a 30% discount to the average of the lowest three intraday trading prices of the Company's common stock during the 20 trading day periods ending on trading day prior to the date of conversion, or $0.385 per share. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The estimated value of the warrants of $21,282 was determined using the Black-Scholes option pricing model and the following assumptions: term of 2 years, a risk free interest rate of 4.00%, a dividend yield of 0% and volatility of 242%. The face amount of the note payable of $450,000 was proportionately allocated to the note payable and the warrants is the amount of $429,679 and $20,321, respectively. The amount allocated to the warrants of $20,321 was recorded as a discount on the notes payable and as accrued warrant liability in accordance with EITF 00-19 (see Note 8) as these warrants contain registration rights. The value of the notes was then allocated between the notes and the preferential conversion feature, which amounted to $0 and $429,679, respectively. The combined total discount is $450,000, and will be amortized over the life of the debentures. For the year ended December 31, 2003 and 2002, respectively, $271,204 and $120,656 has been amortized to interest expense, due to the passage of time. The Company initially did not register the shares underlying this convertible debenture per the terms of the agreement and has accrued a penalty for this non-registration event. On September 5, 2003, the Company's SB-2 registration statement became effective covering the shares underlying this note and the associated warrants, at this time the non-registration penalty stopped accruing (see Note 7). The notes also contain a reset provision. As of December 31, 2003 there is a principle balance of $250,000.

On May 9, 2003, the Company issued a 12% two-year Convertible Note in the principal amount of $910,120 in exchange for the reduction of the value (up to the May 9, 2003 date) in the reset provision contained in the June 18, 2002 note agreement to Alpha Capital Aktiengesellschaft. The note is convertible at the holder's option at any time into shares of the Company's common stock at the lesser of a 30% discount to the average of the lowest three intraday trading prices of the Company's common stock during the 20 trading day periods ending on trading day prior to the date of conversion, or $0.385 per share. In accordance with EITF 00-27, the value of the note was allocated between the note and the preferential conversion feature, which amounted to $520,069 and $390,051, respectively. The discount of $390,051 will be amortized over the life of the debenture. Of the $390,051 discount, as of December 31, 2003, $125,926 has been amortized to expense due to the passage of time. At December 31, 2003 none of the principle has been converted. The shares underlying this note were registered with the September 5, 2003 SB-2 registration statement.

On May 9, 2003, the Company issued and sold three 12% two-year Convertible Notes in the aggregate principal amount of $1,000,000 and common stock purchase warrants exercisable for up to 5,000,000 shares of common stock to Alpha Capital Aktiengesellschaft, SDS Merchant Fund and Bristol Capital, in a private financing transaction. Each note is convertible at the holder's option at any time into shares of the Company's common stock at the lesser of a 30% discount to the average of the lowest three intraday trading prices of the Company's common stock during the 20 trading day periods ending on trading day prior to the date of conversion, or $0.385 per share. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The estimated value of the warrants of $249,705 was determined using the Black-Scholes option pricing model and the following assumptions: term of 7 years, a risk free interest rate of

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

4.00%, a dividend yield of 0% and volatility of 735%. The face amount of the notes payable of $1,000,000 was proportionately allocated to the note payable and the warrants in the amount of $800,188 and $199,812, respectively. The amount allocated to the warrants of $199,812 was recorded as a discount on the note payable and as accrued warrant liability in accordance with EITF 00-19 (see
Note 8) as these warrants contain registration rights. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $171,804 and $628,384, respectively. The combined total discount is $828,196, and will be amortized over the life of the debenture. Of the $828,196 discount, as of December 31, 2003, $631,911 has been amortized to expense due to the passage of time and conversion of principle. The unconverted balance of these notes at December 31, 2003 is $350,000. The shares underlying this debenture and the warrants were registered with the Company's SB-2 registration statement that became effective October 10, 2003.

On September 12, 2003, the Company issued and sold a 12% two-year Convertible
Note in the principal amount of $250,000 and common stock purchase warrants exercisable for up to 1,250,000 shares of common stock to Stonestreet Limited Partnership in a private financing transaction. The note is convertible at the holder's option at any time into shares of the Company's common stock at the lesser of a 35% discount to the average of the lowest three intraday trading prices of the Company's common stock during the 30 trading day periods ending on trading day prior to the date of conversion, or $0.05 per share. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The estimated value of the warrants of $87,413 was determined using the Black-Scholes option pricing model and the following assumptions: term of 7 years, a risk free interest rate of 4.00%, a dividend yield of 0% and volatility of 735%. The face amount of the note payable of $250,000 was proportionately allocated to the note payable and the warrants in the amount of $185,233 and $64,767, respectively. The amount allocated to the warrants of $64,767 was recorded as a discount on the note payable and as accrued warrant liability in accordance with EITF 00-19 (see Note 8) as these warrants contain registration rights. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $0 and $185,233, respectively. The combined total discount is $250,000, and will be amortized over the life of the debenture. Of the $250,000 discount, as of December 31, 2003, $250,000 has been amortized to expense due to the passage of time and conversion of the full principal balance of the note Shares and warrants underlying this debenture were registered on our SB-2 registration statement that became effective October 10, 2003.

In October 2003, we entered into an agreement with two creditors whereby we agreed to pay the creditors, in connection with a senior security interest in the amount of $531,397, in shares of common stock. The note is convertible at the holder's option at any time into shares of the Company's common stock at the lesser of a 35% discount to the average of the lowest three intraday trading prices of the Company's common stock during the 30 trading day periods ending on trading day prior to the date of conversion, or $0.05 per share. The preferential conversion feature, which amounted to $286,137 recorded as a discount on the convertible debenture and will be amortized over the life of the debenture. Of the $286,137 discount, as of December 31, 2003, $50,353 has been amortized to expense due to the passage of time and conversion of Shares. Shares underlying this debenture were registered on our SB-2 registration statement that became effective October 10, 2003. During 2003 $35,000 was converted to shares.

In November 2003, we entered into an additional financing agreement with some of our current accredited investors, pursuant to which we issued and sold 12% two-year secured convertible debentures in the principal amount of $1,100,000 and 5,500,000 warrants to purchase shares of our common stock, subject to an antidilution adjustment. The debenture is convertible at the holder's option at any time into

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

shares of our common stock at the lesser of $0.03 or 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The estimated value of the warrants of $165,000 was determined using the Black-Scholes option pricing model and the following assumptions: term of 2 years, a risk free interest rate of 4.00%, a dividend yield of 0% and volatility of 803%. The face amount of the note payable of $1,100,000 was proportionately allocated to the note payable and the warrants is the amount of $956,711 and $143,289, respectively. The amount allocated to the warrants of $143,289 was recorded as a discount on the note payable and as accrued warrant liability in accordance with EITF 00-19 (see Note 8) as these warrants contain registration rights. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $221,114 and $735,597, respectively. The combined total discount is $878,886, and will be amortized over the life of the debenture. For the year ended December 31, 2003 $260,281 has been amortized to interest expense, due to the passage of time and conversion of principle balance. During 2003 $269,000 was converted leaving a balance at December 31, 2003 of $831,000. Shares underlying this debenture were registered on our SB-2 registration statement that became effective December 12, 2003.

Effective with the November 11, 2003 financing, all previously granted but unexercised warrants exercise prices were adjusted to three cents ($0.03). The Company has recorded a charge to earnings for this adjustment approximating $283,214. The fair value for the repricing was estimated using a Black-Scholes pricing model.

Summary of convertible notes (net of discount) by year of issuance:

                                   Current         Long-term
                                   --------        ----------
Notes issued in 2002               $191,860        $1,000,763
Notes issued in 2003               $367,570        $1,012,106
                                   --------        ----------

Totals                             $559,430        $2,012,869
                                   --------        ----------

Convertible notes (gross) due during

the year ended December 31,

2004                       $  866,189
2005                       $3,091,883
                           ----------
          Total            $3,958,072

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 7 - OTHER ACCRUED EXPENSES

Other accrued expenses at December 31, 2003 consisted of the following:

Penalty for not registering shares issued in February 2002      $
Net of $309,170 of converted penalties.                             226,120
Penalty for not registering shares underlying
   convertible debentures                                           334,087
Value of reset option provision in June 18, 2002 agreement
Net of restatement settlements of $1,291,441                        668,375
Other                                                               161,606
                                                                -----------
                                                                $ 1,390,188

NOTE 8 - ACCRUED WARRANT LIABILITY

Under the terms the convertible debentures issued on December 28, 2001, June 18, 2002, May 2003, September 2003, and November 2003 (see Note 6), and the terms of the private placement in February 2002, the Company issued detachable warrants to purchase shares of common stock that had registration rights. As a result, and in accordance with the guidelines of EITF 00-19, the fair value of the warrants were initially recorded as an accrued warrant liability. Furthermore, the classification of the warrants as a liability require variable accounting, with re-measurement of the fair value of the warrants using the Black-Scholes option pricing model at each balance sheet up until registration rights were deemed effective pursuant to an SB-2 registration statement, with any adjustments reflected in earnings.

The Company had three separate SB-2 registration statements become effective September 5, 2003, October 10, 2003 and December 12, 2003 registering many of the underlying shares and warrants associated with the company's convertible debentures (see Note 6). As a result of the registration statements becoming effective, the Company has no remaining accrued warrant liability balance at December 31, 2003. The allocated liability related to the warrants was $47,076 at December 31, 2002. For the years ended December 31, 2003 and 2002, the Company recorded ($299,831) and $1,055,504, respectively, of other (expense) income for the change in fair value of the warrants.

NOTE 9 - STOCKHOLDERS' DEFICIT

On September 29, 2003 the Company amended its certificate of incorporation to increase the total number of shares authorized to 820,000,000, 800,000,000 designated as common stock with a par value of $0.0001 and 20, 000,000 designated as preferred stock with a par value of $0.0001.

In February 2002, the Company entered into financing agreements for the sale of 2,250,000 shares of its common stock. The stock was sold in units, which include ten shares of common stock, subject to adjustment related to stock price fluctuations, and a warrant, for $8.00 each. Each warrant allows the holder to purchase three shares of common stock at $0.90 per share, subject to such customary adjustment for stock splits, combination or reclassification of the Company's capital stock and the like. The total selling price of these units was $1,800,000 of which $970,019 was allocated to the common stock and the remaining $829,981 was allocated to the detachable warrants. The allocation between the common stock and the warrants was based on the fair value of the Company's stock at the

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

closing date ($0.71) and the estimated fair value of the warrants ($0.6075). The estimated value of the warrants was determined using the Black-Scholes option pricing model and the following assumptions: term of 2 years, a risk free interest rate of 4.00%, a dividend yield of 0% and volatility of 212%. The amount allocated to the warrants of $829,981 was recorded as accrued warrant liability as these warrants contain registration rights. On June 18, 2002, the financing agreements entered into in February 2002 were amended in connection with the June 18, 2002 convertible debenture, whereby the Company issued an additional 2,062,500 to the investor in connection with a reset option feature in the February 2002 agreement. The Company has recorded as financing costs, $288,750 in connection with the issuance of these additional shares. The June 18, 2002 agreement also contained a reset option provision and the Company has recorded a liability of $1,307,487 at December 31, 2002 related to the additional shares that could be issued in accordance with this provision (See
Note 7). The warrant issued in connection with the February 2002 transaction was amended to reduce the exercise price to $0.13, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of the Company's stock and the like. The Company has recorded a charge to earnings of $13,731 in connection with the repricing of the warrant. No additional proceeds were received. The Company did not register the shares that were issued in the February 2002 private placement offering per the terms of the private placement agreement and has accrued a penalty for this non-registration event. The shares and warrants were registered with the Company's SB-2 registration statement that became effective September 5, 2003.

During the year ended December 31, 2003, the Company settled with its employees for unpaid compensation by issuing 7,322,757shares of common stock from the stock options plans in lieu of cash in the amount of $233,653. The number of shares issued equaled the amount of unpaid compensation divided by the market value of the Company's stock on the settlement date. In addition the Company issued19, 561,118 shares of common stock in lieu of cash in the amount of $784,968 based on the market price of the shares at the date of issuance, for consulting services.

The company issued 10,773,000 shares for the exercise of options and warrants amounting to $530,920 of cash proceeds.

In October 2003, the Company's Board of Directors adopted the 2003 Stock Plan. 50,000,000 shares are authorized for issuance. Stock grants during 2003 of 33,478,966 consisted of 29,590,966 under the employee back pay program and 3,888,000 to employees.

During 2003 Convertible Notes in the amount of $2,785,386 were converted into 145,459,787 shares of common stock. (see note 6)

NOTE 10 - COMMITMENTS AND CONTINGENCIES

                                LEASE COMMITMENTS

The Company leases office and manufacturing space, under a non-cancelable operating lease, which expired in December 2003. The Company is currently on a month-to-month lease for this office space (see Note 17). Rental expense was approximately $260,650 and $1,249,000 for the years ended December 31, 2003 and 2002, respectively

The Company subleased a substantial portion of this leased facility under an operating lease that expired February 2003. Sublease income for the year ended December 31, 2003 and 2002 was approximately $0.0 and $321,000, respectively. These amounts are reflected as a reduction of rent expense on the consolidated statement of

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

operations. As a result of the reduction of sublease income in 2002 and the Company's ongoing cash flow problems, a balance of unpaid lease commitments remained at December 31, 2003 in the amount of $732,000. A settlement was reached in January 2004 (see note 17).

                                   LITIGATION

The Company is party to litigation or other legal proceedings that management considers to be a part of the ordinary course of the Company's business. Management believes that the outcome of such litigation or legal proceedings will not have a material adverse effect on the Company's consolidated financial position or results of operations.

                              EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with certain key employees with original terms of three years. These employees terminated their relationship in March, April and November of 2003. At this time under the terms of the agreements the company owes collectively $632,014in severance compensation.

                          PROVISION FOR CONTRACT COSTS

Optivision's Small Business Innovation Research (SBIR) contracts are subject to audit by the Defense Contract Audit Association ("DCAA") with respect to claims made by Optivision under the SBIR contracts. As of December 31, 2003, final audits of the contracts have been completed and the Company has been assessed $161,000 including accrued interest for overcharges during the years of 1997 and 1998.

          GUARANTEE TO FEDERAL GOVERNMENT FOR CONTRACTS ASSIGNED TO ONI

Certain government contracts were assigned to ONI (a former division of Optivision) as part of a spin-off during 1998. After the government has approved the assignment of contracts to ONI, Optivision, as transferor, remains a guarantor of the successful completion of the contracts by ONI. As of April 30, 1998, the total contract value of contracts assigned to ONI, which were subject to guarantee by the Company, was $7,047,000. As of December 31, 2003, the Company has not determined which, if any, of these contracts have been closed and, as a result, what the amount of the liability exposure is. However, due to the passage of time the Company estimates that there will be no liability arising from the guarantee.

Customer service contract liability:

The Company has service contracts with a total outstanding liability of approximately $180K as of February 2004. The Company expects that a buyer of the intellectual property, should we be able to consummate a sale, will assume this liability given that these customers are vital to the continuation of this business. In the mean time, the Company is not providing technical support or other types of services under the service contracts.

                          PRODUCT DEVELOPMENT CONTRACT:

Associated with the discontinuance of the streaming video operations is the halting of the Company's new product development under a contract with Creekside Communications Inc. of San Diego, CA. There is a contractual commitment to purchase 800 encoders at $1,650 each and 1,200 decoders at a to be determined price. The purchase of these

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

units is subject to Creekside completing the development of such products. At this time, these products have not been completed. Assuming that Creekside finishes development of the products, the Company is not sure whether it will be able to meet this obligation at this time since it has discontinued operations and sales. The Company is currently seeking a buyer for these operations and expects that the buyer will purchase encoders and decoders from Creekside, as there is no other source. The Company has accrued approximately $25,000 for certain expenses that were not reimbursed to Creekside as of December 31, 2003.

NOTE 11 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 2003 are as follows:

Deferred tax assets:
   Federal net operating loss            $   12,840,000
   State net operating loss                   2,524,000
   Tax credits                                  185,000
   Other                                         14,000
                                         --------------
   Total deferred tax assets                 15,563,000

   Less valuation allowance                 (15,563,000)
                                         --------------

                                         $            -
                                         ==============

The increase in the valuation allowance for the years ended December 31, 2003 and 2002 was $3,937,000 and $3,572,000, respectively. This is as a result of the increase in net deferred tax assets, primarily net operating loss carry forwards (NOL's). Because the Company's management has determined that it is highly unlikely that the net deferred tax assets will be realized, the Company has recorded a 100 percent valuation allowance against the net deferred tax assets.

Net operating loss carry forwards at December 31, 2003 were approximately $37,800,000 for federal and state income tax purposes. The net operating loss carry forwards expire on various dates through the year 2018. The Internal Revenue Code contains provisions which may limit the net operating loss carry forwards to be used in any given year upon the occurrence of certain events, including a significant change in ownership interest. The Company believes sufficient uncertainty exists regarding the reliability of the net operating loss carry forwards and other timing difference at December 31, 2003. Accordingly, a valuation allowance has been provided for the entire amount related thereto.

The provision for income taxes are as follows:

The reconciliation of the effective income tax rate to the federal statutory rate for the years ended December 31, 2003 and 2002 is as follows:

                                        2003          2002
                                    ------------  ------------
Federal income tax rate                  (34.0%)       (34.0%)
State tax, net of federal benefit         (6.0%)        (6.0%)
Increase in valuation allowance           40.0%         40.0%
                                    ------------  ------------
Effective income tax rate                  0.0%          0.0%
                                    ============  ============

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

The income tax expense for the years ended December 31, 2003 and 2002 reflect the minimum California state franchise tax.

NOTE 12 - EMPLOYEE BENEFITS

The Company adopted Optivision's profit sharing and 401(k) plan (the "Plan") upon consummation of the business combination with Optivision. Under the profit sharing portion of the Plan, the Company, at the discretion of the Board of Directors, may contribute 5% to those employees meeting minimum age and length of service requirements. The Company recognizes expenses as paid. The Company made no matching contributions during the years ended December 31, 2003 and 2002.

Employees may make pre-tax contributions in amounts from 2% to 15% of compensation up to a pre-determined limit each year.

NOTE 13 - SALES BY REGION

The Company's sales by geographic regions are as follows for the years ended December 31, 2003 and 2002:

                            2003           2002
                        ------------  ------------
United States           $  1,180,058  $  1,539,964
Hong Kong                          0        10,443
Canada                        47,119       284,476
Germany                       54,960       223,015
Other                        232,411       182,237
                        ------------  ------------
                        $  1,514,548  $  2,240,135
                        ============  ============

NOTE 14 - GAIN ON EXTINGUISHMENT OF ACCOUNT PAYABLE

In 2002, the Company successfully negotiated a work-out agreement plan with the creditors of Optivision under which the Company will pay the creditors of Optivision approximately $0.35 for every $1.00 owed on debt listed on the balance sheet as accounts payable-moratorium. In accordance with the workout agreement, the debt was settled in full in June 2002 and a gain of $1,115,787 was recorded for the portion of the debt forgiven.

NOTE 15 - RESTRUCTURING OF BUSINESS

On January 28, 2004 the Company announced a complete corporate restructuring and the cessation of its networked streaming video operations. Accordingly, assets related to the video operations have been written down to salvage value. Inventories and property and equipment have been written down to $46,000 (see
Note 3) and zero (see Note 4) respectively, at December 31, 2003. The effect of these write downs due to the restructuring is summarized below. This amount is reflected as a loss on restructuring of business line item in the consolidated statement of operations.

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

Inventory net of reserves        $ 796,205
Net fixed assets                    96,319
                                 ---------
            Total                $ 892,524

NOTE 16 - STOCK OPTIONS AND WARRANTS

                                  STOCK OPTIONS

The Company has four stock option plans: the 1997 Stock Plan (the "1997 Plan"), the 2000 Stock Plan (the "2000 Plan"), the 2002 Stock Plan (the "2002 Plan") and the 2003 Stock Plan (the "2003 Plan") (collectively, the "Plans"). The 1997 Plan has 394,067 remaining shares available for issuance. The 2000 Plan has 513,303 remaining shares available for issuance. The 2002 Plan has 378,167 remaining shares available for issuance. The 2003 Plan has 9,320,000 remaining shares available for issuance. The Plans specify that the exercise price of Incentive stock options (ISOs) will not be less than 100% (110% for 10% stockholder) of fair market value on the date of grant and that the exercise price of Nonstatutory stock options (NSOs) will not be less than 85% (110% for a 10% stockholder) of fair market value on the date of grant. Options granted under the Plans generally expire up to ten years from the date of grant (five years for a 10% stockholder) and generally vest over four years. Options granted in 2003 were issued with terms of one and two years.

Stock grants during 2003 of 33,478,966 consisted of 29,590,966 under the employee back pay program and 3,888,000 to employees.

Stock option activity under the Plans is as follows:

                                    Weighted-
                                     Stock          Average
                                    Option         Exercise
                                     Plan            Price
                                 ------------      ----------

Balance, December 31, 2001         6,188,646        $  0.88
Granted                            8,847,000        $  0.07
Exercised                           (386,388)       $  0.39
Canceled                             (27,789)       $  1.52
                                 -----------
Balance, December 31, 2002        14,621,469        $  0.40

Granted                           33,478,966        $  0.03
Exercised                         (7,498,000)       $  0.03
Canceled                          (4,922,000)       $  0.84
                                 ------------
Balance, December 31, 2003        35,680,435        $  0.07
                                 ============

The following table summarizes information about stock options outstanding at December 31, 2003:

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                              Options
                              Weighted     Weighted                    Weighted
 Exercise                     Average      Average                     Average
  Price         Shares      Contractual    Exercise       Shares       Exercise
  Range       Outstanding   Life in Yrs     Price      Exercisable      Price
--------------------------------------------------------------------------------
 $0 to $1     35,627,748        0.7        $ 0.06       35,627,748      $ 0.06
 $1 to $2         22,687        6.0        $ 1.10           22,687      $ 1.10
  $ 3.00          30,000        7.0        $ 3.00           30,000      $ 3.00
  $ 4.00               -                                         -
             -----------                               -----------
              35,680,435        0.7        $ 0.06       35,680,435      $ 0.06
             ===========                               ===========

WARRANTS

The following table summarizes information about warrants outstanding at December 31, 2003:

Effective with the November 11, 2003 financing all warrants prices were adjusted to three cents ($0.03). The Company has recorded a charge to earnings for this adjustment approximating $283,214. The fair value for the repricing was estimated using a Black-Scholes pricing model.

                                   Warrants Outstanding & Exercisable
                                   ---------------------------------
                                       Number       Price     Life
                                    -----------     -----     ----
Warrants at December 31, 2002         3,915,466     $0.99      3.9

Expired                              (1,350,000)    $2.75      3.3
Issued                               22,925,000     $0.03      7.0
Exercised                           (10,000,000)    $0.05      7.0
                                    -----------     -----      ---
Warrants at December 31, 2003        15,490,466     $0.03      5.2
                                    -----------     -----      ---

NOTE 17 - RESTATEMENT OF 2001 ACCUMULATED DEFICIT

The Company has restated its 2001 financial statements (as filed in 2002 10-KSB/A) to account for the transaction with Optivision as a recapitalization of Optivision, rather than a purchase in accordance with APB No. 16 as had previously been reported.

The effects of the restatement (for presentation as the December 31, 2001 beginning balance in the Consolidated Statement of Stockholders Deficit) is as follows:

                                                as previously
                                                    filed          as restated
                                                --------------    -------------
Accumulated deficit at December 31, 2001        $ (21,797,659)    $(19,666,955)

                       AMNIS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 18 - SUBSEQUENT EVENTS

On January 29, 2004 the Company announced that it had reached a settlement with Alta California Associates to a reduction of the Company's liability of $732,000 to $125,000. The agreement allows the Company up to three years to repay the balance of $125,000, of which none has been repaid to date. The Company will not record a reduction of the liability until th3 full $125,000 has been paid.

In January 2004 the Company entered into negotiation to acquire Corridor Communications, a wireless fidelity internet service provider, Quik Internet an Internet Service Provider and AshCreek Wireless, all located in Salem, Oregon. The terms of the agreement are subject to Corridor and the Company entering into a definitive agreement. At this time the Company cannot provide any guarantee that we will be able to complete the transaction, as the transaction is subject to extensive due diligence and the negotiation and finalizing of a definitive agreement.

On February 1, 2004 the Company entered into a month-to-month lease arrangement for four thousand feet of office space in Irvine, California at a cost of $4,000.00 per month

Since December 31, 2003 approximately 104 million additional shares have been issued; 97 million have been issued for convertible note conversions (see Note
6), 2 million for employee back pay and approximately 5 million for consulting services. The convertible notes have been converted at share prices on the date of conversions in accordance with the terms of each seperate convertible note. Any associated unamortized discount will be written off in full. Shares issued for employee back pay and consulting services will be recorded at their fair value as determined on the date of issuance.

                          INDEPENDENT AUDITORS' REPORT

To The Board of Directors and Stockholders of Corridor Communications
Corporation

We have audited the accompanying balance sheet of Corridor Communications Corporation (a development stage company) as of December 31, 2003, and the related statements of operations, stockholders' deficit and cash flows for the period from inception (September 16, 2003) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Corridor Communications Corporation as of December 31, 2003, and the results of its operations and its cash flows for the period from inception (September 16, 2003) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred a net loss of $112,379 for the period from inception (September 16, 2003) to December 31, 2003, has a working capital deficit of $81,183 as of December 31, 2003 and has no established source of revenue. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
April 14, 2004

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                                  DECEMBER 31,
                                      2003

                                     ASSETS
CURRENT ASSETS

      Cash and cash equivalents                                      $      67
                                                                     ---------
TOTAL CURRENT ASSETS                                                        67

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $2,556       62,529
                                                                     ---------
TOTAL ASSETS                                                         $  62,596
                                                                     =========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

      Accounts payable                                               $  37,500
      Accrued salary - related party                                    43,750
                                                                     ---------
TOTAL CURRENT LIABILITIES                                               81,250
                                                                     ---------

COMMITMENTS AND CONTINGENCIES                                               --

STOCKHOLDERS' DEFICIT
      Common stock; $0.001 par value; 10,000,000 shares
        authorized; 5,000,000 shares issued and outstanding              5,000
      Additional paid-in capital                                        88,725
      Deficit accumulated during development stage                    (112,379)
                                                                     ---------
TOTAL STOCKHOLDERS' DEFICIT                                            (18,654)
                                                                     ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                          $  62,596
                                                                     =========

The accompanying notes are an integral part of these financial statements.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS

                                    INCEPTION
                              (SEPTEMBER 16, 2003)
                                   TO DECEMBER

                                                                  31, 2003
                                                                -----------

NET REVENUE                                                     $        --
                                                                -----------
OPERATING EXPENSES
     Research and development                                        65,015
     General and administrative expenses                             47,364
                                                                -----------
     TOTAL OPERATING EXPENSES                                       112,379
                                                                -----------

LOSS BEFORE PROVISION FOR INCOME TAXES                             (112,379)

PROVISION FOR INCOME TAXES                                               --
                                                                -----------

NET LOSS                                                        $  (112,379)
                                                                ===========

NET LOSS PER SHARE:                                             $     (0.02)
                                                                ===========
     BASIC AND DILUTED

WEIGHTED AVERAGE SHARES OUTSTANDING:
     BASIC AND DILUTED                                            5,000,000
                                                                ===========

The accompanying notes are an integral part of these financial statements.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIT

     FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

                                                                                        DEFICIT
                                                                                       ACCUMULATED
                                                      COMMON STOCK         ADDITIONAL    DURING
                                                   ---------------------    PAID-IN    DEVELOPMENT
                                                    SHARES      AMOUNT      CAPITAL       STAGE        TOTAL
                                                   ---------   ---------   ---------   ----------    ---------
BALANCE, SEPTEMBER 16, 2003                               --   $      --   $      --   $       --    $      --

Contribution of property and equipment, valued
     at $0.017 per share on 9/16/03                1,238,646       1,239      20,171                    21,410
Contribution of research and development, valued
    at $0.017 per share on 9/16/03                 3,761,354       3,761      61,254                    65,015
Cash contributions by stockholders                                             7,300                     7,300
Net loss                                                                                 (112,379)    (112,379)
                                                   ---------   ---------   ---------   ----------    ---------
BALANCE, DECEMBER 31, 2003                         5,000,000       5,000   $  88,725   $ (112,379)   $ (18,654)
                                                   =========   =========   =========   ==========    =========

The accompanying notes are an integral part of these financial statements.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                                    INCEPTION
                              (SEPTEMBER 16, 2003)
                                   TO DECEMBER
                                    31, 2003

CASH FLOW FROM OPERATING ACTIVITIES:

    Net loss                                                     $(112,379)
    Adjustment to reconcile net loss to net cash
      used in operating activities:
        Depreciation and amortization expense                        2,556
        Contribution of research and development                    65,015
    Increase (decrease) in:

      Accrued salary                                                43,750
                                                                 ---------
Net cash used in operating activities                               (1,058)
                                                                 ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                              (6,175)
                                                                 ---------
Net cash used in investing activities                               (6,175)
                                                                 ---------

CASH FLOW FROM FINANCING ACTIVITIES:
    Capital contribution of cash by stockholders                     7,300
                                                                 ---------
Net cash provided by financing activities                            7,300
                                                                 ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                               67

CASH AND CASH EQUIVALENTS, Beginning of period                          --
                                                                 ---------

CASH AND CASH EQUIVALENTS, End of period                         $      67
                                                                 =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Interest paid                                                $      --
                                                                 =========
    Income taxes paid                                            $      --
                                                                 =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
    FINANCING ACTIVITIES:
    Contribution of property and equipment                       $  21,410
                                                                 =========
    Property and equipment paid by accounts payable              $  37,500
                                                                 =========

The accompanying notes are an integral part of these financial statements.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

                        ORGANIZATION AND LINE OF BUSINESS

Corridor Communications Corporation was incorporated under the laws of the State of Oregon on September 16, 2003. The Company uses Wireless Fidelity ("WiFi") technology to economically provision high-speed access to users spread out across large geographic areas or "hot zones". Subscribers within the hot zone have the added benefit of "un-tethered" Internet access. Unlike cable or DSL services, the Company's customers can surf the web and check their email while in the park, local coffee shop or in the comfort of their own back yard. The Company is a Wireless Internet Service Provider (WISP) with a variety of services tailored for home and business users. The speed of the service (actual bandwidth to and from the computer) is comparable to most DSL and cable services (approximately 384k to 768k).

                          DEVELOPMENT STAGE ENTERPRISE

The Company is a development stage enterprise as defined by the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business. All losses accumulated since inception of the Company have been considered as part of the Company's development stage activities.

                              BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred a net loss for the period from inception (September 16, 2003) to December 31, 2003 of $112,379 and had a working capital deficit of $81,183 at December 31, 2003. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence. The Company is negotiating the merger with a public company (see Note 7) that will be able to access the capital markets to provide adequate funding for the Company to fund its business plan.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

                                USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. As of December 31, 2003, the Company used estimates in determining the realization of its property and equipment. Actual results could differ from these estimates.

                       FAIR VALUE OF FINANCIAL INSTRUMENTS

For certain of the Company's financial instruments, including cash, accounts payable and accrued salary, the carrying amounts approximate fair value due to their short maturities.

                            CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

                          CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company will extend credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company will monitor its exposure for credit losses and maintains allowances for anticipated losses, if required.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

                             PROPERTY AND EQUIPMENT

Property and equipment consisting of transmission equipment, computers, furniture and fixtures are recorded at cost, and are depreciated using the straight-line method over their estimated useful lives. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. A summary of the estimated useful lives is as follows:

     Description                                       Useful Life
     -----------                                       -----------
Transmission equipment                                   5 years
Computers and office equipment                           3 years
Furniture and fixtures                                   7 years

                         IMPAIRMENT OF LONG-LIVED ASSETS

SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. The Company has no impairment issues to disclose.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

                               REVENUE RECOGNITION

The Company will sell WiFi services under annual and monthly contracts. Under the annual contracts, the subscriber will pay a one-time fee, which will be recognized as revenue ratably over the life of the contract. Under the monthly contracts, the subscriber will be billed monthly and revenue will be recognized ratably over the month.

                         ADVERTISING AND MARKETING COSTS

The Company expenses advertising and marketing costs as incurred. Advertising and marketing expense for the period from inception (September 16, 2003) to December 31, 2003 amounted to $0.

                                  INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                                 LOSS PER SHARE

The Company reports loss per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares available. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no common equivalent shares issued by the Company at December 31, 2003.

                               COMPREHENSIVE LOSS

Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the period from inception (September 16, 2003) to December 31, 2003, the Company has no items that represent other comprehensive income and, accordingly, has not included a schedule of comprehensive income in the financial statements.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

                            RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred. The research and development expense in the accompanying financial statements for period from inception (September 16, 2003) to December 31, 2003 was all related to the contribution of research and development costs by the founding stockholders. The value recorded was the founding stockholders historical cost basis. The founding stockholder paid for these research and development costs via a non-monetary transaction in exchange for services, which were established at value of the services provided to an unrelated third party.

                    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin
(ARB) No. 51, Consolidated Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statement should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. In December 2003, the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied for registrants who file under Regulation SX in periods ending after March 31, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

During April 2003, the FASB issued SFAS 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after September 30, 2003, except as stated below and for hedging relationships designated after September 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after September 30, 2003. The Company does not participate in such transactions and is evaluating the effect of this new pronouncement, if any, and will adopt FASB 149 within the prescribed time.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

During May 2003, the FASB issued SFAS 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public entities at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The Company is evaluating the effect of this new pronouncement and will adopt FASB 150 within the prescribed time.

In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2003, consist of the following:

Transmission equipment                                  $56,920
Computers and office equipment                            8,165
                                                        -------
                                                         65,085

Less accumulated depreciation and amortization            2,556
                                                        -------
                                                        $62,529
                                                        =======

Depreciation expense for the period from inception (September 16, 2003) to December 31, 2003 was $2,556. For the period from inception (September 16, 2003) to December 31, 2003 the founding stockholders contributed property and equipment to the Company valued at $21,410, which was the founding stockholders' historical cost basis.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

NOTE 3 - STOCKHOLDERS' DEFICIT

The Company's two stockholders (one of which is the Company's Chief Executive Officer) contributed property and equipment totaling $21,410 and research and development totaling $65,015 in exchange for 5,000,000 shares of the Company's common stock. The value attributed to the property and equipment, and the research and development was the historical cost basis of the contributing stockholders. In addition, the two stockholders also contributed an aggregate of $7,300 in cash to fund the Company's operations during the period from inception (September 16, 2003) to December 31, 2003. These contributions have been recorded as additional paid in capital.

NOTE 4 - INCOME TAXES

The reconciliation of the effective income tax rate to the federal statutory rate for the period from inception (September 16, 2003) to December 31, 2003 is as follows:

Federal income tax rate                                           (34.0%)
State tax, net of federal benefit                                  (6.0%)
Contributed research and development                               23.1%
Accrued salary                                                     15.6%
Increase in valuation allowance                                     1.3%
                                                                  -----
   Effective income tax rate                                        0.0%
                                                                  =====

Deferred tax assets and liabilities reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, 2003 are as follows:

Deferred tax assets:

   Net operating loss carryforward                              $  2,000
   Accrued salary                                                 17,000
                                                                  19,000
                                                                --------
Less valuation allowance                                         (19,000)
                                                                --------
                                                                $     --
                                                                ========

At December 31, 2003, the Company has provided a valuation allowance for the deferred tax asset since management has not been able to determine that the realization of that asset is more likely than not. The net change in the valuation allowance for the period from inception (September 16, 2003) to December 31, 2003 was an increase of approximately $19,000. Net operating loss carry forwards of approximately $4,000 expire starting in 2018.

                       CORRIDOR COMMUNICATIONS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2003) TO DECEMBER 31, 2003

NOTE 5 - RELATED PARTY TRANSACTIONS

Accrued salary is due to the Company's Chief Executive Officer for unpaid salary. As part of his salary, the Company's Chief Executive Officer will be providing certain office space for the Company.

See Note 3 for certain related party transactions relating to stockholders' deficit.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

                                    CONTRACTS

The Company has a verbal agreement to pay its Chief Executive Officer a salary of $12,500 per month. The verbal agreement has no defined period of time.

NOTE 7- SUBSEQUENT EVENTS

On February 4, 2003, the Company entered into a letter of intent to be acquired by Corridor Communications Corp. (formerly Amnis Systems, Inc.). Corridor Communications Corp. will issue 7,500,000 shares of its common stock in exchange for all the issued and outstanding shares of the Company.

           CORRIDOR COMMUNICATIONS CORP., A DELAWARE CORPORATION, AND
           CORRIDOR COMMUNICATIONS CORPORATION, AN OREGON CORPORATION
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 2003
                                   (UNAUDITED)


                                                   AMNIS          CORRIDOR    ADJUSTMENTS   PRO FORMA
                                                ------------    ------------  -----------  -----------
                    ASSETS
CURRENT ASSETS
    Cash and cash equivalents                   $    453,434    $         67    $    --   $    453,501
    Account receivable                                81,564              --                    81,564
    Inventory                                         46,000              --                    46,000
    Prepaid expenses and other current assets         68,527              --                    68,527
                                                ------------    ------------    -------   ------------
TOTAL CURRENT ASSETS                                 649,525              67         --        649,592

PROPERTY AND EQUIPMENT                                    --          62,529 a   57,404        119,933
DEBT ISSUANCE COSTS                                  158,475              --                   158,475
                                                ------------    ------------    -------   ------------
TOTAL ASSETS                                    $    808,000    $     62,596    $57,404   $    928,000
                                                ============    ============    =======   ============

    LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Stockholders' notes payable                 $    105,000    $         --    $         $    105,000
    Accounts payable                               1,969,528          37,500 a  (37,500)     1,969,528
    Accrued salaries                               1,528,537          43,750 a  (43,750)     1,528,537
    Accrued vacation                                 245,796              --                   245,796
    Accrued interest payable                         411,699              --                   411,699
    Convertible notes payable                        559,430              --                   559,430
    Deferred revenue                                  95,096                                    95,096
    Other accrued expenses                         1,390,188              --                 1,390,188
                                                ------------    ------------    -------   ------------
TOTAL CURRENT LIABILITIES                          6,305,274          81,250    (81,250)     6,305,274
                                                ------------    ------------    -------   ------------

DEFEREED REVENUE                                      79,151                                    79,151
CONVERTIBLE NOTES PAYABLE                          2,012,869                                 2,012,869
                                                ------------    ------------    -------   ------------
TOTAL LIABILITIES                                  8,397,294          81,250    (81,250)     8,397,294
                                                ------------    ------------    -------   ------------
STOCKHOLDERS' DEFICIT
    Preferred stock                                       --                                        --
    Common stock                                      24,941           5,000 a   (3,800)        26,141
    Additional paid-in capital                    30,434,583          88,725 a   30,075     30,553,383
    Accumulated deficit                          (38,048,818)       (112,379)a  112,379    (38,048,818)
                                                ------------    ------------    -------   ------------
TOTAL STOCKHOLDERS' DEFICIT                       (7,589,294)        (18,654)   138,654     (7,469,294)
                                                ------------    ------------    -------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT     $    808,000    $     62,596    $57,404   $    928,000
                                                ============    ============    =======   ============

           CORRIDOR COMMUNICATIONS CORP., A DELAWARE CORPORATION, AND
           CORRIDOR COMMUNICATIONS CORPORATION, AN OREGON CORPORATION
                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                                   (UNAUDITED)


                                                                AMNIS         CORRIDOR  ADJUSTMENTS    PRO FORMA
                                                            -------------    ---------  -----------  -------------
SALES                                                       $   1,514,548    $      --   $      --   $   1,514,548

COST OF GOODS SOLD                                              1,084,067           --                   1,084,067
                                                            -------------    ---------   ---------   -------------
GROSS PROFIT                                                      430,481           --          --         430,481
                                                            -------------    ---------   ---------   -------------
OPERATING EXPENSES
    Research and development                                    1,091,393       65,015                   1,156,408
    Sales and marketing                                           798,225       47,364                     845,589
    General and administrative                                  3,116,345              b    21,431       3,137,776
                                                            -------------    ---------   ---------   -------------
TOTAL OPERATING EXPENSES                                        5,005,963      112,379      21,431       5,139,773
                                                            -------------    ---------   ---------   -------------

LOSS FROM OPERATIONS                                           (4,575,482)    (112,379)    (21,431)     (4,709,292)
                                                            -------------    ---------   ---------   -------------
OTHER INCOME (EXPENSE)
    Interest expense, net                                        (492,594)                                (492,594)
    Amortization of discount on convertible notes payable      (1,937,982)                              (1,937,982)
    Financing costs                                            (1,238,540)                              (1,238,540)
    Change in fair value of detachable warrants                  (299,831)                                (299,831)
    Loss on restructuring of business                            (892,524)                                (892,524)
    Other, net                                                     (1,036)                                  (1,036)
                                                            -------------    ---------   ---------   -------------
TOTAL OTHER INCOME (EXPENSE)                                   (4,862,507)          --          --      (4,862,507)
                                                            -------------    ---------   ---------   -------------

LOSS BEFORE PROVISION FOR INCOME TAXES                         (9,437,989)    (112,379)    (21,431)     (9,571,799)

PROVISION FOR INCOME TAXES                                             --           --          --              --
                                                            -------------    ---------   ---------   -------------
NET LOSS                                                    $  (9,437,989)   $(112,379)  $ (21,431)  $  (9,571,799)
                                                            =============    =========   =========   =============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED               $       (0.08)                           $       (0.07)
                                                            =============                            =============

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING - BASIC AND DILUTED                           118,340,630                              130,340,630
                                                            =============                            =============

See accompanying notes to combined pro forma financial statements

           CORRIDOR COMMUNICATIONS CORP., A DELAWARE CORPORATION, AND
           CORRIDOR COMMUNICATIONS CORPORATION, AN OREGON CORPORATION
                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                                   (UNAUDITED)


                                                                AMNIS         CORRIDOR  ADJUSTMENTS    PRO FORMA
                                                             ------------     --------  -----------   ------------
SALES                                                        $  2,240,135     $     --    $     --    $  2,240,135
COST OF GOODS SOLD                                              1,754,942           --                   1,754,942
                                                             ------------     --------    --------    ------------
GROSS PROFIT                                                      485,193           --          --         485,193
                                                             ------------     --------    --------    ------------

OPERATING EXPENSES
    Research and development                                    1,237,607           --                   1,237,607
    Sales and marketing                                         1,762,757           --                   1,762,757
    General and administrative                                  2,470,107             b     23,987       2,494,094
                                                             ------------     --------    --------    ------------
TOTAL OPERATING EXPENSES                                        5,470,471           --      23,987       5,494,458
                                                             ------------     --------    --------    ------------

LOSS FROM OPERATIONS                                           (4,985,278)          --     (23,987)     (5,009,265)
                                                             ------------     --------    --------    ------------

OTHER INCOME (EXPENSE)
    Interest expense, net                                        (485,999)                                (485,999)
    Amortization of discount on convertible notes payable      (3,858,770)                              (3,858,770)
    Financing costs                                            (2,115,073)                              (2,115,073)
    Gain on extinguishment of accounts payable                  1,115,787                                1,115,787
    Change in fair value of detachable warrants                 1,055,504                                1,055,504
    Other, net                                                    329,955                                  329,955
                                                             ------------     --------    --------    ------------
TOTAL OTHER INCOME (EXPENSE)                                   (3,958,596)          --          --      (3,958,596)
                                                             ------------     --------    --------    ------------

LOSS BEFORE PROVISION FOR INCOME TAXES                         (8,943,874)          --     (23,987)     (8,967,861)

PROVISION FOR INCOME TAXES                                             --           --          --              --
                                                             ------------     --------    --------    ------------
NET LOSS                                                     $ (8,943,874)    $     --    $(23,987)   $ (8,967,861)
                                                             ============     ========    ========    ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED                $      (0.26)                            $      (0.19)
                                                             ============                             ============

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING - BASIC AND DILUTED                            34,698,065                               46,698,065
                                                             ============                             ============

See accompanying notes to combined pro forma financial statements

           CORRIDOR COMMUNICATIONS CORP., A DELAWARE CORPORATION, AND CORRIDOR COMMUNICATIONS CORPORATION, AN OREGON CORPORATION
                 NOTES TO PRO FORM COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

On May 6, 2004, Corridor Communications Corp. ("Corridor-Delaware") purchased all the assets of Corridor Communications Corporation ("Corridor") for 12,000,000 shares of Corridor-Delaware common stock. The accompanying pro forma combined balance sheet presents the accounts of Corridor-Delaware and Corridor as if the acquisition of Corridor by Corridor-Delaware occurred on December 31, 2003. The accompanying pro forma combined statements of operations present the accounts of Corridor-Delaware and Corridor for the years ended December 31, 2003 and 2002 as if the acquisition occurred on January 1, 2002.

The following adjustments would be required if the acquisition occurred as indicated above:

a. To remove the stockholders' deficit and the liabilities of Corridor and to record the purchase price of 12,000,000 shares issued in the transaction valued at $0.01 per shares. The purchase price of $120,000 was allocated to the assets acquired resulting in an increase in the property and equipment of $57,404.

b. To record a full year of depreciation on Corridor's property and equipment (including the step up in basis of the property and equipment)

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Owner
Ashcreek Wireless

We have audited the accompanying balance sheet of Ashcreek Wireless (a sole proprietorship) as of December 31, 2003, and the related statements of operations, owner's equity and cash flows for the period from inception (October 1, 2002) to December 31, 2002 and the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ashcreek Wireless as of December 31, 2003, and the results of its operations and its cash flows for the period from inception (October 1, 2002) to December 31, 2002 and the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

HJ & Associates, LLC
Certified Public Accountants
Salt Lake City, Utah
June 22, 2004

                                ASHCREEK WIRELESS

                                  BALANCE SHEET


                                                                       DECEMBER 31,
                                                                           2003
                                                                       -------------
   ASSETS

                                 CURRENT ASSETS
    Cash and cash equivalents                                          $       3,678
    Accounts receivable, less allowance for doubtful accounts of $0            2,105

                                                                       -------------
TOTAL CURRENT ASSETS                                                           5,783

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $16,605            74,229

                                                                       -------------
TOTAL ASSETS                                                           $      80,012
                                                                       =============

   LIABILITIES AND OWNER'S EQUITY

CURRENT LIABILITIES
    Accounts payable                                                   $         718
    Unearned revenue                                                           5,601
    Customer deposits                                                         21,730
    Advances from owner                                                       29,184

                                                                       -------------

TOTAL CURRENT LIABILITIES                                                     57,233
                                                                       -------------

COMMITMENTS AND CONTINGENCIES                                                     --

OWNER'S EQUITY
    Capital contribution                                                      55,000
    Accumulated deficit                                                      (32,221)

                                                                       -------------
TOTAL OWNER'S EQUITY                                                          22,779
                                                                       -------------

TOTAL LIABILITIES AND OWNER'S EQUITY                                   $      80,012
                                                                       =============

The accompanying notes are an integral part of these financial statements.

                                ASHCREEK WIRELESS

                            STATEMENTS OF OPERATIONS

                                                   INCEPTION
                                           YEAR ENDED (OCTOBER 1, 2002)
                                              DECEMBER TO DECEMBER
                                              31, 2003      31, 2002
                                           -----------  ----------------

REVENUE                                    $   52,648   $             -

COST OF REVENUE                                45,586                 -
                                           -----------  ----------------

GROSS PROFIT                                    7,062                 -

OPERATING EXPENSES                             34,355             4,928
                                           -----------  ----------------

NET LOSS                                   $  (27,293)  $        (4,928)
                                           ===========  ================

The accompanying notes are an integral part of these financial statements.

                                ASHCREEK WIRELESS

                          STATEMENTS OF OWNER'S EQUITY

      FOR THE PERIOD FROM INCEPTION (OCTOBER 1, 2002) TO DECEMBER 31, 2003

                                ADDITIONAL
                                  PAID-IN       ACCUMULATED
                                  CAPITAL         DEFICIT           TOTAL

BALANCE, OCTOBER 1, 2002       $           --  $           --   $           --

Owner's contribution                   50,000                           50,000

Net loss for the period ended
  December 31, 2002                    (4,928)         (4,928)

                               --------------  --------------   --------------
Balance, December 31, 2002             50,000          (4,928)          45,072

Owner's contribution                    5,000                            5,000

Net loss for the year ended
  December 31, 2003                                   (27,293)         (27,293)

                               --------------  --------------   --------------
BALANCE, DECEMBER 31, 2003     $       55,000  $      (32,221)  $       22,779
                               ==============  ==============   ==============

The accompanying notes are an integral part of these financial statements.

                                ASHCREEK WIRELESS

                             STATEMENT OF CASH FLOWS


                                                                        INCEPTION
                                                      YEAR ENDED     (OCTOBER 1, 2002)
                                                       DECEMBER        TO DECEMBER
                                                       31, 2003         31, 2002
                                                     -------------   ----------------
CASH FLOW FROM OPERATING ACTIVITIES:
   Net loss                                          $     (27,293) $          (4,928)
   Adjustment to reconcile net loss to net cash
    provided by (used in) operating activities:
      Depreciation expense                                  16,605                 --
   Changes in operating assets and liabilities:
    Accounts receivable                                     (2,105)                --
    Deposits and other current assets                       22,797            (22,797)
    Accounts payable                                        (1,483)             2,201
    Unearned revenue                                         5,601                 --
    Customer deposits                                       21,730                 --

                                                     -------------   ----------------
Net cash provided by (used in) operating activities         35,852            (25,524)
                                                     -------------   ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                      (89,999)              (835)

                                                     -------------   ----------------
Net cash used in investing activities                      (89,999)              (835)
                                                     -------------   ----------------

CASH FLOW FROM FINANCING ACTIVITIES:
   Capital contribution by owner                             5,000             50,000
   Advances from owner                                      20,266              8,918

                                                     -------------   ----------------
Net cash provided by financing activities                   25,266             58,918
                                                     -------------   ----------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS       (28,881)            32,559

CASH AND CASH EQUIVALENTS, Beginning of period              32,559                 --
                                                     -------------   ----------------

CASH AND CASH EQUIVALENTS, End of period             $       3,678   $         32,559
                                                     =============   ================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

   Interest paid                                     $          --   $             --
                                                     =============   ================
   Income taxes paid                                 $          --   $             --
                                                     =============   ================

The accompanying notes are an integral part of these financial statements.

                                ASHCREEK WIRELESS
                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM INCEPTION (OCTOBER 1, 2002) TO DECEMBER 31, 2002
                      AND THE YEAR ENDED DECEMBER 31, 2003

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

                        ORGANIZATION AND LINE OF BUSINESS

Ashcreek Wireless (the "Company") is a sole proprietorship that began operations on October 1, 2002. The Company uses Wireless Fidelity ("WiFi") technology to economically provision high-speed access to users spread out across large geographic areas or "hot zones". Subscribers within the hot zone have the added benefit of "un-tethered" Internet access. Unlike cable or DSL services, the Company's customers can surf the web and check their email while in the park, local coffee shop or in the comfort of their own back yard. The Company is a Wireless Internet Service Provider (WISP) with a variety of services tailored for home and business users. The speed of the service (actual bandwidth to and from the computer) is comparable to most DSL and cable services (approximately 384k to 768k).

                                USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. As of December 31, 2003, the Company used estimates in determining the realization of its accounts receivable and property and equipment. Actual results could differ from these estimates.

                       FAIR VALUE OF FINANCIAL INSTRUMENTS

For certain of the Company's financial instruments, including cash, accounts receivable accounts payable unearned revenue, customer deposits and advances from owner, the carrying amounts approximate fair value due to their short maturities.

                            CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

                          CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company will extend credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company will monitor its exposure for credit losses and maintains allowances for anticipated losses, if required.

                                ASHCREEK WIRELESS
                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM INCEPTION (OCTOBER 1, 2002) TO DECEMBER 31, 2002
                      AND THE YEAR ENDED DECEMBER 31, 2003

                             PROPERTY AND EQUIPMENT

Property and equipment consisting of transmission equipment, computers, furniture and fixtures are recorded at cost, and are depreciated using the straight-line method over their estimated useful lives. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. A summary of the estimated useful lives is as follows:

    Description                       Useful Life
    -----------                       -----------

Equipment                             3 years
Subscriber equipment                  3 years

                         IMPAIRMENT OF LONG-LIVED ASSETS

SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. The Company has no impairment issues to disclose.

                               REVENUE RECOGNITION

The Company sells WiFi services under annual and monthly contracts. Under the annual contracts, the subscriber will pay a one-time fee, which will be recognized as revenue ratably over the life of the contract. Under the monthly contracts, the subscriber will be billed monthly and revenue will be recognized ratably over the month. The Company also charges a non-refundable, upfront set up fee that is recognized upon receipt.

                                 COST OF REVENUE

Cost of revenue includes all direct cost associated with providing WiFi services, including upfront installation costs. In addition, the Company provides each subscriber certain equipment needed to receive internet access at their home or business. The Company retains ownership of this equipment and the depreciation of this equipment is included in cost of revenue.

                                ASHCREEK WIRELESS
                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM INCEPTION (OCTOBER 1, 2002) TO DECEMBER 31, 2002
                      AND THE YEAR ENDED DECEMBER 31, 2003

                         ADVERTISING AND MARKETING COSTS

The Company expenses advertising and marketing costs as incurred. Advertising and marketing expense for the period from inception (October 1, 2002) to December 31, 2002 and the year ended December 31, 2003 amounted to $242 and $2,520, respectively.

                                  INCOME TAXES

No provision for income taxes has been made for federal or state income taxes as these taxes are the personal responsibility of the owner.

                               COMPREHENSIVE LOSS

Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the period from inception (October _, 2002) to December 31, 2002 and the year ended December 31, 2003, the Company has no items that represent other comprehensive income and, accordingly, has not included a schedule of comprehensive income in the financial statements.

                    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin
(ARB) No. 51, Consolidated Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statement should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. In December 2003, the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied for registrants who file under Regulation SX in periods ending after March 31, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

                                ASHCREEK WIRELESS
                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM INCEPTION (OCTOBER 1, 2002) TO DECEMBER 31, 2002
                      AND THE YEAR ENDED DECEMBER 31, 2003

During April 2003, the FASB issued SFAS 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after September 30, 2003, except as stated below and for hedging relationships designated after September 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after September 30, 2003. The Company does not participate in such transactions and is evaluating the effect of this new pronouncement, if any, and will adopt FASB 149 within the prescribed time.

During May 2003, the FASB issued SFAS 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public entities at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The Company is evaluating the effect of this new pronouncement and will adopt FASB 150 within the prescribed time.

In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

                                ASHCREEK WIRELESS
                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM INCEPTION (OCTOBER 1, 2002) TO DECEMBER 31, 2002
                      AND THE YEAR ENDED DECEMBER 31, 2003

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2003, consist of the following:

Equipment                                       $    23,765
Subscriber equipment                                 67,069
                                                -----------
                                     90,834
Less accumulated depreciation and amortization       16,605
                                                -----------
                                                $    74,229

Depreciation expense for the period from inception (October 1, 2002) to December 31, 2002 and the year ended December 31, 2003 was $0 and $16,605, respectively.

NOTE 3 - ADVANCES FROM OWNER

The owner of the Company's periodically advances money to the Company for working capital. These advances are non-interest bearing and are payable upon demand.

NOTE 4 - LONG-TERM SERVICE AGREEMENT OBLIGATIONS

To secure access to facilities for housing control equipment in buildings and on towers, the Company has signed lease agreements with a various businesses and individuals allowing the Company to occupy part of the tower or building to locate its transmission equipment. The aggregate amount of required future payments at December 31, 2003 is as follows:

2004                                            $    16,200
2005                                                  8,910
2006                                                  8,745
2007                                                  4,500
2008                                                     --
                                                -----------
                                                $    38,355

                                ASHCREEK WIRELESS

                         BALANCE SHEET - MARCH 31, 2004

                                                                      MARCH 31,
                                                                        2004
                                                                      --------
                                                                     (unaudited)
      ASSETS

CURRENT ASSETS
      Cash and cash equivalents                                        $  8,616
      Accounts receivable, less allowance for doubtful accounts of $0     3,828
                                                                       --------
TOTAL CURRENT ASSETS                                                     12,444

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $24,277       76,666
                                                                       --------
TOTAL ASSETS                                                           $ 89,110
                                                                       ========

           LIABILITIES AND OWNER'S EQUITY

CURRENT LIABILITIES
      Note payable                                                     $ 60,000
      Accounts payable                                                      329
      Unearned revenue                                                    7,006
      Customer deposits                                                  21,280
      Advances from owner                                                 4,474
                                                                       --------

TOTAL CURRENT LIABILITIES                                                93,089
                                                                       --------

COMMITMENTS AND CONTINGENCIES                                                --

OWNER'S EQUITY
      Capital contribution                                               25,000
      Accumulated deficit                                               (28,979)
                                                                       --------
TOTAL OWNER'S EQUITY                                                     (3,979)
                                                                       --------

TOTAL LIABILITIES AND OWNER'S EQUITY                                   $ 89,110
                                                                       ========

The accompanying notes are an integral part of these financial statements.

                                ASHCREEK WIRELESS

                            STATEMENTS OF OPERATIONS

                    FOR THE THREE MONTHS ENDED MARCH 31, 2004

                                                                    -------
                                                                   (unaudited)

REVENUE                                                             $26,268

COST OF REVENUE                                                       5,749
                                                                    -------

GROSS PROFIT                                                         20,519

OPERATING EXPENSES                                                   17,277
                                                                    -------

NET LOSS                                                            $ 3,242
                                                                    =======

The accompanying notes are an integral part of these financial statements.

                                ASHCREEK WIRELESS
                             STATEMENT OF CASH FLOWS

                                      Three
                                  Months Ended
                                      MARCH
                                    31, 2004
                                   (unaudited)

CASH FLOW FROM OPERATING ACTIVITIES:

    Net income                                                       $  3,242
    Adjustment to reconcile net income to net cash
      provided by operating activities:
        Depreciation expense 7,672 Changes in operating
        assets and liabilities:
      Accounts receivable                                              (1,723)
      Accounts payable                                                   (389)
      Unearned revenue                                                  1,405
      Customer deposits                                                  (450)
                                                                     --------
Net cash provided by operating activities                               9,757
                                                                     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                                (10,109)
                                                                     --------
Net cash used in investing activities                                 (10,109)
                                                                     --------

CASH FLOW FROM FINANCING ACTIVITIES:
    Proceeds from note payable                                         60,000
    Distribution of capital to owner                                  (30,000)
    Repayment of advances to owner                                    (24,710)
                                                                     --------
Net cash provided by financing activities                               5,290
                                                                     --------

NET DECREASE IN CASH AND CASH EQUIVALENTS                               4,938

CASH AND CASH EQUIVALENTS, Beginning of period                          3,678
                                                                     --------

CASH AND CASH EQUIVALENTS, End of period                             $  8,616
                                                                     ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

    Interest paid                                                    $     --
                                                                     ========
    Income taxes paid                                                $     --
                                                                     ========

The accompanying notes are an integral part of these financial statements.

                                ASHCREEK WIRELESS

                          NOTES TO FINANCIAL STATEMENTS

                    FOR THE THREE MONTHS ENDED MARCH 31, 2004

                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The unaudited financial statements have been prepared by Ashcreek Wireless (the "Company"), pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and footnotes for the year ended December 31, 2003 included elsewhere in this Form 8-K. The results of the three months ended March 31, 2004are not necessarily indicative of the results to be expected for the full year ending December 31, 2004

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment at March 31, 2004, consist of the following:

Equipment                                          $   23,765
Subscriber equipment                                   77,178
                                                      100,943

Less accumulated depreciation and amortization         24,277
                                                   $   76,666

Depreciation expense for the three months ended March 31, 2004 was $7,672.

NOTE 3 - NOTE PAYABLE

On March 16, 2004, the Company issued a note payable in the amount of $60,000. The note bears interest at 10% per annum and is due on March 16, 2005.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2004, the Company's owner was repaid advances of $24,710 and was distributed capital of $30,000.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Stockholders of
Quik Internet of the Valley, Inc.

We have audited the accompanying balance sheet of Quik Internet of the Valley, Inc. as of December 31, 2003, and the related statements of operations, members' interest and stockholders' deficit and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quik Internet of the Valley, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses and has a working capital deficit, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HJ & Associates, LLC
Salt Lake City, Utah
June 28, 2004

                        QUIK INTERNET OF THE VALLEY, INC.

                                  BALANCE SHEET

                                  DECEMBER 31,
                                      2003
                                     ASSETS

CURRENT ASSETS

     Cash and cash equivalents                                      $   2,675
     Accounts receivable, less
      allowance for doubtful accounts of $0                            11,618
                                                                    ---------
TOTAL CURRENT ASSETS                                                   14,293

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $5,362       3,024
FRANCHISE, net of accumulated amortization of $20,797                  30,453
                                                                    ---------

TOTAL ASSETS                                                        $  47,770
                                                                    =========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

     Accounts payable                                               $  20,271
     Accrued expenses                                                   2,973
     Unearned revenue                                                   8,739
     Note payable - stockholder                                         7,023
                                                                    ---------

TOTAL CURRENT LIABILITIES                                              39,006
                                                                    ---------

NOTE PAYABLE - STOCKHOLDER, net of current portion                     61,415
                                                                    ---------
TOTAL LIABILITIES                                                     100,421
                                                                    ---------

COMMITMENTS AND CONTINGENCIES                                              --

STOCKHOLDERS' DEFICIT
     Common stock; $0.01 par value; 100,000 shares
        authorized; 10,000 shares issued and outstanding                  100
     Accumulated deficit                                              (52,751)
                                                                    ---------
TOTAL STOCKHOLDERS' DEFICIT                                           (52,651)
                                                                    ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                         $  47,770
                                                                    =========

The accompanying notes are an integral part of these financial statements.

                        QUIK INTERNET OF THE VALLEY, INC.

                             STATEMENT OF OPERATIONS

                                  FOR THE YEARS ENDED
                                ----------------------
                                 DECEMBER     DECEMBER
                                31, 2003      31, 2002
                                ---------    ---------
REVENUE                         $ 288,008    $ 298,044

COST OF REVENUE                   118,632      136,095
                                ---------    ---------

GROSS PROFIT                      169,376      161,949

OPERATING EXPENSES                182,619      144,568
                                ---------    ---------

INCOME (LOSS) FROM OPERATIONS     (13,243)      17,381

INTEREST EXPENSE                    6,128        6,668
                                ---------    ---------

NET INCOME (LOSS)               $ (19,371)   $  10,713
                                =========    =========

The accompanying notes are an integral part of these financial statements.

                        QUIK INTERNET OF THE VALLEY, INC.

            STATEMENT OF MEMBERS' INTEREST AND STOCKHOLDERS' DEFICIT

                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003

                                                               COMMON STOCK
                                               MEMBERS'    --------------------   ACCUMULATED
                                               INTEREST     SHARES      AMOUNT    DEFICIT       TOTAL
                                               --------    --------    --------   --------    --------

Balance, December 31, 2001                     $(45,993)              $     --    $     --   $(45,993)

Member contribution                               2,000                                          2,000

Net income                                       10,713                                         10,713
                                               --------    --------    --------   --------    --------
Balance, December 31, 2002                      (33,280)         --          --         --     (33,280)

Transfer of Members' Interest upon
     conversion from an LLC to a Corporation     33,280      10,000         100    (33,380)         --

Net loss                                                                           (19,371)    (19,371)
                                               --------    --------    --------   --------    --------
Balance, December 31, 2003                     $     --      10,000    $    100   $(52,751)   $(52,651)
                                               ========    ========    ========   ========    ========

The accompanying notes are an integral part of these financial statements.

                        QUIK INTERNET OF THE VALLEY, INC.

                             STATEMENT OF CASH FLOWS

                              FOR THE YEARS ENDED
                                DECEMBER DECEMBER

                                                           31, 2003    31, 2002
                                                           --------    --------
CASH FLOW FROM OPERATING ACTIVITIES:
   Net income (loss)                                       $(19,371)   $ 10,713
   Adjustment to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
       Depreciation expense                                   6,730       6,545
   Changes in operating assets and liabilities:
     Accounts receivable                                      7,308      (6,061)
     Accounts payable                                         4,119         819
     Accrued expenses                                         2,973          --
     Unearned revenue                                        (3,373)      3,204
                                                           --------    --------
Net cash provided by (used in) operating activities          (1,614)     15,220
                                                           --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                            --      (1,723)
                                                           --------    --------
Net cash used in investing activities                            --      (1,723)
                                                           --------    --------

CASH FLOW FROM FINANCING ACTIVITIES:
   Member contribution                                           --       2,000
   Payments on notes payable - related party                 (6,653)     (6,112)
                                                           --------    --------
Net cash used in financing activities                        (6,653)     (4,112)
                                                           --------    --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS         (8,267)      9,385

CASH AND CASH EQUIVALENTS, Beginning of year                 10,942       1,557
                                                           --------    --------

CASH AND CASH EQUIVALENTS, End of year                     $  2,675    $ 10,942
                                                           ========    ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

   Interest paid                                           $  6,128    $  6,668
                                                           ========    ========
   Income taxes paid                                       $     --    $     --
                                                           ========    ========

                        QUIK INTERNET OF THE VALLEY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

                        ORGANIZATION AND LINE OF BUSINESS

Quik Internet of the Valley, Inc. (the "Company") was incorporated in the state of Oregon on January 10, 2003. Prior to this date the Company operated as a limited liability company under the name of Capital Quik Internet, LLC which was organized on November 30, 1999. The Company is an Internet service provider in Salem, Oregon and Linn and Benton counties (both located in Oregon) that operates under a franchise agreement with Quik International, Inc., a Nevada corporation.

                              BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred a net loss of $19,371 for the year ended December 31, 2003 and as of December 31, 2003, the Company had a working capital deficiency of $24,713.

These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Over the last year there has been a dramatic shift in internet service industry. Customers are quickly moving to high speed broadband internet access. As a result the Company has seen declining revenues. The Company is addressing this problem by looking for a broadband option to provide its customer base. The pending acquisition of the Company by Corridor Communications Corporation will allow it to provide a broadband wireless internet option allowing the Company to remain competitive with other internet service providers and local cable companies. By providing broadband wireless internet access the average monthly revenue per customer will increase from approximately $22.00 to over $30.00. In addition, the average cost per customer will drop from nearly $8.00 per customer to $5.00 per customer. The combination of lower customer cost and higher average invoice per customer will allow the Company to remain financially viable going forward.

                                USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. As of December 31, 2003, the Company used estimates in determining the realization of its accounts receivable and property and equipment. Actual results could differ from these estimates.

                        QUIK INTERNET OF THE VALLEY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                       FAIR VALUE OF FINANCIAL INSTRUMENTS

For certain of the Company's financial instruments, including cash, accounts receivable, accounts payable and unearned revenue, the carrying amounts approximate fair value due to their short maturities.

                            CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

                          CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company will extend credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company will monitor its exposure for credit losses and maintains allowances for anticipated losses, if required.

                             PROPERTY AND EQUIPMENT

Property and equipment consisting of transmission equipment, computers, furniture and fixtures are recorded at cost, and are depreciated using the straight-line method over their estimated useful lives. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. A summary of the estimated useful lives is as follows:

Description                       Useful Life
-----------                       -----------

Furniture and fixtures            7 years
Computer equipment                5 years

                                    FRANCHISE

The Company purchased the rights to operate the Quik Internet franchise in Salem, Oregon and Linn and Benton counties. The terms of the franchise agreement is for 10 years. The Company paid an initial franchise fee of $35,000 for the Salem, Oregon area and $7,250 for the Linn and Benton county areas. In addition, the Company was required to purchase certain software from the franchisor that has been included as part of the franchise cost. The Company is required to pay the franchisor a royalty of 17% of gross monthly revenue. In addition, the franchisor also provides administrative services to the Company for a monthly fee. The initial franchise fee is being amortized over the 10 year life of the agreement. For the years ended December 31, 2003 and 2002 amortization expense related to the initial franchise fee was $5,125 and $5,125, respectively.

                        QUIK INTERNET OF THE VALLEY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                         IMPAIRMENT OF LONG-LIVED ASSETS

SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. The Company has no impairment issues to disclose.

                               REVENUE RECOGNITION

The Company sells ISP services under annual and monthly contracts. Under the annual contracts, the subscriber pays a one-time fee, which is recognized as revenue ratably over the life of the contract. Under the monthly contracts, the subscriber is billed monthly and revenue is recognized ratably over the month.

                         ADVERTISING AND MARKETING COSTS

The Company expenses advertising and marketing costs as incurred. Advertising and marketing expense for the years ended December 31, 2003 and 2002 amounted to $21,087 and $9,480, respectively.

                                  INCOME TAXES

No provision for income taxes has been made for federal or state income taxes as the Company is taxed as an S corporation and the taxes are the personal responsibility of the stockholders.

                               COMPREHENSIVE LOSS

Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the years ended December 31, 2003 and 2002, the Company has no items that represent other comprehensive income and, accordingly, has not included a schedule of comprehensive income in the financial statements.

                        QUIK INTERNET OF THE VALLEY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin
(ARB) No. 51, Consolidated Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statement should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. In December 2003, the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied for registrants who file under Regulation SX in periods ending after March 31, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

During April 2003, the FASB issued SFAS 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after September 30, 2003, except as stated below and for hedging relationships designated after September 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after September 30, 2003. The Company does not participate in such transactions and is evaluating the effect of this new pronouncement, if any, and will adopt FASB 149 within the prescribed time.

During May 2003, the FASB issued SFAS 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public entities at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The Company is evaluating the effect of this new pronouncement and will adopt FASB 150 within the prescribed time.

                        QUIK INTERNET OF THE VALLEY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB 104 supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers ("the FAQ") issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not impact the financial statements.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2003, consist of the following:

Furniture and fixtures                           $         1,270
Computer equipment and software                            7,116
                                                 ---------------
                                                           8,386
Less accumulated depreciation and amortization             5,362
                                                 ---------------
                                                 $         3,024
                                                 ===============

Depreciation expense for the years ended December 31, 2003 and 2002 was $1,605 and $1,420, respectively.

                        QUIK INTERNET OF THE VALLEY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 3 - NOTE PAYABLE - STOCKHOLDER

The issued a note payable to its majority stockholder in April 2001. The note is bears interest at 8.75% per annum and is unsecured. Principal and interest payments of $1,065 are due monthly with any unpaid principal and interest due in April 2011.

Principal payments on this note payable - stockholder are as follows:

Year ending December 31,

2004                                 $          7,023
2005                                            7,662
2006                                            8,360
2007                                            9,121
2008                                            9,951
Thereafter                                     26,321
                                     ----------------

                                     $         68,438
                                     ================

                        QUIK INTERNET OF THE VALLEY, INC.
                         BALANCE SHEET - MARCH 31, 2004

                                  31-Mar 2004
                                   (unaudited)
                                     ASSETS

CURRENT ASSETS

      Cash and cash equivalents                                       $     385
      Accounts receivable, less allowance for doubtful
      accounts of $0                                                     17,290
                                                                      ---------
TOTAL CURRENT ASSETS                                                     17,675

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $5,763         2,623
FRANCHISE, net of accumulated amortization of $22,078                    29,172
                                                                      ---------
TOTAL ASSETS                                                          $  49,470
                                                                      =========
                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
      Accounts payable                                                $  22,257
      Accrued expenses                                                   10,000
      Unearned revenue                                                    8,645
      Note payable - stockholder                                          7,177
                                                                      ---------
TOTAL CURRENT LIABILITIES                                                48,079
                                                                      ---------
NOTE PAYABLE - STOCKHOLDER, net of current portion                       60,131
                                                                      ---------
TOTAL LIABILITIES                                                       108,210
                                                                      ---------
COMMITMENTS AND CONTINGENCIES                                                --

STOCKHOLDERS' DEFICIT
      Common stock; $0.01 par value; 100,000 shares
         authorized; 10,000 shares issued and outstanding                   100
      Accumulated deficit                                               (58,840)
                                                                      ---------
TOTAL STOCKHOLDERS' DEFICIT                                             (58,740)
                                                                      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                           $  49,470
                                                                      =========

The accompanying notes are an integral part of these financial statements.

                        QUIK INTERNET OF THE VALLEY, INC.

                            STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2004

                                                                        Three
                                                                    Months Ended
                                                                       March
                                                                      31, 2004
                                                                     -----------
                                                                     (unaudited)

REVENUE                                                                $ 68,152

COST OF REVENUE                                                          27,913
                                                                       --------
GROSS PROFIT                                                             40,239

OPERATING EXPENSES                                                       44,262
                                                                       --------
INCOME (LOSS) FROM OPERATIONS                                            (4,023)

INTEREST EXPENSE                                                          2,065
                                                                       --------
NET INCOME (LOSS)                                                      $ (6,088)
                                                                       ========

The accompanying notes are an integral part of these financial statements.

                        QUIK INTERNET OF THE VALLEY, INC.

                            STATEMENTS OF CASH FLOWS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2004
                                      Three
                                  Months Ended
                                      March
                                    31, 2004
                                   (unaudited)

CASH FLOW FROM OPERATING ACTIVITIES:

    Net loss                                                            $(6,088)
                                                                        -------
    Adjustment to reconcile net loss to net cash used in operating activities:
          Depreciation expense 1,682 Changes in operating assets and liabilities:
       Accounts receivable                                               (5,672)
       Accounts payable                                                   1,985
       Accrued expenses                                                   7,027
       Unearned revenue                                                     (94)
                                                                         ------
Net cash used in operating activities                                    (1,160)
                                                                         ------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                                       --
                                                                         ------
Net cash used in investing activities                                        --
                                                                         ------
CASH FLOW FROM FINANCING ACTIVITIES:
    Payments on notes payable - related party                            (1,130)
                                                                         ------
Net cash used in financing activities                                    (1,130)
                                                                         ------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                (2,290)

CASH AND CASH EQUIVALENTS, Beginning of period                            2,675
                                                                         ------
CASH AND CASH EQUIVALENTS, End of period                                $   385
                                                                        =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Interest paid                                                       $ 2,065
                                                                        =======
    Income taxes paid                                                   $    --
                                                                        =======

The accompanying notes are an integral part of these financial statements.

                        QUIK INTERNET OF THE VALLEY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2004
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The unaudited financial statements have been prepared by Quik Internet of the Valley, Inc. (the "Company"), pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and footnotes for the year ended December 31, 2003 included elsewhere in this Form 8-K. The results of the three months ended March 31, 2004are not necessarily indicative of the results to be expected for the full year ending December 31, 2004

                              BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred a net loss of $6,088 for the three months ended March 31, 2004 and as of March 31, 2004, the Company had a working capital deficiency of $30,404.

These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Over the last year there has been a dramatic shift in internet service industry. Customers are quickly moving to high speed broadband internet access. As a result the Company has seen declining revenues. The Company is addressing this problem by looking for a broadband option to provide its customer base. The pending acquisition of the Company by Corridor Communications Corporation will allow it to provide a broadband wireless internet option allowing the Company to remain competitive with other internet service providers and local cable companies. By providing broadband wireless internet access the average monthly revenue per customer will increase from approximately $22.00 to over $30.00. In addition, the average cost per customer will drop from nearly $8.00 per customer to $5.00 per customer. The combination of lower customer cost and higher average invoice per customer will allow the Company to remain financially viable going forward.

                        QUIK INTERNET OF THE VALLEY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2004
                                   (UNAUDITED)

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2003, consist of the following:

           Furniture and fixtures                                $  1,270
           Computer equipment and software                          7,116
                                                                 --------
                                                                    8,386
           Less accumulated depreciation and amortization           5,763
                                                                 --------
                                                                 $  2,623
                                                                 ========

Depreciation expense for the three months ended March 31, 2004 was $401.

NOTE 3 - NOTE PAYABLE - STOCKHOLDER

The issued a note payable to its majority stockholder in April 2001. The note is bears interest at 8.75% per annum and is unsecured. Principal and interest payments of $1,065 are due monthly with any unpaid principal and interest due in April 2011.

                          CORRIDOR COMMUNICATIONS CORP.
                        PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 2004
                                   (UNAUDITED)

                                                                                      QUIK
                                                                     ASHCREEK    INTERNET OF THE
                                                    REGISTRANT       WIRELESS      VALLEY, INC.     ADJUSTMENTS      PRO FORMA
                                                    ------------    -----------   ---------------  ---------------   -----------
   ASSETS

                                 CURRENT ASSETS
    Cash and cash equivalents                      $     45,151    $     8,616    $       385     $                 $    54,152
    Note receivable                                      60,000                                b      (60,000)                -
    Account receivable                                  102,475          3,828         17,290                           123,593
    Inventory                                            46,000                                                          46,000
    Prepaid expenses and other current assets            88,796                                                          88,796
                                                    ------------    -----------   ------------     -----------       -----------
TOTAL CURRENT ASSETS                                    342,422         12,444         17,675         (60,000)          312,541

PROPERTY AND EQUIPMENT                                        -                         2,623                             2,623
FRANCHISE                                                                              29,172                            29,172
INTANGIBLE ASSETS                                                                              a      166,228           166,228
DEBT ISSUANCE COSTS                                      96,678         76,666                                          173,344
                                                    ------------    -----------   ------------     -----------       -----------
TOTAL ASSETS                                        $    439,100    $    89,110   $     49,470     $   106,228       $   683,908
                                                    ============    ===========   ============     ===========       ===========

   LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Secured promissory note                        $    300,000    $    60,000    $            b $    (60,000)      $   300,000
    Stockholders' notes payable                         105,000          4,474         67,308  a       45,526           222,308
    Accounts payable                                  1,970,991            329         22,257  a      (22,586)        1,970,991
    Accrued salaries                                  1,597,036                        10,000  a      (10,000)        1,597,036
    Accrued vacation                                    227,076                                                         227,076
    Accrued interest payable                            505,745                                                         505,745
    Convertible notes payable                         1,165,151                                                       1,165,151
    Deferred revenue                                     97,206          7,006          8,645  a      (15,651)           97,206
    Other accrued expenses                            1,108,013         21,280                 a      (21,280)        1,108,013
                                                    ------------    -----------   ------------     -----------       -----------
TOTAL CURRENT LIABILITIES                             7,076,218         93,089        108,210         (83,991)        7,193,526
                                                    ------------    -----------   ------------     -----------       -----------

DEFEREED REVENUE                                         79,151                                                          79,151
CONVERTIBLE NOTES PAYABLE                             1,348,377                                                       1,348,377
                                                    ------------    -----------   ------------     -----------       -----------
TOTAL LIABILITIES                                     8,503,746         93,089        108,210         (83,991)        8,621,054
                                                    ------------    -----------   ------------     -----------       -----------

STOCKHOLDERS' DEFICIT
    Preferred stock                                           -                                                               -
    Common stock                                         35,414                           100  a        1,400            36,914
    Additional paid-in capital                       31,240,379         25,000                 a      101,000        31,366,379
    Accumulated deficit                             (39,340,439)       (28,979)       (58,840) a       87,819        (39,340,439)
                                                    ------------    -----------   ------------     -----------       -----------
TOTAL STOCKHOLDERS' DEFICIT                          (8,064,646)        (3,979)       (58,740)        190,219        (7,937,146)
                                                    ------------    -----------   ------------     -----------       -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT         $    439,100    $    89,110   $     49,470     $   106,228       $   683,908
                                                    ============    ===========   ============     ===========       ===========

        See accompanying notes to pro forma combined financial statements

                          CORRIDOR COMMUNICATIONS CORP.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2004
                                   (UNAUDITED)

                                                                                     QUIK
                                                                  ASHCREEK       INTERNET OF THE
                                                  REGISTRANT      WIRELESS        VALLEY, INC.       ADJUSTMENTS        PRO FORMA
                                                 -------------  -------------   ----------------  -----------------   ------------

SALES                                           $   137,511     $     26,268    $     68,152      $                   $   231,931

COST OF GOODS SOLD                                  125,353            5,749          27,913                              159,015
                                                 -----------    -------------   -------------     --------------      ------------
GROSS PROFIT                                         12,158           20,519          40,239                  -            72,916
                                                 -----------    -------------   -------------     --------------      ------------

OPERATING EXPENSES
    Research and development                        141,174                                                               141,174
    Sales and marketing                              97,438                                                                97,438
    General and administrative                      577,559           17,277          44,262                              639,098
                                                 -----------    -------------   -------------     --------------      ------------
TOTAL OPERATING EXPENSES                            816,171           17,277          44,262                  -           877,710
                                                 -----------    -------------   -------------     --------------      ------------

LOSS FROM OPERATIONS                               (804,013)           3,242          (4,023)                 -          (804,794)
                                                 -----------    -------------   -------------     --------------      ------------

OTHER INCOME (EXPENSE)
    Interest expense, net                          (173,638)                          (2,065)                            (175,703)
    Amortization of discount
     on convertible notes payable                  (358,049)                                                             (358,049)
    Financing costs                                  44,079                                                                44,079
    Change in fair value of detachable warrants           -                                                                     -
    Loss on restructuring of business                     -                                                                     -
    Other, net                                            -                                                                     -
                                                 -----------    -------------   -------------     --------------      ------------
TOTAL OTHER INCOME (EXPENSE)                       (487,608)               -          (2,065)                 -          (489,673)
                                                 -----------    -------------   -------------     --------------      ------------

LOSS BEFORE PROVISION FOR INCOME TAXES           (1,291,621)           3,242          (6,088)                 -        (1,294,467)

PROVISION FOR INCOME TAXES                                -                -               -                  -                 -
                                                 -----------    -------------   -------------     --------------      ------------
NET LOSS                                         $(1,291,621)    $       3,242    $     (6,088)     $           -     $ (1,294,467)
                                                 ===========    =============   =============     ==============      ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED    $     (0.00)                                                         $      (0.00)
                                                 ===========                                                          ============

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING - BASIC AND DILUTED              299,825,317                                                          314,825,317
                                                 ===========                                                          ============

See accompanying notes to pro forma combined financial statements

                          CORRIDOR COMMUNICATIONS CORP.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                                   (UNAUDITED)

                                                                                   QUIK
                                                                 ASHCREEK     INTERNET OF THE
                                                 REGISTRANT      WIRELESS       VALLEY, INC.       ADJUSTMENTS        PRO FORMA
                                                -----------    -------------   -------------     --------------      ------------

SALES                                           $1,514,548     $     52,648    $    288,008      $                   $ 1,855,204

COST OF GOODS SOLD                               1,084,067           45,586         118,632                            1,248,285
                                                -----------    -------------   -------------     --------------      ------------
GROSS PROFIT                                       430,481            7,062         169,376                  -           606,919
                                                -----------    -------------   -------------     --------------      ------------

OPERATING EXPENSES
    Research and development                     1,091,393                                                             1,091,393
    Sales and marketing                            798,225                                                               798,225
    General and administrative                   3,116,345           34,355         182,619                            3,333,319
                                                -----------    -------------   -------------     --------------      ------------
TOTAL OPERATING EXPENSES                         5,005,963           34,355         182,619                  -         5,222,937
                                                -----------    -------------   -------------     --------------      ------------

LOSS FROM OPERATIONS                            (4,575,482)         (27,293)        (13,243)                 -        (4,616,018)
                                                -----------    -------------   -------------     --------------      ------------

OTHER INCOME (EXPENSE)
    Interest expense, net                         (492,594)                          (6,128)                            (498,722)
    Amortization of discount
     on convertible notes payable               (1,937,982)                                                           (1,937,982)
    Financing costs                             (1,238,540)                                                           (1,238,540)
    Change in fair value of detachable warrants   (299,831)                                                             (299,831)
    Loss on restructuring of business             (892,524)                                                             (892,524)
    Other, net                                      (1,036)                                                               (1,036)
                                                -----------    -------------   -------------     --------------      ------------
TOTAL OTHER INCOME (EXPENSE)                    (4,862,507)               -          (6,128)                 -        (4,868,635)
                                                -----------    -------------   -------------     --------------      ------------

LOSS BEFORE PROVISION FOR INCOME TAXES          (9,437,989)         (27,293)        (19,371)                 -        (9,484,653)

PROVISION FOR INCOME TAXES                               -                -               -                  -                 -
                                                -----------    -------------   -------------     --------------      ------------
NET LOSS                                        $(9,437,989)   $     (27,293)  $     (19,371)    $           -       $ (9,484,653)
                                                ===========    =============   =============     ==============      ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED   $     (0.08)                                                         $      (0.07)
                                                ===========                                                          ============

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING - BASIC AND DILUTED             118,340,630                                                          133,340,630
                                                ===========                                                          ============

        See accompanying notes to pro forma combined financial statements

                          CORRIDOR COMMUNICATIONS CORP.
                 NOTES TO PRO FORM COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

On June 30, 2004 Corridor Communications Corp. ("Corridor") purchased all the assets of Ashcreek Wireless, a sole proprietorship ("Ashcreek") for 7,5000,000 shares of Corridor's common stock plus $60,000 in cash that was previously paid to Ashcreek. In addition, on June 30, 2004 Corridor purchased all the assets of Quik Internet of the Valley, Inc., an Oregon corporation ("Quik") for 7,5000,000 shares of Corridor's common stock plus the issuance of a $50,000 note payable to the sellers and the assumption of a related party note payable of approximately $67,000. The accompanying pro forma combined balance sheet presents the accounts of Corridor, Ashcreek and Quik as if the acquisition of Ashcreek and Quik by Corridor occurred on March 31, 2004. The accompanying pro forma combined statements of operations present the accounts of Corridor, Ashcreek and Quik for the three months ended March 31, 2004 and the year ended December 31, 2003 as if the acquisition occurred on January 1, 2003.

The following adjustments would be required if the acquisition occurred as indicated above:

a. To remove the stockholders' deficit of Ashcreek and Quik and to record the purchase prices of 15,000,000 Corridor shares of common stock issued in the transaction valued at $0.0085 per shares. To remove the liabilities of Ashcreek and Quik and to record the issuance of a $50,000 note issued to the sellers of Quik. The excess purchase price of $166,228 over the fair value of the assets acquired has been allocated to intangible assets.

b. To remove the $60,000 note issued to Ashcreek prior to the acquisition.

              REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Eagle West Communications, Inc.
Phoenix, Arizona

We have audited the accompanying balance sheet of Eagle West Communications, Inc. as of July 31, 2004 and December 31, 2003 and the related statements of operations, stockholders' equity and cash flows for the seven months ending July 31, 2004 and from inception on November 14, 2003 to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle West Communications, Inc. as of July 31, 2004 and December 31, 2003 and the results of its operations and its cash flows for the seven months ending July 31, 2004 and from inception on November 14, 2003 to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

HJ & Associates, LLC
Salt Lake City, Utah
August 25, 2004

                         EAGLE WEST COMMUNICATIONS, INC.
                                 BALANCE SHEETS

                                     ASSETS

                                                    July 31,      December 31,
                                                      2004            2003
                                                  ------------   -------------

CURRENT ASSETS

  Cash                                            $        415   $          --
                                                  ------------   -------------

   Total Current Assets                                    415              --
                                                  ------------   -------------

PROPERTY AND EQUIPMENT, NET (Note 2)                   468,600              --
                                                  ------------   -------------

OTHER ASSETS

  Intangible - customer base (Net) (Note 1)          1,231,400              --
                                                  ------------   -------------

   Total Other Assets                                1,231,400              --
                                                  ------------   -------------

   TOTAL ASSETS                                   $  1,700,415   $          --
                                                  ============   =============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable                                $         --   $          --
Obligation payable (Note 3)                        1,700,000              --
                                                ------------   -------------

 Total Current Liabilities                         1,700,000              --
                                                ------------   -------------

COMMITMENTS AND CONTINGENCIES (NOTE 6)

STOCKHOLDERS' EQUITY

Common stock, $0.001 par value; 35,000,000
   shares authorized, 1,075,000 shares issued
   and outstanding                                     1,075           1,075
Subscription receivable                                   --            (500)
Additional paid-in capital                                --              --
Accumulated deficit                                     (660)           (575)
                                                ------------   -------------

 Total Stockholders' Equity                              415              --
                                                ------------   -------------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $  1,700,415   $          --
                                                ============   =============

The accompanying notes are an integral part of these financial statements.

                         EAGLE WEST COMMUNICATIONS, INC.
                            STATEMENTS OF OPERATIONS

                                                               From Inception on
                                                For the Seven  November 14, 2003
                                                Months Ended        through
                                                  July 31,        December 31,
                                                    2004              2003
                                                ------------     -------------

NET SALES                                       $         --     $          --
                                                ------------     -------------

EXPENSES

  General and administrative                              85               575
                                                ------------     -------------

   Total Operating Expenses                               85               575
                                                ------------     -------------

LOSS FROM OPERATIONS                                     (85)             (575)
                                                ------------     -------------

PROVISION FOR INCOME TAXES                                --                --
                                                ------------     -------------

NET LOSS                                        $        (85)    $        (575)
                                                ============     =============

BASIC LOSS PER SHARE

  Basic loss per share                          $      (0.00)    $       (0.00)
                                                ============     =============

BASIC WEIGHTED AVERAGE SHARES                      1,075,000         1,075,000
                                                ============     =============

The accompanying notes are an integral part of these financial statements.

                         EAGLE WEST COMMUNICATIONS, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                   Common Stock        Additional      Stock
                                --------------------     Paid-in    Subscription  Accumulated
                                 Shares      Amount      Capital     Receivable    Deficit
                                ---------  ---------  -------------  ---------    ---------
Balance, November 14, 2003             --  $      --  $          --  $      --    $      --

Common stock issued to
  founders                      1,075,000      1,075             --       (500)          --

Net loss for the period
  ended December 31, 2003              --         --             --         --         (575)
                                ---------  ---------  -------------  ---------    ---------

Balance, December 31, 2003      1,075,000      1,075             --       (500)        (575)

Collection of stock receivable         --         --             --        500           --

Net loss for the seven months
  ended July 31, 2004                  --         --             --         --          (85)
                                ---------  ---------  -------------  ---------    ---------

Balance, July 31, 2004          1,075,000  $   1,075  $          --  $      --    $    (660)
                                =========  =========  =============  =========    =========

The accompanying notes are an integral part of these financial statements.

                         EAGLE WEST COMMUNICATIONS, INC.
                             STATEMENTS OF CASH FLOW

                                                             From Inception on
                                             For the Seven   November 14, 2003
                                             Months Ended          through
                                               July 31,         December 31,
                                                 2004              2003
                                             ------------      -------------

CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                   $        (85)     $        (575)
                                             ------------      -------------
  Adjustments to reconcile net loss to net cash used by operating activities:

     Net Cash Used by Operating Activities            (85)              (575)
                                             ------------      -------------

CASH FLOWS FROM INVESTING ACTIVITIES                   --                 --
                                             ------------      -------------

CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from sale of common stock                  500                575
                                             ------------      -------------

       Net Cash Provided by Financing
         Activities                                   500                575
                                             ------------      -------------

NET INCREASE IN CASH                                  415                 --

CASH AT BEGINNING OF YEAR                              --                 --
                                             ------------      -------------

CASH AT END OF YEAR                          $        415      $          --
                                             ============      =============

SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID FOR:

Interest                                     $        --       $          --
Income taxes                                 $        --       $          --

NON-CASH FINANCING ACTIVITIES

The accompanying notes are an integral part of these financial statements.

                         EAGLE WEST COMMUNICATIONS, INC.
                        Notes to the Financial Statements
                       July 31, 2004 and December 31, 2003

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Organization

Eagle West Communications, Inc. a Nevada corporation, was incorporated on November 14, 2003. The Company is in the business of providing cable television systems serving communities in Arizona, Nevada, and New Mexico. The Company is not considered to be in the development stage because of the operating assets acquired.

b. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

c. Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

d. Basic Loss Per Share

The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding during each period presented.

                                                     From Inception on
                                    For the Seven    November 14, 2003
                                     Months Ended         through
                                       July 31,         December 31,
                                         2004               2003
                                     ------------      ------------

Net loss                             $        (85)     $       (575)
                                     ------------      ------------

Net loss per share attributable to
 common shareholders                 $      (0.00)     $      (0.00)
                                     ============      ============

Basic weighted average shares           1,075,000         1,075,000
                                     ============      ============

e. Property and Equipment

Property and equipment are stated at cost. Expenditures for small tools, ordinary maintenance and repairs are charged to operations as incurred. Major additions and improvements are capitalized. Depreciation is computed using the straight-line and accelerated methods as follows:

Machinery and equipment 5-7 years Vehicles 5 years

Depreciation expense for the seven months ended July 31, 2004 and for the year ended December 31, 2003 was $- and $-, respectively.

f. Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

g. Provision for Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of July 31, 2004 and December 31, 2003:

                                             July 31,     December 31
                                               2004          2003
                                           ------------  ------------

Deferred tax assets
   NOL Carryover                           $        257  $        224

Deferred tax liabilities:                            --            --

Valuation allowance                                (257)         (224)
                                           ------------  ------------

Net deferred tax asset                     $         --  $         --
                                           ============  ============

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 39% to pretax income from continuing operations for the years ended December 31, 2003 and 2002 due to the following:

                                              July 31,    December 31
                                               2004          2003
                                           ------------  ------------

Book loss                                  $         33  $        224
Valuation allowance                                 (33)         (224)
                                           ------------  ------------

                                           $         --  $         --
                                           ============  ============

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

g. Provision for Income Taxes (Continued)

At December 31, 2003, the Company had net operating loss carryforwards of approximately $575 that may be offset against future taxable income from the year 2003 through 2023. No tax benefit has been reported in the December 31, 2003 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in the future.

h. Intangible Assets

The Company acquired a customer base of over 6,000 current users. These users will continue to receive cable services provided by the Company. The right to this customer base has been recorded as an intangible asset in the amount of $1,231,400. The Company has established a three life on this base. Amortization of the intangible will begin on commencement of the billable services by the Company. Billable services commenced on August 25, 2004.

i. Newly Issued Accounting Pronouncements

During the year ended December 31, 2003, the Company adopted the following accounting pronouncements:

SFAS NO. 143 -- In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which established a uniform methodology for accounting for estimated reclamation and abandonment costs. The statement was effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 did not have a material effect on the financial statements of the Company.

SFAS NO. 145 -- On April 30, 2002, the FASB issued FASB Statement No. 145 (SFAS
145), "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS 145 rescinds both FASB

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

i. Newly Issued Accounting Pronouncements (Continued)

Statement No. 4 (SFAS 4), "Reporting Gains and Losses from Extinguishment of Debt," and the amendment to SFAS 4, FASB Statement No. 64 (SFAS 64), "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." Through this rescission, SFAS 145 eliminates the requirement (in both SFAS 4 and SFAS
64) that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. However, an entity is not prohibited from classifying such gains and losses as extraordinary items, so long as it meets the criteria in paragraph 20 of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. Further, SFAS 145 amends paragraph 14(a) of FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The amendment requires that a lease modification (1) results in recognition of the gain or loss in the 9 financial statements, (2) is subject to FASB Statement No. 66, "Accounting for Sales of Real Estate," if the leased asset is real estate (including integral equipment), and (3) is subject (in its entirety) to the sale-leaseback rules of FASB Statement No. 98, "Accounting for Leases: Sale-Leaseback Transactions Involving Real Estate, Sales-Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases." Generally, FAS 145 is effective for transactions occurring after May 15, 2002. The adoption of SFAS 145 did not have a material effect on the financial statements of the Company.

SFAS NO. 146 -- In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities" (SFAS 146). SFAS 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The scope of SFAS 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS 146 will be effective for exit or disposal activities that are initiated after December 31, 2002 and early application is encouraged. The provisions of EITF No. 94-3 shall continue to apply for an exit activity initiated under an exit plan that met the criteria of EITF No. 94-3 prior to the adoption of SFAS 146. The effect on adoption of SFAS 146 will change on a prospective basis the timing of when the restructuring charges are recorded from a commitment date approach to when the liability is incurred. The adoption of SFAS 146 did not have a material effect on the financial statements of the Company.

SFAS NO. 147 -- In October 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 147, "Acquisitions of Certain Financial Institutions" which is effective for acquisitions on or after October 1, 2002. This statement provides interpretive guidance on the application of the purchase

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

i. Newly Issued Accounting Pronouncements (Continued)

method to acquisitions of financial institutions. Except for transactions between two or more mutual enterprises, this Statement removes acquisitions of financial institutions from the scope of both SFAS 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". The adoption of SFAS No. 147 did not have a material effect on the financial statements of the Company.

SFAS NO. 148 -- In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123" which is effective for financial statements issued for fiscal years ending after December 15, 2002. This Statement amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. The adoption of SFAS No. 148 did not have a material effect on the financial statements of the Company.

SFAS NO. 149 -- In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" which is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. This statement amends and clarifies financial accounting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and hedging activities under SFAS 133. The adoption of SFAS No. 149 did not have a material effect on the financial statements of the Company.

SFAS NO. 150 -- In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" which is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. The adoption of SFAS No. 150 did not have a material effect on the financial statements of the Company.

FASB INTERPRETATION NO. 45 -- "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - an Interpretation of FASB Statements No. 5, 57 and 107". The initial recognition and initial measurement provisions of this Interpretation are to be applied prospectively to guarantees issued or modified after December 31, 2002. The disclosure requirements in the Interpretation were effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FASB Interpretation No. 45 did not have a material effect on the financial statements of the Company.

FASB INTERPRETATION NO. 46 -- In January 2003, the FASB issued FASB Interpretation No. 46 "Consolidation of Variable Interest Entities." FIN 46 provides guidance on the identification of entities for which control is achieved through means other than through voting rights, variable interest entities, and how to determine when and which business enterprises should consolidate variable interest entities. This interpretation applies immediately to variable interest entities created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of FIN 46 did not have a material impact on the Company's financial statements.

During the year ended December 31, 2003, the Company adopted the following Emerging Issues Task Force Consensuses: EITF Issue No. 00-21 "Revenue Arrangements with Multiple Deliverables", EITF Issue No. 01 -8 " Determining Whether an Arrangement Contains a Lease", EITF Issue No. 02-3 "Issues Related to Accounting for Contracts Involved in Energy Trading and Risk Management Activities", EITF Issue No. 02-9 "Accounting by a Reseller for Certain Consideration Received from a Vendor", EITF Issue No. 02-17, "Recognition of Customer Relationship Intangible Assets Acquired in a Business Combination", EITF Issue No. 02-18 "Accounting for Subsequent Investments in an Investee after Suspension of Equity Method Loss Recognition", EITF Issue No. 03-1, "The Meaning of Other Than Temporary and its Application to Certain Instruments", EITF Issue No. 03-5, "Applicability of AICPA Statement of Position 9702, `Software Revenue Recognition' to Non-Software Deliverables in an Arrangement Containing More Than Incidental Software", EITF Issue No. 03-7, "Accounting for the Settlement of the Equity Settled Portion of a Convertible Debt Instrument That Permits or Requires the Conversion Spread to be Settled in Stock", EITF Issue No. 03-10, "Application of EITF Issue No. 02-16 by Resellers to Sales Incentives Offered to Consumers by Manufacturers.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at July 31, 2004 and December 31, 2003:

                                             July 31,     December 31
                                               2004          2003
                                           ------------  ------------

Cable and equipment                        $    396,200  $         --
Vehicles                                         72,400            --
                                          ------------- -------------
                                                468,600            --

Less accumulated depreciation                        --            --
                                          ------------- -------------

                                           $    468,600  $         --
                                           ============  ============

NOTE 3 - OBLIGATION PAYABLE

Obligations payable at July 31, 2004 and December 31, 2003 consist of the following:

The Company entered into an agreement to purchase assets from Eagle West LLC through a bankruptcy proceedings. Amount is due August 2004. (See Note 5) $ 1,700,000

Less: current portion                                      (1,700,000)
                                                        -------------

       Long-term portions                               $          --
                                                        =============

Maturities of debt are as follows:

Year ending December 31:
      2004                                              $   1,700,000
      2005                                                         --
      2006                                                         --
      2007                                                         --
      2008                                                         --
      Thereafter                                                   --
                                                       --------------

Total                                                   $   1,700,000
                                                        =============

NOTE 4 - ACQUISTION OF ASSETS

In April 2004 the Company entered into a Asset Purchase Agreement to acquire certain cable television systems in the southwestern United States from Eagle West LLC (unrelated party) which had filed a chapter 11 bankruptcy. The agreement called for the Company to pay $1,700,000 in cash to acquire the assets. The systems operate approximately 750 miles of cable plant with approximately 6,000 subscribers.

In June 2004, the US Bankruptcy Judge approved the sale of the purchased assets for $1,700,000 free and clear of all claims and liens. The assets consisted of vehicles used to service and maintain the cable system, all of the fixed assets associated with these systems (e.g. strung cable, satellite dishes and the current subscriber users.) Upon completion of the escrow agreement the Company will take over the operations of the cable systems including the usage, subscriber billings and revenue collection. No depreciation has been recorded on the assets until operations begin under the Company. The Company will also be responsible for any future payments of any existing lease commitments associated with the above assets. In addition, the systems operate under several franchise agreements throughout parts of Arizona and Nevada. The Company is currently filing with the franchisees to transfer title to the Company and extend the terms.

NOTE 5 - SUBSEQUENT EVENTS

On August 16, 2004, the Company entered into an agreement with Corridor Communication Corp. to sale the company for $1,700,000. The Company would then use these funds to fulfill its obligation on purchases of the assets of Eagle West LLC. (See Note 5). Subsequently, the funds were received by the Company and funds were transferred to Eagle West, LLC.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The systems acquired by the Company operate under franchise agreements with several municipalities. Many of the franchises will begin to expire in 2005. The Company has filed request with these municipalities to transfer the agreement in the Company's name and extend the terms of the franchise. The Company feels confident that their requests will be granted.

                          CORRIDOR COMMUNICATIONS CORP.
                          COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                          CORRIDOR COMMUNICATIONS CORP.
                        PRO FORMA COMBINED BALANCE SHEET
                                  JUNE 30, 2004
                                   (UNAUDITED)


                                                                         EAGLE
                                                      REGISTRANT          WEST          ADJUSTMENTS        PRO FORMA
                                                    ------------      ------------      ------------      ------------
   ASSETS

                                 CURRENT ASSETS
    Cash and cash equivalents                       $      6,072      $        415  a,b $     41,000      $     47,487
    Note receivable                                           --                --
    Account receivable                                    18,814                                                18,814
    Inventory                                             57,689                                                57,689
    Prepaid expenses and other current assets             42,761                                                42,761
    Debt issuance costs                                   14,235                                                14,235

                                                    ------------      ------------      ------------      ------------
TOTAL CURRENT ASSETS                                     139,571               415            41,000           180,986

PROPERTY AND EQUIPMENT                                   198,298           468,600           666,898
FRANCHISE                                                 49,000                                                49,000
CUSTOMER LIST                                            180,729         1,231,400  b           (415)        1,411,714
DEBT ISSUANCE COSTS                                       46,395                                                46,395
GOODWILL                                                  11,542                                                11,542

                                                    ------------      ------------      ------------      ------------
TOTAL ASSETS                                        $    625,535      $  1,700,415      $     40,585      $  2,366,535
                                                    ============      ============      ============      ============

          LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Secured promissory note                         $    500,000      $             a   $   (500,000)     $         --
    Stockholders' notes payable                          155,000           155,000
    Note payable, current portion                          7,335                                                 7,335
    Accounts payable                                   2,039,160                                             2,039,160
    Obligation payable                                        --         1,700,000  b     (1,700,000)               --
    Accrued salaries                                   1,608,747                                             1,608,747
    Accrued vacation                                     229,687                                               229,687
    Accrued interest payable                             581,863                                               581,863
    Customer deposits                                     20,350                                                20,350
    Convertible notes payable                          2,015,327                                             2,015,327
    Deferred revenue                                      60,496                                                60,496
    Other accrued expenses                             1,118,450                                             1,118,450

                                                    ------------      ------------      ------------      ------------
TOTAL CURRENT LIABILITIES                              8,336,415         1,700,000        (2,200,000)        7,836,415
                                                    ------------      ------------      ------------      ------------

DEFEREED REVENUE                                          79,008                                                79,008
NOTE PAYABLE                                              58,237                                                58,237
CONVERTIBLE NOTES PAYABLE                                515,990                                               515,990

                                                    ------------      ------------      ------------      ------------
TOTAL LIABILITIES                                      8,989,650         1,700,000        (2,200,000)        8,489,650
                                                    ------------      ------------      ------------      ------------

STOCKHOLDERS' DEFICIT
    Preferred stock                                           --                    a      2,241,000         2,241,000
    Common stock                                          58,044             1,075  b         (1,075)           58,044
    Additional paid-in capital                        32,462,226                                            32,462,226
    Accumulated deficit                              (40,884,385)             (660) b            660       (40,884,385)

                                                    ------------      ------------      ------------      ------------
TOTAL STOCKHOLDERS' DEFICIT                           (8,364,115)              415         2,240,585        (6,123,115)
                                                    ------------      ------------      ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT         $    625,535      $  1,700,415      $     40,585      $  2,366,535
                                                    ============      ============      ============      ============

See accompanying notes to pro forma combined financial statements

                          CORRIDOR COMMUNICATIONS CORP.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2004
                                   (UNAUDITED)


                                                                               EAGLE
                                                              REGISTRANT        WEST         ADJUSTMENTS      PRO FORMA
                                                             ------------    ------------    ------------    ------------
SALES                                                        $         --    $         --    $               $         --

COST OF GOODS SOLD                                                     --              --                              --

                                                             ------------    ------------    ------------    ------------
GROSS PROFIT                                                           --              --              --              --
                                                             ------------    ------------    ------------    ------------

OPERATING EXPENSES
    General and administrative                                    606,286              85         606,371

                                                             ------------    ------------    ------------    ------------
TOTAL OPERATING EXPENSES                                          606,286              85              --         606,371
                                                             ------------    ------------    ------------    ------------

LOSS FROM OPERATIONS                                             (606,286)            (85)             --        (606,371)
                                                             ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSE)
    Interest expense, net                                        (320,336)                                       (320,336)
    Amortization of discount on convertible notes
      payable                                                    (680,839)                                       (680,839)
    Financing costs                                               (67,483)                                        (67,483)

                                                             ------------    ------------    ------------    ------------
TOTAL OTHER INCOME (EXPENSE)                                   (1,068,658)             --              --      (1,068,658)
                                                             ------------    ------------    ------------    ------------

LOSS BEFORE PROVISION FOR INCOME TAXES AND
    DISCONTINUED OPERATIONS                                    (1,674,944)            (85)            --       (1,675,029)

PROVISION FOR INCOME TAXES                                             --              --                              --

                                                             ------------    ------------    ------------    ------------
NET LOSS FROM CONTINUING OPERATIONS                            (1,674,944)            (85)             --      (1,675,029)

DISCONTINUED OPERATIONS-
    Loss from operations of discontinued operations            (1,160,623)             --                      (1,160,623)

                                                             ------------    ------------    ------------    ------------
NET LOSS                                                     $ (2,835,567)   $        (85)   $         --    $ (2,835,652)
                                                             ============    ============    ============    ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED                $      (0.01)                                   $      (0.01)
                                                             ============                                    ============

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING - BASIC AND DILUTED                           349,584,927                                     349,584,927
                                                             ============                                    ============

See accompanying notes to pro forma combined financial statements

                          CORRIDOR COMMUNICATIONS CORP.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                                   (UNAUDITED)


                                                                                  EAGLE
                                                               REGISTRANT          WEST           ADJUSTMENTS        PRO FORMA
                                                             -------------     -------------     -------------     -------------
SALES                                                        $          --     $          --      $         --     $          --

COST OF GOODS SOLD                                                      --                --                                  --
                                                             -------------     -------------     -------------     -------------
GROSS PROFIT                                                            --                --                --                --
                                                             -------------     -------------     -------------     -------------

OPERATING EXPENSES
    General and administrative                                   1,236,674               575                           1,237,249
                                                             -------------     -------------     -------------     -------------
TOTAL OPERATING EXPENSES                                         1,236,674               575                --         1,237,249
                                                             -------------     -------------     -------------     -------------

LOSS FROM OPERATIONS                                            (1,236,674)             (575)               --        (1,237,249)
                                                             -------------     -------------     -------------     -------------

OTHER INCOME (EXPENSE)
    Interest expense, net                                         (492,594)                                             (492,594)
    Amortization of discount on convertible notes payable       (1,937,982)                                           (1,937,982)
    Financing costs                                             (1,238,540)                                           (1,238,540)
    Change in fair value of detachable warrants                   (299,831)                                             (299,831)
    Loss on restructuring of business                             (892,524)                                             (892,524)
    Other, net                                                      (1,036)                                               (1,036)
                                                             -------------     -------------     -------------     -------------
TOTAL OTHER INCOME (EXPENSE)                                    (4,862,507)               --                --        (4,862,507)
                                                             -------------     -------------     -------------     -------------

LOSS BEFORE PROVISION FOR INCOME TAXES AND
    DISCONTINUED OPERATIONS                                     (6,099,181)             (575)               --        (6,099,756)

PROVISION FOR INCOME TAXES                                              --                --                                  --
                                                             -------------     -------------     -------------     -------------
NET LOSS FROM CONTINUING OPERATIONS                             (6,099,181)             (575)               --        (6,099,756)

DISCONTINUED OPERATIONS-
    Loss from operations of discontinued operations             (3,338,808)               --                          (3,338,808)
                                                             -------------     -------------     -------------     -------------
NET LOSS                                                     $  (9,437,989)    $        (575)    $          --     $  (9,438,564)
                                                             =============     =============     =============     =============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED                $       (0.08)                                        $       (0.08)
                                                             =============                                         =============

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING - BASIC AND DILUTED                            118,340,630                                           118,340,630
                                                             =============                                         =============

See accompanying notes to pro forma combined financial statements

                          CORRIDOR COMMUNICATIONS CORP.
                 NOTES TO PRO FORM COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

On August 25, 2004, Corridor Communications Corp., a Delaware corporation (the "Company"), closed an Asset Purchase Agreement (the "Agreement") with Eagle West Communications, Inc. ("Eagle West"), a Nevada company, whereby the Company acquired all of the assets of Eagle West for a purchase price of $1,700,000. Eagle West acquired the assets from Eagle West, LLC, a Kansas limited liability company ("Eagle LLC"), which had filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Arizona on February 18, 2003. On May 12, 2004, the Bankruptcy Court granted Eagle LLC the authority to proceed with the sale of its assets to Eagle West. The Company did not assume any liabilities of Eagle West. Eagle West, Eagle LLC and their respective affiliates are unrelated parties to the Company and its affiliates, and the purchase price was determined by arms-length negotiations. The accompanying pro forma combined balance sheet presents the accounts of Corridor and Eagle West as if the acquisition of the assets of Eagle West by Corridor occurred on June 30, 2004. The accompanying pro forma combined statements of operations present the accounts of Corridor and Eagle West for the six months ended June 30, 2004 and the year ended December 31, 2003 as if the acquisition occurred on January 1, 2003.

The following adjustments would be required if the acquisition occurred as indicated above:

a. To record the sale of 1,457 shares of the Company's Convertible Preferred Stock. The net proceeds to the Company were $1,741,000 after paying $309,000 in offering costs and commissions and repaying $500,000 in short term promissory notes.

b. To record the purchase price of $1,700,000 to acquire the assets of Eagle
West.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                             $   850.85
Accounting fees and expenses                      10,000.00*
Legal fees and expenses                           35,000.00*
Miscellaneous                                      5,000.00
                                                 ----------
                                    TOTAL        $50,850.85*
                                                 ==========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      The following sets forth information regarding all sales of our unregistered securities during the past three years.

      In October 2001, we issued and sold to an unaffiliated qualified corporate investor 555,555 shares of our common stock for a total of $200,000 in cash in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933.

      In December 2001, we issued and sold to an unaffiliated accredited investor a 12% two-year secured convertible debenture in the principal amount of $500,000 convertible at the holder's option at any time into shares of our common stock at the lesser of 70% of the average of the lowest three trading prices of our common stock during the 20 trading day period ending one trading day prior to the date of conversion or $0.385 per share, investment options for the purchase up to $500,000 of our common stock at the same conversion price of the debenture, and warrants exercisable for up to 1,000,000 shares of our common stock, subject to antidilution adjustment, at an exercise price, as amended, of $0.05 per share, subject to antidilution adjustment. The investment option was subsequently terminated. In connection therewith, as a finders fee, we issued to Bristol Capital, L.L.C. and Alexander Dunham Capital Group, Inc. 10% of the cash proceeds from the debentures issuance and warrants to purchase up to a total of 100,000 shares of our common stock, subject to antidilution adjustment, at an exercise price, as amended, of $0.05 per share, subject to antidilution adjustment. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

      On January 14, 2002, we issued a convertible note in the principal amount of $3,547,916 to Michael A. Liccardo, our president, chief executive officer and chairman of the board of directors, in exchange for the cancellation of certain loans (including all accrued interest thereon) that Mr. Liccardo had made to us to meet current operating expenses in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933. The note bears interest at 10% per annum and matures on January 14, 2003. At any time, Mr. Liccardo may elect to convert the note into a number of shares of our common stock determined by dividing the outstanding principal and interest on the note by $0.35. The $0.35 conversion price is subject to adjustment to a lower conversion price through January 14, 2003, and is also subject to customary adjustment in the event of stock splits, dividends, recapitalizations and the like.

      In February 2002, we issued and sold to three unaffiliated qualified investors a total of 225,000 units, each unit consisting of ten shares of our common stock, subject to adjustment, and a warrant to purchase three shares of our common stock at an exercise price of $0.90 per share, subject to adjustment, for a total of $1,800,000 in cash in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933. In connection therewith, as a finders fee, we paid $105,000 to Sol Financial, Inc. In June 2002, we amended, among other things, the terms of the reset option and warrants which were included in 187,500 units that were sold to Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership in February 2002. The amendment to the reset option provides that, among other things, the number of shares comprising each unit was automatically increased by 11 shares and, at any time but only one time for each unit, until June 18, 2005, at the option of each purchaser, the number of shares comprising each unit may be increased by the difference between (A) $8.00 divided by 70% of the average of the lowest three intraday trading prices for our common stock during the 20 trading day period ending one trading day prior to the date of exercise of such option, less (B)
21. The amendment to each warrant reduced the exercise price to approximately $0.13, subject to adjustment. In addition, in May 2003, Stonestreet has also agreed not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures.

      In February 2002, we issued to an unaffiliated corporate service provider 10,000 shares of our common stock for certain services to be rendered to us over a three month period in reliance upon an exemption from registration pursuant to
Section 4(2) of the Securities Act of 1933.

      In February 2002, we issued and sold to an unaffiliated qualified corporate investor 275,890 shares of our common stock at $1.00 per share in exchange for the cancellation of certain loans (including all accrued interest thereon) that the investor had made to us in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933.

      In May 2002, we issued to an unaffiliated corporate service provider 250,000 shares of our common stock for public relations and corporate communications services to be rendered to us over a four month period in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

      In June 2002, we issued and sold to two unaffiliated accredited investors two 12% two-year convertible notes in the aggregate principal amount of $450,000 convertible at each holder's option at any time into shares of our common stock at the lesser of 70% of the average of the lowest three trading prices of our common stock during the 20 trading day period ending one trading day prior to the date of conversion or $0.385 per share, and warrants exercisable for up to 135,000 shares of our common stock at an exercise price of approximately $0.13 per share, subject to adjustment. In connection therewith, as a finders fee, we paid to Bristol Capital, L.L.C. $6,750 and Sol Financial, Inc. $45,000. In May 2003, Stonestreet agreed to not convert its secured convertible debenture for a price per share of less than $.05 and to not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

      In June 2002, in connection with the convertible note financing transaction, we issued to two qualified corporate investors 2,062,500 shares of our common stock pursuant to the exercise of the reset option included in the units issued to these investors in February 2002 in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

      In June 2002, Mr. Liccardo converted $2,050,000 in principal of this convertible note and, in connection therewith, received 26,623,377 shares of common stock. In December 2002, Mr. Liccardo converted $500,000 in principle of his convertible note and in connection therewith received 12,500,000 shares of common stock. In March 2003, Mr. Liccardo converted $112,000 in principle of this convertible note and in connection therewith received 14,000,000 shares of common stock. Mr. Liccardo may, subject to restrictions, elect to convert the outstanding principal of $1,000,763 of the convertible note and accrued interest thereon into a number of shares of our common stock determined by dividing the outstanding principal and interest on the note the lower of (i) $0.35 or (ii) 70% of the average of the lowest three intraday prices of our common stock during the 20 trading days immediately preceding the applicable conversion date. The fixed conversion price of $0.35 is subject to adjustment to a lower conversion price in the event of stock splits, dividends, recapitalizations and the like. Mr. Liccardo agreed to waive his right to convert the convertible note and have the appropriate number of shares reserved until the earlier of either
(i) the conversion, exercise or reset of each of the instruments issued pursuant to the various financing arrangements; (ii) the repayment in full of the obligations due under the existing financing arrangements; or (iii) obtaining of the stockholder approval to increase our authorized number of common stock and has filed such Certificate of Amendment amending the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware. All the above securities issued pursuant to Section 4(2) of the Securities Act of 1933 were offered and sold solely to "accredited" investors in reliance on the exemption provided by Section 4(2) thereunder and an appropriate legend was placed on the common stock and will be placed on shares issuable on conversion of each convertible note unless registered under the Securities Act of 1933 prior to issuance.

      In May 2003, in connection with an additional investment made by Alpha Capital Aktiengesellschaft in our company, we agreed to modify Alpha's Unit Subscription Agreement dated February 2002, as amended. In consideration for the cancellation of the reset option, we issued a secured convertible debenture in the amount $910,120. This debenture bears interest at 12%, matures two years from the date of issuance, and is convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.385 or (ii) 70% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with three accredited investors on May 9, 2003 for the sale of (i) $1,000,000 in convertible debentures and (ii) warrants to buy 5,000,000 shares of our common stock. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. This prospectus does not relate to the resale of the common stock underlying these convertible debentures and warrants. In connection therewith, as a finders fee, we issued to Alexander Dunham Capital Group, Inc. warrants to purchase up to a total of 500,000 shares of our common stock, subject to antidilution adjustment, at an exercise price of $0.05 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

      In September 2003, we entered into a Securities Purchase Agreement with one accredited investor for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 1,250,000 shares of our common stock. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. In connection with the issuance of the convertible debentures in September 2003, we issued to the debenture holder warrants to purchase 1,250,000 shares of our common stock, subject to antidilution adjustment. These warrants have an exercise price of $0.05 per share. These warrants can be exercised any time through and including September 17, 2010.

      In October 2003, we entered into an agreement with two investors whereby we agreed to pay the investors, in connection with a senior security interest in the amount of $531,397.29, in shares of common stock at a price per share equal to the lessor of $.05 and sixty-five percent (65%) of the average of the lowest three intraday trading prices during the thirty trading day preceding payment.

      In November 2003, we entered into a financing agreement with accredited investors, pursuant to which we issued and sold 12% two-year secured convertible debentures in the principal amount of $1,100,000 and 5,500,000 warrants to purchase shares of our common stock, subject to antidilution adjustment.

      In July 2004, we entered into a financing agreement with SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership, pursuant to which we issued and sold an aggregate of 1,457 shares of Series A Preferred Stock and common stock purchase warrants. The shares of Series A Convertible Preferred Stock are convertible into shares of common stock at the price of $.02 per share; provided, however, under certain circumstances amounting to a breach of our obligations under the agreements with the investors, the conversion price is the lesser of $0.02 or 80% of the average of the three lowest intraday trading prices during the 20 trading days immediately prior to the conversion date. The warrants are exercisable at $.02 per share. This prospectus relates to the resale of the common stock underlying the Series A Convertible Preferred Stock and the related warrants held by SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership.

      In August 2004, we entered into a financing arrangement with Bristol Investment Fund, Ltd. whereby we borrowed $300,000, which must be repaid within three months. In connection therewith, we issued 45,000,000 shares of common stock exercisable at $.0035 to Bristol Investment Fund, Ltd. This prospectus relates to the resale of the common stock underlying these warrants.

      All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

ITEM 27. EXHIBITS.


      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Corridor Communications Corp., a Delaware corporation.


Exhibit Number      Identification of Exhibit
--------------      -------------------------

2.1** Agreement and Plan of Merger dated as of September 11, 2000 by and among the Issuer, Optivision, Inc., and ASI Acquisition, Inc.

2.2** Amendment to Agreement and Plan of Merger dated as of January 11, 2001 by and among the Issuer, Optivision, Inc., and ASI Acquisition, Inc.

3.1*                Certificate of Incorporation of Issuer dated as of July 29,
                    1998

3.2** Certificate of Amendment of Certificate of Incorporation of the Issuer dated as of August 24, 2000

3.3** Certificate of Amendment of Certificate of Incorporation of the Issuer dated as of September 13, 2000

3.4******           Certificate of Amendment of Certificate of Incorporation of
                    the Registrant dated as of June 21, 2002

3.5*                Bylaws of the Issuer dated as of August 4, 1998

3.6** Amended and Restated Bylaws of the Issuer dated as of October 2, 2000

3.7 Amendment No. 1 to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (previously filed as Exhibit 3.1 to Form 8-K Current Report filed with the Securities and Exchange Commission on July 30, 2004)

4.1*** Form of Secured Convertible Debenture issued pursuant to the Securities Purchase Agreement dated as of December 28, 2001 between the Issuer and Bristol Investment Fund, Ltd.

4.2*** Form of Warrant issued pursuant to the Securities Purchase Agreement dated as of December 28, 2001 between the Issuer and Bristol Investment Fund, Ltd.

4.3**** Form of Warrant issued pursuant to each Unit Subscription Agreement between the Issuer and each qualified investor

4.4******           Form of Convertible Note issued dated as of June 18, 2002
                    between the Registrant and each of Alpha Capital
                    Aktiengesellschaft and Stonestreet Limited Partnership

4.5******           Form of Warrant issued pursuant to each Amended Unit
                    Subscription Agreement dated as of June 18, 2002 between the Registrant and each of Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership

4.6******           Form of Warrant issued pursuant to each Convertible Note
                    dated as of June 18, 2002 between the Registrant and each of Alpha Capital Aktiengesellschaft and Stonestreet Limited
                    Partnership

4.7********         Convertible Note in the amount of $1,000,783 issued to
                    Michael Liccardo (filed herewith)

4.8********         Amendment No. 1 to the Common Stock Purchase Warrant issued to Alexander Dunham Securities Inc. (filed herewith)

4.9********         Amendment No. 1 to the Common Stock Purchase Warrant issued to Bristol Capital LLC (filed herewith)

4.10********        Amendment No. 1 to the Common Stock Purchase Warrant issued to Bristol Investment Fund, Ltd. (filed herewith)

4.11********        Securities Purchase Agreement dated May 9, 2003 by and
                    between the Company and three accredited investors (filed herewith)

4.12********        Form of Secured Convertible Debenture issued pursuant to the
                    Securities Purchase Agreement dated May 9, 2003 (filed herewith)

4.13********        Form of Common Stock Purchase Warrant issued pursuant to the
                    Securities Purchase Agreement dated May 9, 2003 (filed herewith)

4.14********        Registration Rights Agreement issued pursuant to the
                    Securities Purchase Agreement dated May 9, 2003 (filed herewith)

4.15********        Pledge and Security Agreement issued pursuant to the
                    Securities Purchase Agreement dated May 9, 2003 (filed herewith)

4.16********        Modification Agreement entered between the Company and Alpha
                    Capital Aktiengesellschaft dated May 9, 2003 (field herewith)

4.17********        Secured Convertible Debenture in the amount of $910,120
                    issued to Alpha Capital Aktiengesellschaft (filed herewith)

4.18********        Pledge and Security Agreement issued pursuant to the
                    Modification Agreement dated May 9, 2003 (filed herewith)

4.19*********       Securities Purchase Agreement dated September 17, 2003 by
                    and between the Company and three accredited investors

4.20*********       Form of Secured Convertible Debenture issued pursuant to the
                    Securities Purchase Agreement dated September 17, 2003

4.21*********       Form of Common Stock Purchase Warrant issued pursuant to the
                    Securities Purchase Agreement dated September 17, 2003
                    (filed herewith)

4.22*********       Registration Rights Agreement issued pursuant to the
                    Securities Purchase Agreement dated September 17, 2003

4.23*********       Pledge and Security Agreement issued pursuant to the
                    Securities Purchase Agreement dated September 17, 2003

4.24*********       Restated Inter-creditor Agreement dated September 17, 2003

4.25*********       Agreement dated October 2, 2003 entered between the Company and Bristol Investment Fund, Ltd. and Alpha Capital
                    Aktiengesellschaft

4.26**********      Securities Purchase Agreement dated November 17, 2003 by and between the Company and four accredited investors (filed herewith)

4.27**********      Form of Secured Convertible Debenture issued pursuant to the
                    Securities Purchase Agreement dated November 17, 2003 (filed herewith)

4.28**********      Form of Common Stock Purchase Warrant issued pursuant to the
                    Securities Purchase Agreement dated September 17, 2003
                    (filed herewith)

4.29**********      Registration Rights Agreement issued pursuant to the
                    Securities Purchase Agreement dated November 17, 2003 (filed herewith)

4.30**********      Pledge and Security Agreement issued pursuant to the
                    Securities Purchase Agreement dated November 17, 2003 (filed herewith)

4.31**********      Second Restated Inter-creditor Agreement dated November 17,
                    2003 (filed herewith)

4.32**********      Consulting Agreement entered with MarketByte, LLC dated May
                    2003

4.33**********      Amended Consulting Agreement entered with MarketByte, LLC
                    dated November 2003

4.34 Securities Purchase Agreement dated July 9, 2004 by and among the Company and the Investors (previously filed as Exhibit 4.1 to Form 8-K Current Report filed with the Securities and Exchange Commission on July 30, 2004)

4.35 Form of Warrant issued in connection with July 2004 Series A Convertible Preferred Stock financing (previously filed as
                    Exhibit 4.2 to Form 8-K Current Report filed with the Securities and Exchange Commission on July 30, 2004)

4.36 Registration Rights Agreement dated July 9, 2004 by and among the Company and the Investors (previously filed as Exhibit 4.3 to Form 8-K Current Report filed with the Securities and Exchange Commission on July 30, 2004)


5.1 Opinion of Sichenzia Ross Friedman Ference LLP (previously filed)


10.1*****           + Amended 1997 Stock Plan

10.2*****           + Amended 2000 Stock Plan

10.3******          + 2002 Stock Plan

10.4*****           Lease Agreement dated as of August 8, 1995 between
                    Optivision, Inc. and Alta California Associates

10.5*****           + Employment Agreement dated as of April 18, 2001 between
                    the Issuer and Michael A. Liccardo

10.6*****           + Employment Agreement dated as of April 18, 2001 between
                    the Issuer and Lawrence L. Bartlett

10.7*****           + Employment Agreement dated as of April 18, 2001 between
                    the Issuer and Richard A. Falcone

10.8*** Securities Purchase Agreement dated as of December 28, 2001 between the Issuer and Bristol Investment Fund, Ltd.

10.9*** Registration Rights Agreement dated as of December 28, 2001 between the Issuer and Bristol Investment Fund, Ltd.

10.10*** Security Agreement dated as of December 28, 2001 between the Issuer and Bristol Investment Fund, Ltd.

10.11****           Form of Unit Subscription Agreement between the Issuer and each qualified investor

10.12******         Form of Amended Unit Subscription Agreement dated as of June
                    18, 2002 between the Issuer and each of Alpha Capital
                    Aktiengesellschaft and Stonestreet Limited Partnership

10.13 Asset Purchase Agreement dated May 6, 2004 (previously filed as Exhibit 10.1 to Form 8-K Current Report filed with the Securities and Exchange Commission on May 12, 2004)

10.14 Asset Purchase Agreement dated June 30, 2004 entered between the Company and Ashcreek Wireless (previously filed as Exhibit 10.1 to Form 8-K Current Report filed with the Securities and Exchange Commission on July 16, 2004)

10.15 Asset Purchase Agreement dated June 30, 2004 entered between the Company and Quik Internet of the Valley, Inc. (previously filed as Exhibit 10.2 to Form 8-K Current Report filed with the Securities and Exchange Commission on July 16, 2004)

10.16 Asset Purchase Agreement dated August 16, 2004 entered between the Company and Eagle West Communications, Inc. (previously filed as Exhibit 10.1 to Form 8-K Current Report filed with the Securities and Exchange Commission on August 27, 2004)

16.1                Letter of Stonefield Josephson, Inc. (previously filed as
                    Exhibit 16.1 to Form 8-K Current Report filed with the Securities and Exchange Commission on July 27, 2004)

16.2                Letter of Stonefield Josephson, Inc. (previously filed as
                    Exhibit 16.1 to Form 8-K Current Report filed with the Securities and Exchange Commission on August 12, 2004)

21.1*********       List of Subsidiaries of the Issuer

23.1                Consent of Stonefield Josephson, Inc. (filed herewith).


23.2                Consent of HJ Associates & Consultants, LLP (filed herewith)


23.3                Consent of legal counsel (see Exhibit 5.1).

+ Management contract or compensatory plan or arrangement

* Filed as an exhibit to the registration statement on Form 10-SB filed with the Securities and Exchange Commission on February 22, 2000, File No. 0-29645

** Filed as an exhibit to the annual report on Form 10-KSB filed with the Securities and Exchange Commission on April 2, 2001

*** Filed as an exhibit to the report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2002

**** Filed as an exhibit to the report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2002

***** Filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 22, 2002

****** Filed as an exhibit to the report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2002

******* Filed as an exhibit to the annual Form 10-KSB filed with the Securities and Exchange Commission on May 19, 2003

******** Filed as an exhibit to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission on June 20, 2003

********* Filed as an exhibit to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission on October 8, 2003

********** Filed as an exhibit to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission on December 3, 2003

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Mesa, State of Arizona, on October 8, 2004.


                                       CORRIDOR COMMUNICATIONS CORP.

                                       By: /s/ J. Michael Heil
                                       -----------------------------------------
                                       J. Michael Heil,, Chief Executive
                                       Officer, Principal Executive Office,
                                       Principal Financial/Accounting Officer
                                       and Director

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                          TITLE                           DATE

/s/ J. Michael Heil          Chief Executive Officer,        October 8, 2004
-------------------------    Principal Executive Officer
    J. Michael Heil          Principal Accounting/Financial
                             and Director

/s/ Scott Mac Caughern       Director                        October 8, 2004
-------------------------
    Scott Mac Caughern

                             Director                        October 8, 2004
-------------------------
      Michael Liccardo